Filed Pursuant to Rule 424(b)(2)
Registration No. 333-223156

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated May 9, 2018

Prospectus Supplement to Prospectus dated April 6, 2018

$                     % Fixed-to-Floating Rate Senior Notes due 20

$                     % Fixed-to-Floating Rate Senior Notes due 20

$             Floating Rate Senior Notes due 20

Barclays PLC

We, Barclays PLC (the “Issuer” or “Barclays”), are issuing $             aggregate principal amount of        % Fixed-to-Floating Rate Senior Notes due 20        (the “20         fixed-to-floating rate notes”), $             aggregate principal amount of        % Fixed-to-Floating Rate Senior Notes due 20         (the “20         fixed-to-floating rate notes” and, together with the 20         fixed to-floating rate notes, the “fixed-to-floating rate notes”) and $             aggregate principal amount of Floating Rate Senior Notes due 20         (the “floating rate notes” and, together with the fixed-to-floating rate notes, the “notes”).

From (and including) the date of issuance, interest will accrue on the 20         fixed-to-floating rate notes at a rate of        % per annum until (but excluding)                , 20    , (the “20         Fixed-to-Floating Rate Par Redemption Date”) and on the 20         fixed-to-floating rate notes at a rate of        % per annum until (but excluding)                , 20         (the “20         Fixed-to-Floating Rate Par Redemption Date” and, with the 20         Fixed-to-Floating Rate Par Redemption Date, each a “Fixed-to-Floating Rate Par Redemption Date”). From (and including) the 20         Fixed-to-Floating Rate Par Redemption Date, interest will accrue on the 20         fixed-to-floating rate notes at a floating rate equal to the three-month U.S. dollar London Interbank Offered Rate (“LIBOR”), reset quarterly, plus        % per annum. From (and including) the 20         Fixed-to-Floating Rate Par Redemption Date, interest will accrue on the 20         fixed-to-floating rate notes at a floating rate equal to LIBOR, reset quarterly, plus        % per annum. From (and including) the date of issuance, interest will accrue on the floating rate notes at a floating rate equal to LIBOR, reset quarterly, plus        % per annum.

For the 20         fixed-to-floating rate notes, interest will be payable semi-annually in arrear on                 and                 in each year, commencing                , 2018, until (and including) the 20         Fixed-to-Floating Rate Par Redemption Date, and, thereafter, quarterly in arrear on                ,                ,                  and the 20         Fixed-to-Floating Rate Maturity Date (as defined below). For the 20        fixed-to-floating rate notes, interest will be payable semi-annually in arrear on                 and                 in each year, commencing                , 2018, until (and including) the 20         Fixed-to-Floating Rate Par Redemption Date, and, thereafter, quarterly in arrear on                ,                ,                  and the 20         Fixed-to-Floating Rate Maturity Date (as defined below). For the floating rate notes, interest will be payable quarterly in arrear on                ,                ,                  and                 in each year, commencing on                , 2018 and ending on the Floating Rate Maturity Date (as defined below).

The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of our winding-up or administration, the notes will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

We may, at our option, redeem (i) each series of the fixed-to-floating rate notes, in whole or in part, pursuant to the Make-Whole Redemption (as defined below) at any time on or after                , 2018 (six months following the Issue Date (as defined below) of the fixed-to-floating rate notes) until (but excluding) the applicable Fixed-to-Floating Rate Par Redemption Date and/or (ii) each series of the fixed-to-floating rate notes and/or floating rate notes, in whole of such series but not in part, pursuant to the relevant Par Redemption (as defined below), on the applicable Fixed-to-Floating Rate Par Redemption Date for the fixed-to-floating rate notes and on                , 20                (the “Floating Rate Par Redemption Date”) for the floating rate notes (each of such dates falling one year prior to the relevant Maturity Date (as defined below)), at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the respective redemption date, on the terms and subject to the provisions set forth in this prospectus supplement under “Description of Senior Notes—Optional Redemption.” We may also, at our option, at any time, redeem each series of notes, in whole but not in part of the series, at an amount equal to

100% of the principal amount of the notes being redeemed together with accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the applicable redemption date, upon the occurrence of certain events related to taxation on the terms described in this prospectus supplement under “Description of Senior Notes—Tax Redemption.” We may also, at our option, at any time, redeem each series of the notes, in whole but not in part of the series, at an amount equal to 100% of the principal amount of the notes being redeemed together with accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the redemption date, upon the occurrence of certain regulatory events relating to certain minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments on the terms described in this prospectus supplement under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption.” Any redemption or repurchase of the notes is subject to the provisions described in this prospectus supplement under “Description of Senior Notes—Condition to Redemption” and “Description of Senior Notes—Conditions to Repurchase.”

Upon the occurrence of certain regulatory events relating to certain minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments, we may, at our option, substitute the events of default applicable to the notes of one or more series with more limited enforcement events and remedies as described in this prospectus supplement under “Description of Senior Notes—Enforcement Events and Remedies Following an Events of Default Substitution.”

We will apply to list the notes on the New York Stock Exchange (“NYSE”) under the symbols “                ” for the 20         fixed-to-floating rate notes, “                ” for the 20         fixed-to-floating rate notes and “                ” for the floating rate notes.

MiFID II product governance / Professional investors and ECPs only target market – Solely for the purposes of each manufacturer’s product approval process pursuant to the requirements of Article 9(8) of the Product Governance Rules regarding the mutual responsibilities of manufacturers under the Product Governance Rules, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “Distributor”) should take into consideration the manufacturers’ target market assessment; however, a Distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels. For the purposes of these provisions, the expression “MiFID II” means Directive 2014/65/EU, as amended and the expression “Product Governance Rules” means the MiFID Product Governance rules under EU Delegated Directive 2017/593.

IMPORTANT – PRIIPs REGULATION / PROHIBITION OF SALES TO EEA RETAIL INVESTORS. The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the notes, by acquiring the notes, each holder and beneficial owner of the notes acknowledges, accepts, agrees to be bound by, and consents to, the exercise of any U.K. Bail-in Power (as defined in the accompanying prospectus) by the Relevant U.K. Resolution Authority (as defined in the accompanying prospectus) that may result in: (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the notes; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder or beneficial owner of the notes of such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the notes, or amendment of the amount of interest due on the notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the notes solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. For more information, see the section entitled “Description of Debt Securities—Agreement with Respect to Exercise of U.K. Bail-in Power” in the accompanying prospectus.

By its acquisition of the notes, each holder and beneficial owner of the notes, to the extent permitted by the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), also waives any and all claims against the Trustee (as defined herein) for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the notes. For more information, see the section entitled “Description of Debt Securities—Agreement with Respect to Exercise of U.K. Bail-in Power” in the accompanying prospectus.

By its acquisition of the notes, each holder and beneficial owner of the notes acknowledges, accepts, agrees to be bound by, and consents to, the substitution of the events of default applicable to the notes with more limited enforcement events and remedies upon the occurrence of certain regulatory events relating to certain minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments, at our option, without the need for us to obtain any consent from such noteholder. For more information, see the sections entitled “Description of Senior Notes—Events of Default Substitution” and “—Enforcement Events and Remedies Following an Events of Default Substitution” in this prospectus supplement.

Investing in the notes involves risks. We encourage you to read and carefully consider this document in its entirety, in particular the risk factors beginning on page S-13 of this prospectus supplement and risk factors in “Risk Review—Material existing and emerging risks” on pages 79-84 of our Annual Report on Form 20-F for the year ended December 31, 2017, which is incorporated by reference herein, and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of the factors you should carefully consider before deciding to invest in the notes.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the notes or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of Barclays PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public(1)		Underwriting Compensation		Proceeds, before expenses, to Barclays PLC
Per 20 fixed-to-floating rate note		%		%		%
Total	$		$		$
Per 20 fixed-to-floating rate note		%		%		%
Total	$		$		$
Per floating rate note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from and including , 2018.

The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company (“DTC”), on or about                , 2018. Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, including Clearstream Banking S.A. (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV (“Euroclear”).

Global Coordinator

Barclays

Prospectus Supplement dated                , 2018

PROSPECTUS SUPPLEMENT

FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the Group (as defined below). We caution readers that no forward-looking statement is a guarantee of future performance and that actual results or other financial condition or performance measures could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “projected,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements or guidance regarding or relating to the Group’s future financial position, income growth, assets, impairment charges, provisions, business strategy, structural reform, capital, leverage and other regulatory ratios, payment of dividends (including dividend payout ratios and expected payment strategies), projected levels of growth in the banking and financial markets, projected costs or savings, any commitments and targets and the impact of any regulatory deconsolidation resulting from the sell down of the Group’s interest in Barclays Africa Group Limited, estimates of capital expenditures and plans and objectives for future operations, projected employee numbers, IFRS 9 impacts and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards (“IFRS”), including the implementation of IFRS 9, evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; United Kingdom (“U.K.”), United States, Africa, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market-related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of any entities within the Group or any securities issued by such entities; the potential for one or more countries exiting the Eurozone; the implications of the exercise by the U.K. of Article 50 of the Treaty of Lisbon and the disruption that may result in the U.K. and globally from the withdrawal of the U.K. from the European Union; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Group’s control. As a result, the Group’s actual future results, dividend payments and capital and leverage ratios may differ materially from the plans, goals, expectations and guidance set forth in the Group’s forward-looking statements. The list above is not exhaustive and there are other factors that may cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein. You are also advised to read carefully the risk factors set out in the section entitled “Risk Factors” in this prospectus supplement and in our filings with the U.S. Securities Exchange Commission (the “SEC”), including in our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed with the SEC on February 22, 2018 (the “2017 Form 20-F”), which are available on the SEC’s website at http://www.sec.gov for a discussion of certain factors that should be considered when deciding what action to take in relation to the notes.

Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the PRA (as defined below), the Financial Conduct Authority (the “FCA”), the London Stock Exchange plc (the “LSE”) or applicable law, Barclays expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this prospectus supplement or in the documents incorporated by reference herein to reflect any change in Barclays’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that Barclays has made or may make in documents it has published or may publish via the Regulatory News Service of the LSE and/or has filed or may file with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-223156) we have filed with the SEC under the Securities Act. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the notes. Statements in this prospectus supplement concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Incorporation of Certain Documents by Reference” on page 2 of the accompanying prospectus. In particular, we refer you to the 2017 Form 20-F for a discussion of our audited results of operations and financial condition as of, and for the year ended, December 31, 2017 and our Current Reports on Form 6-K filed on March 29, 2018 (Film No. 18722225), April 20, 2018 (Film No. 18765638) and April 26, 2018 (Film No. 18777099), which are incorporated by reference into this prospectus supplement.

In addition to the documents listed in the accompanying prospectus and the documents incorporated by reference since the date of the accompanying prospectus, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above or in the accompanying prospectus which we have incorporated in this prospectus supplement by reference. You should direct your requests to Barclays Treasury, Barclays PLC, 1 Churchill Place, London E14 5HP, United Kingdom (telephone: 011-44-20-7116-1000).

CERTAIN DEFINITIONS

For purposes of this prospectus supplement:

•	“we,” “us,” “our,” “Barclays” and the “Issuer” refer to Barclays PLC (or any successor entity), unless the context requires otherwise;

•	“Barclays Bank” refers to Barclays Bank PLC (or any successor entity);

•	“UK Ring-fenced Bank” refers to Barclays Bank UK PLC (or any successor entity);

•	“Group” refers to Barclays PLC (or any successor entity) and its consolidated subsidiaries;

•	“The Depository Trust Company” or “DTC” shall include any successor clearing system;

•	“PRA” means the Prudential Regulation Authority of the United Kingdom or such other governmental authority in the United Kingdom (or if Barclays PLC becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of Barclays PLC;

•	“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy and/or minimum requirement for own funds and eligible liabilities and/or loss absorbing capacity for credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which we may be organized or domiciled) and applicable to the Group including, as at the date hereof, CRD IV and related technical standards;

•	“CRD IV” means the legislative package consisting of Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as the same may be amended or replaced from time to time and the CRD IV Regulation;

•	“CRD IV Regulation” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of June 26, 2013, as the same may be amended or replaced from time to time; and

•	“US$,” “$” and “U.S. dollars” refers to the lawful currency for the time being of the United States.

SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole. Words and expressions defined in “Description of Senior Notes” below shall have the same meanings in this summary.

General

The Issuer	Barclays PLC

The Group is a transatlantic consumer and wholesale bank with global reach offering products and services across personal, corporate and investment banking, credit cards and wealth management, with a strong presence in the Group’s two home markets of the U.K. and the U.S. The Group is focused on two core divisions—Barclays UK and Barclays International.

Both Barclays UK and Barclays International have historically operated within the legal entity Barclays Bank PLC. However, on April 1, 2018, the Barclays UK division formally separated into a new legal entity—Barclays Bank UK PLC, which is the UK Ring-fenced Bank. The UK Ring-fenced Bank offers everyday products and services to retail and consumer customers and small to medium sized enterprises based in the U.K. Products and services designed for the Group’s larger corporate, wholesale and international banking clients will continue to be offered by Barclays International from within Barclays Bank PLC. The UK Ring-fenced Bank will operate alongside, but have the ability to take decisions independently from, Barclays Bank PLC as part of the Group under the Issuer.

The Issuer is the ultimate holding company of the Group.

The Securities We Are Offering	We are offering $ aggregate principal amount of % Fixed-to-Floating Rate Senior Notes due 20 , $ aggregate principal amount of % Fixed-to-Floating Rate Senior Notes due 20 and $ aggregate principal amount of Floating Rate Senior Notes due 20 .

Issue Date	, 2018 (the “Issue Date”).

Maturity Date	We will repay the 20 fixed-to-floating rate notes at 100% of their principal amount plus accrued interest on (the “20 Fixed-to-Floating Rate Maturity Date”), the 20 fixed-to-floating rate notes at 100% of their principal amount plus accrued interest on (the “20 Fixed-to-Floating Rate Maturity Date”) and the floating rate notes at 100% of their principal amount plus accrued interest on (the “Floating Rate Maturity Date”, and each of the 20 Fixed-to-Floating Rate Maturity Date, the 20 Fixed-to-Floating Rate Maturity Date and the Floating Rate Maturity Date, a “Maturity Date”).

Terms Specific to the 20 Fixed-to-Floating Rate Notes:

20 Fixed Interest Rate	From (and including) the Issue Date to (but excluding) the 20 Fixed-to-Floating Rate Par Redemption Date (the “20 Fixed Rate Period”), the 20 fixed-to-floating rate notes will bear interest at a rate of % per annum.

20 Fixed-to-Floating Floating Interest Rate	From (and including) the 20 Fixed-to-Floating Rate Par Redemption Date to (but excluding) the 20 Fixed-to-Floating Rate Maturity Date (the “20 Floating Rate Period”), the 20 fixed-to-floating rate notes will bear interest at the applicable 20 Fixed-to-Floating Floating Interest Rate. The 20 Fixed-to-Floating Floating Interest Rate for any 20 Fixed-to-Floating Rate Interest Period will be equal to LIBOR, as determined on the applicable 20 Fixed-to-Floating Rate Interest Determination Date, plus % per annum. The 20 Fixed-to-Floating Floating Interest Rate will be reset quarterly on each 20 Fixed-to-Floating Rate Interest Reset Date.

20 Fixed Rate Interest Payment Dates	During the 20 Fixed Rate Period, interest on the 20 fixed-to-floating rate notes will accrue at the 20 Fixed Interest Rate and will be payable semi-annually in arrear on and in each year, from (and including) , 2018 up to (and including) the 20 Fixed-to-Floating Rate Par Redemption Date; provided that if any 20 Fixed Rate Interest Payment Date would fall on a day that is not a Business Day (as defined below), the 20 Fixed Rate Interest Payment Date will be postponed to the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled 20 Fixed Rate Interest Payment Date.

20 Fixed-to-Floating Floating Rate Interest Payment Dates	During the 20 Floating Rate Period, interest on the 20 fixed-to-floating rate notes will accrue at the applicable 20 Fixed-to-Floating Floating Interest Rate and will be payable quarterly in arrear on , , and the 20 Fixed-to-Floating Rate Maturity Date; provided that if any scheduled 20 Fixed-to-Floating Floating Rate Interest Payment Date, other than the 20 Fixed-to-Floating Rate Maturity Date, would fall on a day that is not a Business Day, the 20 Fixed-to-Floating Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the 20 Fixed-to-Floating Floating Rate Interest Payment Date will be the immediately preceding Business Day.

20 Fixed-to-Floating Rate Interest Reset Dates	The 20 Fixed-to-Floating Rate Par Redemption Date, , and . If any 20 Fixed-to-Floating Rate Interest Reset Date would fall on a day that is not a Business Day, the 20 Fixed-to-Floating Rate Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the 20 Fixed-to-Floating Rate Interest Reset Date will be the immediately preceding Business Day.

20 Fixed-to-Floating Rate Interest Periods	The period beginning on, and including, a 20 Fixed-to-Floating Floating Rate Interest Payment Date and ending on, but not including, the next succeeding 20 Fixed-to-Floating Floating Rate Interest Payment Date.

20 Fixed-to-Floating Rate Interest Determination Dates	The 20 Fixed-to-Floating Rate Interest Determination Date for each 20 Fixed-to-Floating Rate Interest Period will be on the second London Banking Day (defined below) preceding the applicable 20 Fixed-to-Floating Rate Interest Reset Date.

20 Fixed-to-Floating Rate Day Count	30/360, Following, Unadjusted (during the 20 Fixed Rate Period) Actual/360, Modified Following, Adjusted (during the 20 Floating Rate Period)

Terms Specific to the 20 Fixed-to-Floating Rate Notes:

20 Fixed Interest Rate	From (and including) the Issue Date to (but excluding) the 20 Fixed-to-Floating Rate Par Redemption Date (the “20 Fixed Rate Period”), the 20 fixed-to-floating rate notes will bear interest at a rate of % per annum.

20 Fixed-to-Floating Floating Interest Rate	From (and including) the 20 Fixed-to-Floating Rate Par Redemption Date to (but excluding) the 20 Fixed-to-Floating Rate Maturity Date (the “20 Floating Rate Period”), the 20 fixed-to-floating rate notes will bear interest at the applicable 20 Fixed-to-Floating Floating Interest Rate. The 20 Fixed-to-Floating Floating Interest Rate for any 20 Fixed-to-Floating Rate Interest Period will be equal to LIBOR, as determined on the applicable 20 Fixed-to-Floating Rate Interest Determination Date, plus % per annum. The 20 Fixed-to-Floating Floating Interest Rate will be reset quarterly on each 20 Fixed-to-Floating Rate Interest Reset Date.

20 Fixed Rate Interest Payment Dates	During the 20 Fixed Rate Period, interest on the 20 fixed-to-floating rate notes will accrue at the 20 Fixed Interest Rate and will be payable semi-annually in arrear on and in each year, from (and including) , 2018 up to (and including) the 20 Fixed-to-Floating Rate Par Redemption Date; provided that if any 20 Fixed Rate Interest Payment Date would fall on a day that is not a Business Day (as defined below), the 20 Fixed Rate Interest Payment Date will be postponed to the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled 20 Fixed Rate Interest Payment Date.

20 Fixed-to-Floating Floating Rate Interest Payment Dates	During the 20 Floating Rate Period, interest on the 20 fixed-to-floating rate notes will accrue at the applicable 20 Fixed-to-Floating Floating Interest Rate and will be payable quarterly in arrear on , , and the 20 Fixed-to-Floating Rate Maturity Date (the “20 Fixed-to-Floating Floating Rate Interest Payment Dates”); provided that if any scheduled 20 Fixed-to-Floating Floating Rate Interest Payment Date, other than the 20 Fixed-to-Floating Rate Maturity Date, would fall on a day that is not a Business Day, the

20 Fixed-to-Floating Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the 20 Fixed-to-Floating Floating Rate Interest Payment Date will be the immediately preceding Business Day.

20 Fixed-to-Floating Rate Interest Reset Dates	The 20 Fixed-to-Floating Rate Par Redemption Date, , and . If any 20 Fixed-to-Floating Rate Interest Reset Date would fall on a day that is not a Business Day, the 20 Fixed-to-Floating Rate Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the 20 Fixed-to-Floating Rate Interest Reset Date will be the immediately preceding Business Day.

20 Fixed-to-Floating Rate Interest Periods	The period beginning on, and including, a 20 Fixed-to-Floating Floating Rate Interest Payment Date and ending on, but not including, the next succeeding 20 Fixed-to-Floating Floating Rate Interest Payment Date.

20 Fixed-to-Floating Rate Interest Determination Dates	The 20 Fixed-to-Floating Rate Interest Determination Date (together with the 20 Fixed-to-Floating Rate Interest Determination Dates, a “Fixed-to-Floating Rate Interest Determination Date”) for each 20 Fixed-to-Floating Rate Interest Period will be on the second London Banking Day (defined below) preceding the applicable 20 Fixed-to-Floating Rate Interest Reset Date.

20 Fixed-to-Floating Rate Day Count	30/360, Following, Unadjusted (during the 20 Fixed Rate Period) Actual/360, Modified Following, Adjusted (during the 20 Floating Rate Period)

Terms Specific to the Floating Rate Notes:

Floating Interest Rate	The Floating Interest Rate for the first Floating Rate Interest Period will be equal to LIBOR, as determined on , plus % per annum. Thereafter, the Floating Interest Rate for any Floating Rate Interest Period will be equal to LIBOR, as determined on the applicable Floating Rate Interest Determination Date, plus % per annum. The Floating Interest Rate will be reset quarterly on each Floating Rate Interest Reset Date.

Floating Rate Interest Payment Dates	Every , , and in each year, commencing on , 2018 and ending on the Floating Rate Maturity Date; provided that if any scheduled Floating Rate Interest Payment Date), other than the Floating Rate Maturity Date, would fall on a day that is not a Business Day, the Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Rate Interest Payment Date will be the immediately preceding Business Day.

Floating Rate Interest Reset Dates	Every , , and in each year, commencing on , 2018; provided that the Floating Interest Rate in effect from (and including) , 2018 to (but excluding) the first Floating Rate Interest Reset Date will be the initial Floating Interest Rate. If any Floating Rate Interest Reset Date would fall on a day that is not a Business Day, the Floating Rate Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Rate Interest Reset Date will be the immediately preceding Business Day.

Floating Rate Interest Periods	The period beginning on, and including, a Floating Rate Interest Payment Date and ending on, but not including, the next succeeding Floating Rate Interest Payment Date; provided that the first Floating Rate Interest Period will begin on and include , 2018 and will end on, but not include , 2018.

Floating Rate Interest Determination Dates	The Floating Rate Interest Determination Date (together with the Fixed-to-Floating Rate Interest Determination Dates, an “Interest Determination Date”) for the first Floating Rate Interest Period will be the second London Banking Day (as defined below) preceding the Issue Date and the Floating Rate Interest Determination Date for each succeeding Floating Rate Interest Period will be on the second London Banking Day preceding the applicable Floating Rate Interest Reset Date.

Floating Rate Day Count	Actual/360, Modified Following, Adjusted

The following terms apply to each of the fixed-to-floating rate notes series and the floating rate note series on a series by series basis:

Floating Rate of Interest	Each of the 20 Fixed-to-Floating Floating Interest Rate, the 20 Fixed-to-Floating Floating Interest Rate and the Floating Interest Rate.

Interest Payment Dates	Each of the 20 Fixed Rate Interest Payment Dates, the 20 Fixed Rate Interest Payment Dates, the 20 Fixed-to-Floating Floating Rate Interest Payment Dates, the 20 Fixed-to-Floating Floating Rate Interest Payment Dates and the Floating Rate Interest Payment Dates.

Regular Record Dates	The close of business on the Business Day immediately preceding each Interest Payment Date (or, if the notes are held in definitive form, the 15th Business Day preceding each applicable Interest Payment Date).

London Banking Day	Any day on which dealings in U.S. dollars are transacted in the London interbank market.

Calculation Agent	The Bank of New York Mellon, London Branch, or its successor appointed by the Issuer.

Calculation of LIBOR	LIBOR will be determined by the Calculation Agent in accordance with the provisions set forth below under “Description of Senior Notes—Calculation of LIBOR.”

Replacement for LIBOR	If the Issuer determines that LIBOR has ceased to be published on Reuters Page LIBOR01 or any successor or replacement page (the “Relevant Screen Page”) as a result of such benchmark ceasing to be calculated or administered when any Floating Rate of Interest (or the relevant component part thereof) remains to be determined by LIBOR, then the provisions set forth below under “Description of Senior Notes—Replacement for LIBOR” shall apply to the notes.

Payment at Maturity or upon Redemption	If the Maturity Date or date of redemption or repayment is not a Business Day, the payment of interest and principal and/or any amount payable upon redemption or repayment of the notes will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date or date of redemption or repayment. If the notes are redeemed, unless we default on payment of the redemption price, interest will cease to accrue on the redemption date on the notes called for redemption.

Ranking

The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of our winding-up or administration, the notes will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

In addition, see “Risk Factors—The Issuer is a holding company, which means that its right to participate in the assets of any of its subsidiaries (including those of Barclays Bank, the group service company or any other subsidiary) upon the liquidation of such subsidiaries, and the extent to which the Issuer suffers losses if it or any of its subsidiaries are subject to bank resolution proceedings, may depend, amongst other things, upon the degree to which the Issuer’s loans to, and investments in, such subsidiaries are subordinated.”

No Set-off	The notes are subject to the waiver of set-off provisions set forth in the accompanying prospectus under “Description of Debt Securities—No Set-off.”

Optional Redemption

We may, at our option, redeem (i) each series of the fixed-to-floating rate notes, in whole or in part, pursuant to the Make-Whole Redemption (as defined below) at any time on or after                , 2018 (six months following the Issue Date of the fixed-to-floating rate notes and, if any additional fixed-to-floating rate notes of either series are issued after the Issue Date, except for the period of six months beginning on the issue date for any additional fixed-to-floating rate notes of either series) until (but excluding) the applicable Fixed-to-Floating Rate Par Redemption Date and/or (ii) each series of the fixed-to-floating rate notes and/or floating rate notes then outstanding, in whole but not in part, with respect to each series on the applicable Fixed-to-Floating Rate Par Redemption Date for the fixed-to-floating rate notes to be redeemed and                , 20        , for the floating rate notes, pursuant to the Par Redemption (as defined below).

The definition and the terms of the Make-Whole Redemption and the Par Redemption are set forth below under “Description of Senior Notes—Optional Redemption.”

Any redemption of notes pursuant to the Make-Whole Redemption and/or the Par Redemption will also be subject to the provisions described under “Description of Senior Notes—Notice of Redemption” and “Description of Senior Notes—Condition to Redemption” below.

Tax Redemption

We may also, at our option, at any time, redeem each series of the notes, in whole but not in part of such series, if (A) we are required to issue definitive certificated notes in the events described under the section entitled “Description of Certain Provisions relating to Debt Securities and Contingent Convertible Securities—Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus and, as a result, we are or would be required to pay Debt Security Additional Amounts (as defined in the accompanying prospectus) with respect to the notes of such series; or (B) we determine that a Tax Event (as defined below) occurred with respect to such series, on the terms and subject to the conditions set forth below under “Description of Senior Notes—Tax Redemption.”

Any redemption of notes pursuant to the provisions described herein under “—Tax Redemption” will also be subject to the provisions described under “Description of Senior Notes—Notice of Redemption” and “Description of Senior Notes—Condition to Redemption” below.

Loss Absorption Disqualification Event Redemption

If a Loss Absorption Regulations Event occurs on or after the Issue Date that does, or would be likely to (in the opinion of the Issuer, the PRA or any other relevant national or European authority), result in a Loss Absorption Disqualification Event with respect to a series, we may, at our option, at any time, redeem the notes of such series, in whole but not in part, at an amount equal to 100% of the principal amount of the notes being redeemed together with accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the date fixed for redemption, provided that such Loss Absorption Disqualification Event cannot be avoided by the Issuer exercising its option to cause an Events of Default Substitution (as defined below), in accordance with the provisions described under “—Events of Default Substitution” below.

“Loss Absorption Disqualification Event” means the whole or any part of the outstanding aggregate principal amount of the notes at any time being excluded from or ceasing to count towards the Issuer’s and/or the Group’s own funds and eligible liabilities and/or loss absorbing capacity, in each case for the purposes of, and in accordance with, the relevant Capital Regulations, provided that a Loss Absorption Disqualification Event shall not occur if such whole or part of the outstanding principal amount of the notes is excluded from, or ceases to count towards, such own funds and eligible liabilities and/or loss absorbing capacity due to the remaining maturity of the notes being less than the period prescribed by the relevant Capital Regulations.

“Loss Absorption Regulations Event” means that (i) any Capital Regulations become effective with respect to the Issuer and/or the Group or (ii) there is an amendment to, or change in, any Capital Regulations, or any change in the official application of any Capital Regulations, which becomes effective with respect to the Issuer and/or the Group.

Any redemption of notes upon the occurrence of a Loss Absorption Disqualification Event will also be subject to the provisions described under “Description of Senior Notes—Notice of Redemption” and “Description of Senior Notes—Condition to Redemption” below.

Agreement with Respect to the Exercise of the U.K. Bail-in Power	Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the notes, by acquiring the notes, each holder and beneficial owner of the notes acknowledges, accepts, agrees to be bound by, and consents to, the exercise of any U.K. Bail-in Power (as defined in the accompanying prospectus) by the Relevant U.K. Resolution Authority (as defined in the accompanying prospectus) that may result in: (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the notes; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder or beneficial owner of the notes of such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the notes, or amendment of the amount of interest due on the notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the notes solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. For more information, see the section entitled “Description of Debt Securities—Agreement with Respect to Exercise of U.K. Bail-in Power” in the accompanying prospectus.

No Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-In Power	No repayment of the principal amount of the notes or payment of interest on the notes shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

Events of Default Substitution	If the inclusion of any of the Senior Events of Default (as defined in the accompanying prospectus) in the terms of the notes does, or would be likely to (in the opinion of the Issuer, the PRA or any other relevant national or European authority), result in a Loss Absorption Disqualification Event following a Loss Absorption Regulations Event that occurs on or after the Issue Date, then we may, at our option, without the need for us to obtain any consent from any holder of the notes, determine that the terms of the notes described under “Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Senior Events of Default” in the accompanying prospectus shall cease to apply to the notes and shall be replaced in their entirety by the enforcement events and remedies described under “Description of Senior Notes—Enforcement Events and Remedies Following an Events of Default Substitution” in this prospectus supplement (such replacement, an “Events of Default Substitution”).

Any Events of Default Substitution will also be subject to the provisions described under “Description of Senior Notes—Notice of Events of Default Substitution” and “Description of Senior Notes—Events of Default Substitution Certificate” below.

Business Day	Any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or in the City of New York, United States.

Book-Entry Issuance, Settlement and Clearance

We will issue the notes in fully registered form in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the notes through DTC and its direct and indirect participants, including Euroclear and Clearstream Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books.

We will not issue definitive certificated notes except in limited circumstances that we explain under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus, provided that we shall not have the option described in the accompanying prospectus to determine in our sole discretion that the global securities representing the notes should be exchanged for definitive notes in registered form.

Settlement of the notes will occur through DTC in same day funds. For information on DTC’s book-entry system, see “Clearance and Settlement—The Clearing Systems—DTC” in the accompanying prospectus.

Conflicts of Interest	Barclays Capital Inc. is an affiliate of the Issuer and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121 (or any successor rule thereto (“Rule 5121”)). Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Barclays Capital Inc. is not permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

CUSIP	20 Fixed-to-floating rate notes: 20 Fixed-to-floating rate notes: Floating rate notes:

ISIN	20 Fixed-to-floating rate notes: 20 Fixed-to-floating rate notes: Floating rate notes:

Common Code	20 Fixed-to-floating rate notes: 20 Fixed-to-floating rate notes: Floating rate notes:

Listing and Trading	We will apply to list the notes on the NYSE under the symbols “ ” for the 20 fixed-to-floating rate notes, “ ” for the 20 fixed-to-floating rate notes and “ ” for the floating rate notes.

Trustee and Paying Agent	The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom, will act as the trustee and initial paying agent for the notes.

Timing and Delivery	We currently expect delivery of the notes to occur on , 2018.

Further Issues	We may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, Maturity Date, redemption terms and other terms as the notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the notes of the same series offered by this prospectus supplement, will constitute a single series of such securities under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Use of Proceeds	We intend to use the proceeds of the offering for general corporate purposes of the Issuer and its subsidiaries and/or the Group and to strengthen further the capital base of the Issuer and its subsidiaries and/or the Group.

Governing Law	The Indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York, except that, as specified in the Indenture, the provisions relating to waiver of set-off in the Indenture will be governed by and construed in accordance with English law.

Risk Factors	Investing in the notes offered under this prospectus supplement involves risk. For a discussion of certain risks that should be considered in connection with an investment in the notes, see “Risk Factors” beginning on page S-13 of this prospectus supplement and “Risk Review—Material existing and emerging risks” on pages 79–84 of the 2017 Form 20-F.

RISK FACTORS

You should carefully consider the risks described below and all of the information contained and incorporated by reference in this document before you decide whether to acquire the notes.

Acquiring the notes offered under this prospectus supplement involves significant risks. You should reach your own investment decision only after consultation with your own financial, legal and tax advisers (as you deem appropriate) about risks associated with an investment in the notes and the suitability of investing in the notes in light of the particular characteristics and terms of the notes and of your particular financial circumstances. As part of making an investment decision, you should make sure you thoroughly understand the notes’ terms, such as the agreement by you to be bound by the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. You should also carefully consider the risk factors and the other information contained in this prospectus supplement and our 2017 Form 20-F and the other information included and incorporated by reference in this prospectus supplement or the accompanying prospectus before deciding to invest in the notes and you should evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect an investment in the notes and your ability to bear the loss of all or a portion of your investment. If any of the risks described herein (including the risks described in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus) materializes, our business, financial condition and results of operations could suffer, the notes could be subject to the U.K. Bail-in Power, and the trading price and liquidity of the notes could decline, in which case you could lose some or all of the value of your investment.

We may redeem the notes at our option in certain situations.

We may, at our option, redeem (i) each series of the fixed-to-floating rate notes, in whole or in part, at any time on or after                , 2018 (six months following the Issue Date of the fixed-to-floating rate notes) until (but excluding) the applicable Fixed-to-Floating Rate Par Redemption Date and/or (ii) each series of the 20         fixed-to-floating rate notes, the 20         fixed-to-floating rate notes and/or floating rate notes in whole but not in part, on the applicable Fixed-to-Floating Rate Par Redemption Date, for the fixed-to-floating rate notes and                , 20         , for the floating rate notes (each of such dates falling one year prior to the relevant Maturity Date) on the terms described below under “Description of Senior Notes—Optional Redemption.” We may also, at our option, at any time, redeem the notes upon the occurrence of certain events related to taxation on the terms described below under “Description of Senior Notes—Tax Redemption.” We may also redeem the notes upon the occurrence of certain regulatory events relating to certain minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments on the terms described below under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption,” provided that the consequences of such regulatory events cannot be avoided by us exercising our option to cause an Events of Default Substitution, in accordance with the provisions described under “Description of Senior Notes—Events of Default Substitution.” If we redeem the notes, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield. In addition, any early redemption of the notes is subject to, among other things, receipt of the prior consent of the PRA and/or any other relevant national or European authority (in either case, if such consent is then required by the Capital Regulations, as further described below under “Description of Senior Notes—Description of Certain CRD IV Provisions Relating to Redemption and Repurchase of Notes” ), regardless of whether such redemption would be favorable or unfavorable to you. Furthermore, you will not have the right to require us to redeem the notes.

The Issuer is a holding company, which means that its right to participate in the assets of any of its subsidiaries (including those of Barclays Bank, the UK Ring-fenced Bank, the group service company or any other present or future subsidiary) upon the liquidation of such subsidiaries and the extent to which the Issuer suffers losses if it or any of its subsidiaries are subject to bank resolution proceedings, may depend, amongst other things, upon the degree to which the Issuer’s loans to, and investments in, such subsidiaries are subordinated.

The Issuer is a holding company that currently has no significant assets other than its loans to, and investments in, Group subsidiaries such as Barclays Bank, the UK Ring-fenced Bank, the group service company, the US intermediate holding company (being a subsidiary of Barclays Bank) and any other present or future subsidiary, which means that if any such subsidiary is liquidated, the Issuer’s right to participate in the assets of such subsidiary will depend upon the ranking of the Issuer’s claims against such subsidiary according to the ordinary hierarchy of claims in insolvency. So, for example, insofar as the Issuer is a holder of ordinary shares in a Group subsidiary, the Issuer’s recovery in the liquidation of such subsidiary will be subject to the prior claims of such subsidiary’s third party creditors and preference shareholders (if any). To the extent the Issuer holds other claims against any Group subsidiary that are recognized to rank pari passu with any third party creditors’ or preference shareholders’ claims, such claims of the Issuer should in liquidation be treated pari passu with those third party claims.

As well as the risk of losses in the event of a Group subsidiary’s insolvency, the Issuer may suffer losses if any of its loans to, or investments in, such subsidiary are subject to statutory write down and conversion powers or if the subsidiary is otherwise subject to resolution proceedings. See “Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the notes” below. The Issuer has in the past made, and may continue to make, loans to, and investments in, Barclays Bank and the UK Ring-fenced Bank, and it may in the future make loans to any other Group subsidiary, with the proceeds received from the Issuer’s issuance of debt instruments. Such loans to, and investments in, such subsidiary by the Issuer have, historically, had a legal ranking in the insolvency of such subsidiary that corresponds to the legal ranking of such debt instruments of the Issuer in the insolvency of the Issuer. However, the Issuer retains the discretion to manage the nature of its internal investment in subsidiaries according to its regulatory and business needs. Where securities issued by the Issuer have been structured so as to qualify as capital instruments under CRD IV, the terms of the corresponding on-loan to, or investment in, the relevant Group subsidiary may be structured to achieve equivalent regulatory capital treatment for such subsidiary. Accordingly, certain loans to, and investments made by the Issuer in such subsidiary, contain contractual mechanisms that, upon the occurrence of a trigger related to the prudential or financial condition of the Group or such subsidiary would automatically result in a write down or conversion into equity of such loans and investments.

The Issuer retains its absolute discretion to restructure such loans to, and any other investments in, any of its Group subsidiaries, including Barclays Bank and the UK Ring-fenced Bank, at any time and for any purpose including, without limitation, in order to provide different amounts or types of capital or funding to such subsidiary, as part of wider changes made to the Group’s corporate structure for the purposes of structural reform, or otherwise as part of meeting regulatory requirements, such as the implementation of the minimum requirement for own funds and eligible liabilities (“MREL”) or the total loss absorbing capacity (“TLAC”) in respect of the relevant subsidiaries. A restructuring of a loan or investment made by the Issuer in a Group subsidiary could include changes to any or all features of such loan or investment, including its legal or regulatory form, how it would rank in the event of resolution and/or insolvency proceedings in relation to the Group subsidiary, and the inclusion of a mechanism that provides for an automatic write down and/or conversion into equity upon specified triggers. Any restructuring of the Issuer’s loans to, and investments in, any of the Group subsidiaries may be implemented by the Issuer without prior notification to, or consent of, the holders of the notes. In October 2017, the Bank of England published a consultation on “internal MREL” and following that consultation a final statement of policy is expected to be published in the first half of 2018. Accordingly, during the course of 2018 the Issuer expects to restructure certain investments in subsidiaries to the extent required to achieve compliance with internal MREL requirements.

The regulatory capital treatment, and otherwise the ranking in the ordinary insolvency hierarchy, of the Issuer’s claims against a Group subsidiary will affect the extent to which the Issuer is exposed to losses if such subsidiary enters into resolution proceedings or is subject to mandatory write-down or conversion of its capital instruments. In particular, the Banking Act specifies that the resolution powers should be applied in a manner such that losses are transferred to shareholders and creditors in an order which reflects the hierarchy of issued instruments under CRD IV and which otherwise respects the hierarchy of claims in an ordinary insolvency, as described above. In general terms, the more junior in the capital structure the investments in, and loans made to, any Group subsidiary are, relative to third party investors, the greater the losses likely to be suffered by the Issuer in the event that any Group subsidiary enters into resolution proceedings or is subject to mandatory write-down or conversion of its capital instruments.

As a result of the structural subordination of notes issued by the Issuer described above, if any Group subsidiary were to be wound up, liquidated or dissolved, (i) the holders of the notes would have no right to proceed against the assets of such subsidiary, and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of the creditors (and holders of preference shares or other tier 1 capital instruments ranking ahead of any such entity’s ordinary shares) of such subsidiary (such creditors and holders of preference shares may include the Issuer) ranking ahead of the holders of ordinary shares of such subsidiary. Similarly, if any of the Group subsidiaries were subject to resolution proceedings (i) the holders of the notes would have no direct recourse against such subsidiary, and (ii) holders of the notes themselves may also be exposed to losses pursuant to the exercise by the relevant resolution authority of the stabilization powers—see “Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the notes” below.

There is no restriction on the amount or type of further securities or indebtedness that we or our subsidiaries may issue, incur or guarantee.

Subject to complying with applicable regulatory requirements in respect of the Group’s leverage and capital ratios, there is no restriction on the amount or type of further securities or indebtedness that we or our subsidiaries may issue, incur or guarantee, as the case may be, that rank senior to, or pari passu with, the notes. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the notes on our liquidation or winding-up and may limit our ability to meet our obligations under the notes. In addition, the notes do not contain any restriction on Barclays issuing securities that may have preferential rights to the notes or securities with similar or different provisions to those described herein.

Regulatory action in the event of a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the notes.

The majority of the requirements of the European Union directive 2014/59/EU of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms of May 15, 2014, as amended (the “BRRD”) (including the bail-in tool) were implemented in the U.K. by way of amendments to the Banking Act. For more information on the bail-in tool, see “The Relevant U.K. Resolution Authority may exercise the bail-in tool in respect of the Issuer and the notes, which may result in holders of the notes losing some or all of their investment” and “—Under the terms of the notes, you have agreed to be bound by the exercise of any U.K. Bail-in tool by the Relevant U.K. Resolution Authority.” below.

On November 23, 2016, the European Commission published, among other proposals, proposals to amend the BRRD. The majority of these proposals are in draft form and are still subject to the EU legislative process and national implementation. Therefore, it is unclear what the effect of such proposals may be on the Group, the Issuer or the notes. See “Changes in law may adversely affect the rights of holders of the notes.”

The Banking Act confers substantial powers on a number of U.K. authorities designed to enable them to take a range of actions in relation to U.K. banks or investment firms and certain of their affiliates (currently including the Issuer) in the event a bank or investment firm in the same group is considered to be failing or likely to fail. The exercise of any of these actions in relation to the Issuer could materially adversely affect the value of the notes.

Under the Banking Act, substantial powers are granted to the Bank of England (or, in certain circumstances, HM Treasury), in consultation with the PRA, the FCA and HM Treasury, as appropriate as part of a special resolution regime (the “SRR”). These powers enable the Relevant U.K. Resolution Authority to implement resolution measures with respect to a U.K. bank or investment firm and certain of its affiliates (currently including the Issuer) (each a “relevant entity”) in circumstances in which the Relevant U.K. Resolution Authority is satisfied that the resolution conditions are met. Such conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000, as amended (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B of the FSMA) or, in the case of a U.K. banking group company that is an EEA or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of such entity.

The SRR consists of five stabilization options: (a) private sector transfer of all or part of the business or shares of the relevant entity, (b) transfer of all or part of the business of the relevant entity to a “bridge bank” established by the Bank of England, (c) transfer to an asset management vehicle wholly or partly owned by HM Treasury or the Bank of England, (d) the bail-in tool (as described below) and (e) temporary public ownership (nationalization).

The Banking Act also provides for two new insolvency and administration procedures for relevant entities. Certain ancillary powers include the power to modify contractual arrangements in certain circumstances (which could include a variation of the terms of the notes), powers to impose temporary suspension of payments, powers to suspend enforcement or termination rights that might be invoked as a result of the exercise of the resolution powers and powers for the Relevant U.K. Resolution Authority to disapply or modify laws in the U.K. (with possible retrospective effect) to enable the powers under the Banking Act to be used effectively.

Holders of the notes should assume that, in a resolution situation, financial public support will only be available to a relevant entity as a last resort after the Relevant U.K. Resolution Authority has assessed and used, to the maximum extent practicable, the resolution tools, including the bail-in tool (as described below).

The exercise of any resolution power or any suggestion of any such exercise could materially adversely affect the value of any notes and could lead to holders of the notes losing some or all of the value of their investment in the notes.

The SRR is designed to be triggered prior to insolvency of the Issuer, and holders of the notes may not be able to anticipate the exercise of any resolution power (including the U.K. Bail-in tool) by the Relevant U.K. Resolution Authority.

The stabilization options are intended to be used prior to the point at which any insolvency proceedings with respect to the relevant entity could have been initiated. The purpose of the stabilization options is to address the situation where all or part of a business of a relevant entity has encountered, or is likely to encounter, financial difficulties, giving rise to wider public interest concerns.

Although the Banking Act provides specific conditions to the exercise of any resolution powers and, furthermore, the European Banking Authority’s guidelines published in May 2015 set out the objective elements for the resolution authorities to apply in determining whether an institution is failing or likely to fail, it is uncertain how the Relevant U.K. Resolution Authority would assess such conditions in any particular pre-insolvency scenario affecting the Issuer and/or other members of the Group and in deciding whether to exercise a resolution power. The Relevant U.K. Resolution Authority is also not required to provide any advance notice to holders of the notes of its decision to exercise any resolution power. Therefore, holders of the notes may not be able to anticipate a potential exercise of any such powers nor the potential effect of any exercise of such powers on the Issuer, the Group and the notes.

Holders of the notes may have only very limited rights to challenge the exercise of any resolution powers (including the U.K. Bail-in tool) by the Relevant U.K. Resolution Authority.

Holders of the notes may have only very limited rights to challenge and/or seek a suspension of any decision of the Relevant U.K. Resolution Authority to exercise its resolution powers (including the U.K. Bail-in tool) or to have that decision reviewed by a judicial or administrative process or otherwise.

The Relevant U.K. Resolution Authority may exercise the bail-in tool in respect of the Issuer and the notes, which may result in holders of the notes losing some or all of their investment.

Where the relevant statutory conditions for use of the bail-in tool have been met, the Relevant U.K. Resolution Authority would be expected to exercise these powers without the consent of the holders. Subject to certain exemptions set out in the BRRD (including secured liabilities, bank deposits guaranteed under an EU member state’s deposit guarantee scheme, liabilities arising by virtue of the holding of client money, liabilities to other non-group banks or investment firms that have an original maturity of fewer than seven days and certain other exceptions), it is intended that all liabilities of institutions and/or their EEA parent holding companies should potentially be within scope of the bail-in tool. Accordingly, any such exercise of the bail-in tool in respect of the Issuer and the notes may result in the cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the notes and/or the conversion of the notes into shares or other notes or other obligations of the Issuer or another person, or any other modification or variation to the terms of the notes.

The Banking Act specifies the order in which the bail-in tool should be applied, reflecting the hierarchy of capital instruments under CRD IV and otherwise respecting the hierarchy of claims in an ordinary insolvency. In addition, the bail-in tool contains an express safeguard (known as “no creditor worse off”) with the aim that shareholders and creditors do not receive a less favourable treatment than they would have received in ordinary insolvency proceedings of the relevant entity. Among other proposals, the amendments to BRRD and the CRD IV Regulation proposed by the European Commission on November 23, 2016 have amended the creditor hierarchy in respect of certain unsecured debt instruments, although such amendments remain subject to national implementation. The other amendments to BRRD and CRD IV, such as the amendments in relation to MREL, are still in draft form and subject to the EU legislative process, therefore it is unclear what the effect of such amendments may be on the Group, the Issuer or the notes.

The exercise of the bail-in tool in respect of the Issuer and the notes or any suggestion of any such exercise could materially adversely affect the rights of the holders of the notes, the price or value of their investment in the notes and/or the ability of the Issuer to satisfy its obligations under the notes and could lead to holders of the notes losing some or all of the value of their investment in such notes. In addition, even in circumstances where a claim for compensation is established under the “no creditor worse off” safeguard in accordance with a valuation performed after the resolution action has been taken, it is unlikely that such compensation would be equivalent to the full losses incurred by the holders of the notes in the resolution and there can be no assurance that holders would recover such compensation promptly.

Under the terms of the notes, you have agreed to be bound by the exercise of any U.K. Bail-in tool by the Relevant U.K. Resolution Authority.

Notwithstanding any other agreements, arrangements, or understandings between us and any holder of the notes, by acquiring the notes, each holder of the notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in tool by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder of the notes of such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the notes, or amendment of the amount of interest due on the notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in tool may be exercised by means of a variation of the terms of the notes solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in tool. Each holder of the notes further acknowledges and agrees that the rights of the holders of the notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in tool by the Relevant U.K. Resolution Authority.

Accordingly, any U.K. Bail-in tool may be exercised in such a manner as to result in you and other holders of the notes losing all or a part of the value of your investment in the notes or receiving a different security from the notes, which may be worth significantly less than the notes and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the Relevant U.K. Resolution Authority may exercise the U.K. Bail-in tool without providing any advance notice to, or requiring the consent of, the holders of the notes. In addition, under the terms of the notes, the exercise of the U.K. Bail-in tool by the Relevant U.K. Resolution Authority with respect to the notes is not a Senior Event of Default (as defined in the accompanying prospectus) or, following an Events of Default Substitution (as defined herein), a Senior Enforcement Event (as defined herein). For more information, see “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the accompanying prospectus. See also “—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the notes.”

Under the terms of the notes, you have agreed to be bound by the substitution of the events of default applicable to the notes with more limited enforcement events and remedies at our option following certain loss absorption regulations events.

By its acquisition of the notes, each holder and beneficial owner of the notes acknowledges, accepts, agrees to be bound by, and consents to, the substitution of the events of default applicable to the notes with more limited enforcement events and remedies on the occurrence of Events of Default Substitution (as defined herein), at our option, without the need for us to obtain any consent from such noteholder. For more information, see the sections entitled “Description of Senior Notes—Events of Default Substitution” in this prospectus supplement.

Specifically, in the event of an Events of Default Substitution, the noteholders will lose the right to request that the trustee declare the notes to be due and repayable immediately at their outstanding principal amount together with accrued interest, if any, in the case of our failure to pay principal or interest on the notes within fourteen (14) days from the due date for payment or our breach of any covenant or warranty of the Indenture which has not been remedied, in each case as described in the section entitled “Senior Debt Securities—Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitations on Suits—Senior Events of Default” in the accompanying prospectus.

Following an Events of Default Substitution, payment of principal and accrued but unpaid interest on the notes shall be accelerated only in the event of a winding-up or administration involving us that constitutes a Senior Winding-up Event. There is no right of acceleration in the case of non-payment of principal or interest on the notes or of our failure to perform any of our obligations under or in respect of the notes.

Following an Events of Default Substitution, the sole remedy against us available for recovery of amounts owing in respect of any non-payment of any amount that has become due and payable under the notes is, subject to certain conditions and to the provisions set forth in “Description of Debt Securities—Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Dated Subordinated Enforcement

Events and Remedies—Trust Indenture Act Remedies” in the accompanying prospectus, for the Trustee to institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. In addition, the Trustee may institute such proceedings against us as it may deem fit to enforce any non-payment term, obligation or condition binding on us under the notes or the Indenture (referred to herein as Performance Obligations), provided that the Trustee (acting on behalf of the holders of the notes) and the holders of the notes may not enforce or otherwise claim, against the Issuer any judgment or other award given in such proceedings that requires the payment of money by the Issuer, whether by way of damages or otherwise (a “Monetary Judgment”), except by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer.

The remedies under the notes following an Events of Default Substitution are more limited than those described in the section entitled “Senior Debt Securities—Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitations on Suits—Senior Events of Default” in the accompanying prospectus which are applicable to the notes as of the Issue Date, and are more limited than those typically available to our other unsubordinated creditors.

For further detail regarding the limited remedies of the Trustee and the holders of the notes, see “Description of Debt Securities-Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Dated Subordinated Enforcement Events and Remedies” in the accompanying prospectus.

Other than in the circumstances when a Loss Absorption Disqualification Event can be avoided by the Issuer exercising its option to cause an Events of Default Substitution as described under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption” below, the Issuer’s ability under the terms of the notes to, at its option, exercise an Events of Default Substitution as described under “Description of Senior Notes—Events of Default Substitution” below does not affect the Issuer’s right to redeem the notes upon the occurrence of certain regulatory events relating to certain minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments on the terms described under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption” below.

Changes in law may adversely affect the rights of holders of the notes.

Changes in law after the date hereof may affect the rights of holders as well as the market value of the notes. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the notes, which may have an adverse effect on an investment in the notes.

In addition, any change in law or regulation that triggers a Tax Event or a Loss Absorption Disqualification Event would entitle us, at our option (subject to, amongst other things, receipt of the prior consent of the PRA and/or any other relevant national or European authority (in either case, if such consent is then required by the Capital Regulations)), to redeem the notes, in whole but not in part, as more particularly described below under “Description of Senior Notes—Tax Redemption” and “Description of Senior Notes—Loss Absorption Disqualification Event Redemption.” See also “—We may redeem the notes at our option in certain situations.”

Such legislative and regulatory uncertainty could also affect an investor’s ability to accurately value the notes and, therefore, affect the trading price of the notes given the extent and impact on the notes that one or more regulatory or legislative changes, including those described above, could have on the notes.

Furthermore, the financial services industry continues to be the focus of significant regulatory change and scrutiny which may adversely affect the Group’s business, financial performance, capital and risk management strategies—see pages 155-162 of the 2017 Form 20-F for more detail. Such regulatory changes, and the resulting actions taken to address such regulatory changes, may have an adverse impact on the Group’s, and therefore the Issuer’s, performance and financial condition. It is not yet possible to predict the details of such legislation or regulatory rulemaking or whether the ultimate consequences to the Group or the holders of the notes could be material to the rights of holders of the notes and/or the ability of the Issuer to satisfy its obligations under the notes. For example, on November 23, 2016, the European Commission presented a comprehensive package of reforms to further strengthen the resilience of EU banks. These proposals amend many of the existing provisions set forth in CRD IV and the BRRD and some of these proposals are now being submitted for consideration by the European Parliament and Council. The majority of these proposals are in draft form and are still subject to the EU legislative process and national implementation. These proposals are now being submitted for consideration by the European Parliament and Council. Until such time as the proposals are formally approved by the European

Parliament and Council, there can be no assurance as to whether, or when, the proposed amendments will be adopted and whether they will be adopted in the manner as currently proposed and therefore it is uncertain how they will affect the Issuer, the Group or the holders of the notes. Although these are only proposals, subject to change and to the other uncertainties referred to in the prior sentence, if adopted in their current form as of the date hereof (without any further amendment or clarification), such proposals could result in a Loss Absorption Disqualification Event which would entitle us to elect to effect an Event of Default Substitution, without the need for us to obtain any consent from any noteholder, as more particularly described in the sections entitled “Description of Senior Notes—Events of Default Substitution” and “Description of Senior Notes—Enforcement Events and Remedies Following an Events of Default Substitution” in this prospectus supplement.

Certain risks related to the floating interest rates being based on the London Interbank Offered Rate.

LIBOR is the subject of ongoing national and international regulatory discussions and proposals for reform. Some of these reforms are already effective whilst others are still to be implemented. The Benchmark Regulation was published in the Official Journal of the European Union on June 29, 2016 and has applied from January 1, 2018 (with the exception of provisions specified in Article 59 (mainly on critical benchmarks) that have applied since June 30, 2016). The Benchmark Regulation could have a material impact on your notes, in particular, if the methodology or other terms of LIBOR are changed in order to comply with the terms of the Benchmark Regulation, and such changes could (amongst other things) have the effect of reducing or increasing the rate or level, or affecting the volatility of the published rate or level, of LIBOR. In addition, the Benchmark Regulation stipulates that each administrator of a “benchmark” regulated thereunder must be licensed by the competent authority of the Member State where such administrator is located. There is a risk that administrators of certain “benchmarks” will fail to obtain a necessary licence, preventing them from continuing to provide such “benchmarks”. Other administrators may cease to administer certain “benchmarks” because of the additional costs of compliance with the Benchmark Regulation and other applicable regulations, and the risks associated therewith. There is also a risk that certain benchmarks may continue to be administered but may in time become obsolete. As an example of such benchmark reforms, on July 27, 2017, the UK Financial Conduct Authority announced that it will no longer persuade or compel banks to submit rates for the calculation of the LIBOR benchmark after 2021 (the “FCA Announcement”). The FCA Announcement indicates that the continuation of LIBOR on the current basis (or at all) cannot and will not be guaranteed after 2021 and that planning a transition to alternative reference rates that are based firmly on transactions, such as reformed SONIA (the Sterling Over Night Index Average), must begin.

Following the implementation of any such potential reforms, the manner of administration of benchmarks may change, with the result that they may perform differently than in the past, or the benchmarks could be eliminated entirely, or there could be other consequences that cannot be predicted. The elimination of the LIBOR benchmark, could require or result in an adjustment to the interest calculation provisions described below in “Description of Senior Notes,” or result in adverse consequences to holders of the notes. Furthermore, even prior to the implementation of any changes, uncertainty as to the nature of alternative reference rates may adversely affect LIBOR during the term of the notes, the return on the notes and the trading market for the notes. “Description of Senior Notes” describes certain fallback arrangements in the event that LIBOR (including any page on which such benchmark may be published (or any successor service)) becomes unavailable, including the possibility that the rate of interest could be set by reference to a successor rate or an alternative reference rate and that such successor rate or alternative reference rate may be adjusted (if required) in order to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as applicable) to investors arising out of the replacement of LIBOR. In certain circumstances the ultimate fallback of interest for a particular interest period may result in the Floating Rate of Interest for the last preceding interest period being used. This may result in the effective application of a fixed rate for the notes. In addition, due to the uncertainty concerning the availability of successor rates and alternative reference rates and the involvement of an independent adviser, the fallback provisions may not operate as intended at the relevant time.

Any such consequences could have a material adverse effect on the value of and return on the notes. Moreover, any of the above matters or any other significant change to the setting or existence of the relevant rate could affect the ability of the Issuer to meet its obligations under the notes or could have a material adverse effect on the value or liquidity of, and the amount payable under the notes. Investors should consider these matters when making their investment decision with respect to the notes.

There may not be any trading market for the notes.

Each series of notes are a new issue of securities and have no established trading market. Although application will be made to have the notes listed on the NYSE, there can be no assurance that an active trading market will develop for each respective series of notes. Even if an active trading market does develop, it may not be liquid and may not continue for the respective terms of the notes. The liquidity and the market prices for the notes can be expected to vary with changes in market and economic conditions, our financial condition and prospects and other factors that generally influence the market prices of securities. If the secondary market for the notes is limited, there may be few buyers for the notes and this may reduce the relevant market price of the notes.

A downgrade of the credit rating assigned by any credit rating agency to the Issuer or, if applicable, to the notes could adversely affect the liquidity or market value of the notes. Credit ratings downgrades could occur as a result of, among other causes, changes in the ratings methodologies used by credit rating agencies.

Upon issuance, the notes may be rated by credit rating agencies and may in the future be rated by additional credit rating agencies, although the Issuer is under no obligation to ensure that the notes are rated by any credit rating agency. Credit ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed in this “Risk Factors” section and other factors that may affect the liquidity or market value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the credit rating agency at any time.

Any rating assigned to the Issuer and/or, if applicable, the notes may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgment, circumstances relating to the basis of the rating so warrant. Ratings may be impacted by a number of factors which can change over time, including the credit rating agency’s assessment of: the issuer’s strategy and management’s capability; the issuer’s financial condition including in respect of capital, funding and liquidity; competitive and economic conditions in the issuer’s key markets; the level of political support for the industries in which the issuer operates; the implementation of structural reform; and legal and regulatory frameworks affecting the issuer’s legal structure, business activities and the rights of its creditors. The credit rating agencies may also revise the ratings methodologies applicable to issuers within a particular industry, or political or economic region. If credit rating agencies perceive there to be adverse changes in the factors affecting an issuer’s credit rating, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to an issuer and/or its securities. Revisions to ratings methodologies and actions on the Issuer’s ratings by the credit rating agencies may occur in the future.

If the Issuer determines to no longer maintain one or more ratings, or if any credit rating agency withdraws, suspends or downgrades the credit ratings of the Issuer or the notes, or if such a withdrawal, suspension or downgrade is anticipated (or any credit rating agency places the credit ratings of the Issuer or, if applicable, the notes on “credit watch” status in contemplation of a downgrade, suspension or withdrawal), whether as a result of the factors described above or otherwise, such event could adversely affect the liquidity or market value of the notes (whether or not the notes had an assigned rating prior to such event).

USE OF PROCEEDS

We intend to use the proceeds of the offering for general corporate purposes of the Issuer and its subsidiaries and/or the Group and to strengthen further the capital base of the Issuer and its subsidiaries and/or the Group.

DESCRIPTION OF SENIOR NOTES

The following description of the notes supplements the description of the notes in the accompanying prospectus. If this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will prevail with regard to the notes. Accordingly, to the extent that certain sections in the following description of the notes provide for different terms than in the applicable corresponding sections in the accompanying prospectus, then the sections in the following description shall supersede and replace in their entirety the applicable corresponding sections in the accompanying prospectus.

Each of the 20         fixed-to-floating rate notes, the 20         fixed-to-floating rate notes and the floating rate notes will constitute a series of Senior Debt Securities issued under the Senior Debt Securities Indenture between the Issuer and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”) dated January 17, 2018 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture to be entered into on or about                 , 2018, between the Issuer and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms of the notes include those stated in the Indenture and any supplements thereto, and those terms made part of the Indenture by reference to the Trust Indenture Act. Certain terms used in this prospectus supplement, unless otherwise defined herein, have the meaning given to them in the Indenture. We filed the Base Indenture as an exhibit to the Form 6-K filed on January 17, 2018.

References to “you” and “holder” in the subsections entitled “—Enforcement Events and Remedies Following an Events of Default Substitution—Limited remedies for breach of obligations (other than non-payment),” “—Enforcement Events and Remedies Following an Events of Default Substitution—No other remedies,” “—Agreement with Respect to Enforcement Events and Remedies Following an Events of Default Substitution” and “—Subsequent Holders’ Agreement”, include beneficial owners of the notes.

Description of the 20         Fixed-to-Floating Rate Notes

The 20         fixed-to-floating rate notes will be issued in an aggregate principal amount of $                , and unless previously redeemed and cancelled will mature on                . From (and including) the Issue Date to (but excluding) the 20         Fixed-to-Floating Rate Par Redemption Date (as defined below) (the “20         Fixed Rate Period”), the 20         fixed-to-floating rate notes will bear interest at a rate of         % per annum (the “20         Fixed Interest Rate”), payable semi-annually in arrear on                  and                  of each year (each, a “20         Fixed Rate Interest Payment Date”), commencing on                 , 20         and continuing until (and including)                 , 20         (the “20         Fixed-to-Floating Rate Par Redemption Date”). From (and including) the 20         Fixed-to-Floating Rate Par Redemption Date until (but excluding) the 20         Fixed-to-Floating Rate Maturity Date, the 20         fixed-to-floating rate notes will bear interest at a floating rate equal to LIBOR plus         % per annum (the “20         Fixed-to-Floating Floating Interest Rate”), payable quarterly in arrear on                 ,                 ,                  and the 20         Fixed-to-Floating Rate Maturity Date (each, a “20         Fixed-to-Floating Floating Rate Interest Payment Date”).

If any scheduled 20         Fixed Rate Interest Payment Date is not a Business Day, we will pay interest on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled 20         Fixed Rate Interest Payment Date. If any scheduled 20         Fixed-to-Floating Floating Rate Interest Payment Date, other than the 20         Fixed-to-Floating Rate Maturity Date, would fall on a day that is not a Business Day, the 20         Fixed-to-Floating Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the 20         Fixed-to-Floating Floating Rate Interest Payment Date will be the immediately preceding Business Day.

During the 20         Floating Rate Period, each interest period on the 20         fixed-to-floating rate notes will begin on (and include) a 20         Fixed-to-Floating Floating Rate Interest Payment Date and end on (but exclude) the following 20         Fixed-to-Floating Floating Rate Interest Payment Date (each, a “20         Fixed-to-Floating Rate Interest Period”). The interest determination date (the “20         Fixed-to-Floating Rate Interest Determination Date”) for each 20         Fixed-to-Floating Rate Interest Period will be on the second London Banking Day (defined below) preceding the applicable 20         Fixed-to-Floating Rate Interest Reset Date.

During the 20         Floating Rate Period, the rate of interest on the 20         fixed-to-floating rate notes will be reset quarterly on the 20         Fixed-to-Floating Rate Par Redemption Date,                 ,                  and                  (each, a “20         Fixed-to-Floating Rate Interest Reset Date”). If any 20         Fixed-to-Floating Rate Interest Reset Date would fall on a day that is not a Business Day, the 20         Fixed-to-Floating Rate Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the 20         Fixed-to-Floating Rate Interest Reset Date will be the immediately preceding Business Day.

Interest on the 20         fixed-to-floating rate notes will be computed on the basis of a 360 day year of twelve 30 day months during the 20         Fixed Rate Period and on the basis of the actual number of days in each 20         Fixed-to-Floating Rate Interest Period and a 360-day year during the Floating Rate Period.

Description of the 20         Fixed-to-Floating Rate Notes

The 20         fixed-to-floating rate notes will be issued in an aggregate principal amount of $        , and unless previously redeemed and cancelled will mature on                 . From (and including) the Issue Date to (but excluding) the 20         Fixed-to-Floating Rate Par Redemption Date (as defined below) (the “20         Fixed Rate Period”), the 20         fixed-to-floating rate notes will bear interest at a rate of         % per annum (the “20         Fixed Interest Rate”), payable semi-annually in arrear on                  and                 of each year (each, a “20         Fixed Rate Interest Payment Date” and, together with the 20         Fixed Rate Interest Payment Dates, a “Fixed Rate Interest Payment Date”), commencing on                 , 20         and continuing until (and including)                 , 20         (the “20         Fixed-to-Floating Rate Par Redemption Date”). From (and including) the 20    Fixed-to-Floating Rate Par Redemption Date until (but excluding) the 20         Fixed-to-Floating Rate Maturity Date, the 20         fixed-to-floating rate notes will bear interest at a floating rate equal to LIBOR plus         % per annum (the “20         Fixed-to-Floating Floating Interest Rate” and, together with the 20         Fixed-to-Floating Floating Interest Rate, a “Fixed-to-Floating Floating Interest Rate”), payable quarterly in arrear on                 ,                 ,                  and the 20         Fixed-to-Floating Rate Maturity Date (each, a “20         Fixed-to-Floating Floating Rate Interest Payment Date” and, together with the 20         Fixed-to-Floating Floating Rate Interest Payment Date, a “Fixed-to-Floating Floating Rate Interest Payment Date”).

If any scheduled 20         Fixed Rate Interest Payment Date is not a Business Day, we will pay interest on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled 20         Fixed Rate Interest Payment Date. If any scheduled 20         Fixed-to-Floating Floating Rate Interest Payment Date, other than the 20         Fixed-to-Floating Rate Maturity Date, would fall on a day that is not a Business Day, the 20         Fixed-to-Floating Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the 20         Fixed-to-Floating Floating Rate Interest Payment Date will be the immediately preceding Business Day.

During the 20         Floating Rate Period, each interest period on the 20         fixed-to-floating rate notes will begin on (and include) a 20         Fixed-to-Floating Floating Rate Interest Payment Date and end on (but exclude) the following 20         Fixed-to-Floating Floating Rate Interest Payment Date (each, a “20         Fixed-to-Floating Rate Interest Period” and, together with the 20         Fixed-to-Floating Rate Interest Period, a “Fixed-to-Floating Rate Interest Period”). The interest determination date (the “20         Fixed-to-Floating Rate Interest Determination Date” and, together with the 20         Fixed-to-Floating Rate Interest Determination Date, a “Fixed-to-Floating Rate Interest Determination Date”) for each 20         Fixed-to-Floating Rate Interest Period will be on the second London Banking Day (defined below) preceding the applicable 20         Fixed-to-Floating Rate Interest Reset Date.

During the 20         Floating Rate Period, the rate of interest on the 20         fixed-to-floating rate notes will be reset quarterly on the 20         Fixed-to-Floating Rate Par Redemption Date,                 ,                  and                  (each, a “20         Fixed-to-Floating Rate Interest Reset Date” and, together with the 20         Fixed-to-Floating Rate Interest Reset Date, a “Fixed-to-Floating Rate Interest Reset Date”). If any 20         Fixed-to-Floating Rate Interest Reset Date would fall on a day that is not a Business Day, the 20         Fixed-to-Floating Rate Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the 20         Fixed-to-Floating Rate Interest Reset Date will be the immediately preceding Business Day.

Interest on the 20         fixed-to-floating rate notes will be computed on the basis of a 360 day year of twelve 30 day months during the 20         Fixed Rate Period and on the basis of the actual number of days in each 20         Fixed-to-Floating Rate Interest Period and a 360-day year during the Floating Rate Period.

Description of the Floating Rate Notes

The floating rate notes will be issued in an aggregate principal amount of $        , and unless previously redeemed and cancelled will mature on                  and will bear interest at a floating rate equal to LIBOR plus         % per annum (the “Floating Interest Rate”), payable quarterly in arrear on                 ,                 ,                  and                  of each year (each, a “Floating Rate Interest Payment Date”), commencing on                 , 2018.

If any scheduled Floating Rate Interest Payment Date, other than the Floating Rate Maturity Date, would fall on a day that is not a Business Day, the Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Rate Interest Payment Date will be the immediately preceding Business Day.

Each interest period on the floating rate notes will begin on (and include) a Floating Rate Interest Payment Date and end on (but exclude) the following Floating Rate Interest Payment Date (each, a “Floating Rate Interest Period” and, together with the Fixed-to-Floating Rate Interest Periods, an “Interest Period”); provided that the first Floating Rate Interest Period will begin on and include                 , 2018 and will end on, but exclude,                 , 2018. The floating rate interest determination date (the “Floating Rate Interest Determination Date” and, together with the Fixed-to-Floating Rate Interest Determination Dates, an “Interest Determination Date”) for the first Floating Rate Interest Period will be the second London Banking Day preceding the Issue Date (which is                 , 2018) and the Floating Rate Interest Determination Date for each succeeding Floating Rate Interest Period will be on the second London Banking Day preceding the applicable Floating Rate Interest Reset Date.

The initial Floating Interest Rate on the floating rate notes will be equal to LIBOR, as determined on                 , 2018, plus         % per annum. Thereafter, the rate of interest on the floating rate notes will be reset quarterly on                 ,                 ,                  and                  in each year (each, a “Floating Rate Interest Reset Date” and, together with the Fixed-to-Floating Rate Interest Reset Dates, an “Interest Reset Date”), commencing on                , 2018; provided that the interest rate in effect from (and including)                 , 2018 to (but excluding) the first Floating Rate Interest Reset Date will be the initial Floating Interest Rate. If any Floating Rate Interest Reset Date would fall on a day that is not a Business Day, the Floating Rate Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Rate Interest Reset Date will be the immediately preceding Business Day.

Interest on the floating rate notes will be computed on the basis of the actual number of days in each Floating Rate Interest Period and a 360-day year.

Description Common to the Fixed-to-Floating Rate Notes and the Floating Rate Notes

The following shall apply to the terms of each series separately on a series by series basis.

“Floating Rate of Interest” means each of the 20         Fixed-to-Floating Floating Interest Rate, the 20         Fixed-to-Floating Floating Interest Rate and the Floating Interest Rate.

“Interest Payment Dates” means each of the 20         Fixed Rate Interest Payment Dates, the 20         Fixed Rate Interest Payment Dates, the 20         Fixed-to-Floating Floating Rate Interest Payment Dates, the 20         Fixed-to-Floating Floating Rate Interest Payment Dates and the Floating Rate Interest Payment Dates.

The regular record dates for the notes will be the close of business on the Business Day immediately preceding each Interest Payment Date (or, if the notes are held in definitive form, the 15th Business Day preceding each Interest Payment Date).

“London Banking Day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

The Calculation Agent for the notes is The Bank of New York Mellon, London Branch, or its successor appointed by the Issuer. The Calculation Agent will determine the Floating Rate of Interest for each Interest Period for the notes by reference to LIBOR on the applicable Interest Determination Date. Promptly upon such determination, the Calculation Agent will notify the Issuer and the Trustee (if the Calculation Agent is not the Trustee) of the new interest rate for notes. Upon the request of the holder of any note, the Calculation Agent will provide the Floating Rate of Interest then in effect and, if determined, the Floating Rate of Interest that will become effective on the next Interest Reset Date.

Calculation of LIBOR

LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

(1)	With respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related

Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (2) below.

(2)	With respect to an Interest Determination Date on which no rate appears on Reuters Page LIBOR01 (in circumstances other than those described under “—Replacement for LIBOR” below), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected and identified by the Issuer, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in The City of New York (which may include affiliates of the underwriters) selected and identified by the Issuer for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the Interest Determination Date will be equal to LIBOR in effect with respect to the immediately preceding Interest Determination Date.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

All percentages resulting from any calculation of any Floating Rate of Interest will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or ..09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

All calculations made by the Calculation Agent for the purposes of calculating interest on the notes shall be conclusive and binding on the holders of the notes, the Issuer and the Trustee, absent manifest error.

For any Interest Period, if LIBOR is negative, then it would reduce the Floating Rate of Interest payable for such interest period below the specified margin. Accordingly, holders may receive a Floating Rate of Interest that is lower than the specified margin. In any event, the Floating Rate of Interest will not be less than zero.

Replacement for LIBOR

If the Issuer determines that LIBOR has ceased to be published on Reuters Page LIBOR01 or any successor or replacement page (the “Relevant Screen Page”) as a result of such benchmark ceasing to be calculated or administered when any Floating Rate of Interest (or the relevant component part thereof) remains to be determined by LIBOR, then the following provisions shall apply to the applicable notes:

(i)	the Issuer shall use reasonable endeavours to appoint, as soon as reasonably practicable, an Independent Adviser to determine (acting in good faith and in a commercially reasonable manner), no later than five Business Days prior to the relevant Interest Determination Date relating to the next succeeding Interest Period (the “IA Determination Cut-off Date”), a Successor Rate (as defined below) or, alternatively, if there is no Successor Rate, an Alternative Reference Rate (as defined below) for purposes of determining the Floating Rate of Interest (or the relevant component part thereof) applicable to the applicable notes;

(ii)	if the Issuer is unable to appoint an Independent Adviser, or the Independent Adviser appointed by it fails to determine a Successor Rate or an Alternative Reference Rate prior to the IA Determination Cut-off Date, the Issuer (acting in good faith and in a commercially reasonable manner) may determine a Successor Rate or, if there is no Successor Rate, an Alternative Reference Rate;

(iii)	if a Successor Rate or, failing which, an Alternative Reference Rate (as applicable) is determined in accordance with the preceding provisions, such Successor Rate or, failing which, an Alternative

Reference Rate (as applicable) shall be LIBOR for each of the future Interest Periods (subject to the subsequent operation of, and to adjustment as described here under “—Replacement for LIBOR”); provided, however, that if sub-paragraph (ii) applies and the Issuer is unable to or does not determine a Successor Rate or an Alternative Reference Rate prior to the relevant Interest Determination Date, the Floating Rate of Interest applicable to the next succeeding Interest Period shall be equal to the Floating Rate of Interest last determined in relation to the applicable notes in respect of the preceding Interest Period (or alternatively, if there has not been a first Floating Rate Interest Payment Date in respect of the floating rate notes, or if there has not been a first Fixed-to-Floating Floating Rate Interest Payment Date in respect of the fixed-to-floating rate notes, the Floating Rate of Interest shall be the applicable first Floating Rate of Interest); for the avoidance of doubt, the proviso in this sub-paragraph (iii) shall apply to the relevant Interest Period only and any subsequent Interest Periods are subject to the subsequent operation of, and to adjustment as described here under “—Replacement for LIBOR”;

(iv)	if the Independent Adviser or the Issuer determines a Successor Rate or, failing which, an Alternative Reference Rate (as applicable) in accordance with the above provisions, the Independent Adviser or the Issuer (as applicable), may also specify changes to provisions described under “Description of Senior Notes”, including but not limited to the relevant Day Count, Relevant Screen Page, Business Day, Interest Determination Date and/or the definition of LIBOR, and the method for determining the fallback rate in relation to the applicable notes, in order to follow market practice in relation to the Successor Rate or the Alternative Reference Rate (as applicable). If the Independent Adviser (in consultation with the Issuer) or the Issuer (as applicable), determines that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Reference Rate (as applicable) and determines the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Reference Rate (as applicable) and the Floating Rate of Interest shall be the aggregate of (i) the Successor Rate or, as applicable, Alternate Referenced Rate, (ii) the Adjustment Spread and (iii) the Margin. If the Independent Adviser or the Issuer (as applicable) is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Successor Rate or Alternative Reference Rate (as applicable) will apply without an Adjustment Spread and the Floating Rate of Interest shall be the aggregate of (i) the Successor Rate or, as applicable, Alternate Referenced Rate and (ii) the Margin. For the avoidance of doubt, the Trustee and Calculation Agent shall, at the direction and expense of the Issuer, effect such consequential amendments to the terms of the applicable notes as may be required in order to give effect to the provisions described here under “—Replacement for LIBOR”. Consent of the holders of the applicable notes shall not be required in connection with effecting the Successor Rate or Alternative Reference Rate (as applicable) or such other changes, including for the execution of any documents or other steps by the Trustee or the Calculation Agent (if required); and

(v)	the Issuer shall promptly, following the determination of any Successor Rate or Alternative Reference Rate (as applicable), give notice thereof to the Trustee, the Calculation Agent and the holders of the applicable notes, which shall specify the effective date(s) for such Successor Rate or Alternative Reference Rate (as applicable) and any consequential changes made to the provisions described under “Description of Senior Notes”, provided that the determination of any Successor Rate or Alternative Reference Rate, and any other related changes to the applicable notes, shall be made in accordance with the relevant Capital Regulations (if applicable).

For the purposes of this section “—Replacement for LIBOR”:

“Adjustment Spread” means a spread (which may be positive or negative) or formula or methodology for calculating a spread, which the Independent Adviser (in consultation with the Issuer) or the Issuer (as applicable), determines is required to be applied to the Successor Rate or the Alternative Reference Rate (as applicable) in order to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as applicable) to holders of the applicable notes as a result of the replacement of LIBOR with the Successor Rate or the Alternative Reference Rate (as applicable) and is the spread, formula or methodology which:

(i)	in the case of a Successor Rate, is formally recommended in relation to the replacement of LIBOR with the Successor Rate by any Relevant Nominating Body; or

(ii)

in the case of a Successor Rate for which no such recommendation has been made or in the case of an Alternative Reference Rate, the Independent Adviser (in consultation with the Issuer) or the Issuer (as applicable) determines is recognised or acknowledged as being in customary market usage in international debt capital markets transactions which reference LIBOR, where such rate has been replaced by the Successor Rate or the Alternative Reference Rate (as applicable); or

(iii)	if no such customary market usage is recognised or acknowledged, the Independent Adviser (in consultation with the Issuer) or the Issuer in its discretion (as applicable), determines (acting in good faith and in a commercially reasonable manner) to be appropriate;

“Alternative Reference Rate” means the rate that the Independent Adviser or the Issuer (as applicable) determines has replaced LIBOR in customary market usage in the international debt capital markets for the purposes of determining rates of interest in respect of bonds denominated in U.S. dollars and of a comparable duration to the relevant Interest Period, or, if the Independent Adviser or the Issuer (as applicable) determines that there is no such rate, such other rate as the Independent Adviser or the Issuer (as applicable) determines in its discretion (acting in good faith and in a commercially reasonable manner) is most comparable to LIBOR;

“Independent Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international debt capital markets, in each case appointed by the Issuer at its own expense;

“Relevant Nominating Body” means, in respect of LIBOR:

(i)	the central bank for the U.S. dollar, or any central bank or other supervisory authority which is responsible for supervising the administrator of LIBOR; or

(ii)	any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the U.S. dollar, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of LIBOR, (c) a group of the aforementioned central banks or other supervisory authorities, or (d) the Financial Stability Board or any part thereof; and

“Successor Rate” means the rate that the Independent Adviser or the Issuer (as applicable) determines is a successor to or replacement of LIBOR which is formally recommended by any Relevant Nominating Body.

Payment at Maturity or upon Redemption

If the Maturity Date or date of redemption or repayment is not a Business Day, the payment of interest and principal and/or any amount payable upon redemption or repayment of the notes will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date or date of redemption or repayment. If the notes are redeemed, unless we default on payment of the redemption price, interest will cease to accrue on the redemption date on the notes called for redemption.

Ranking

The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of our winding-up or administration, the notes will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

In addition, see “Risk Factors—The Issuer is a holding company, which means that its right to participate in the assets of any of its subsidiaries (including those of Barclays Bank, the group service company or any other subsidiary) upon the liquidation of such subsidiaries, and the extent to which the Issuer suffers losses if it or any of its subsidiaries are subject to bank resolution proceedings, may depend, amongst other things, upon the degree to which the Issuer’s loans to, and investments in, such subsidiaries are subordinated.”

No Set-off

The notes are subject to the waiver of set-off provisions set forth in the accompanying prospectus under “Description of Debt Securities—No Set-off.”

Optional Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below, we may redeem, at our option, (A) each series of the fixed-to-floating rate notes at any time outstanding, in

whole or in part, at any time on or after                , 2018 (six months following the Issue Date and, if any additional fixed-to-floating rate notes of either series are issued after the Issue Date, except for the period of six months beginning on the issue date for any additional fixed-to-floating rate notes of either series) until (but excluding) the applicable Fixed-to-Floating Rate Par Redemption Date at an amount equal to the higher of (i) 100% of the principal amount of the fixed-to-floating rate notes to be redeemed and (ii) as determined by the Determination Agent, the sum of the present values of the principal (discounted from the applicable Fixed-to-Floating Rate Par Redemption Date) and remaining payments of interest to be made on any scheduled Fixed Rate Interest Payment Date to the applicable Fixed-to-Floating Rate Par Redemption Date on the fixed-to-floating rate notes of such series to be redeemed (not including accrued but unpaid interest, if any, on the principal amount of the fixed-to-floating rate notes of such series) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (x)                basis points in the case of the 20         fixed-to-floating rate notes (the “20         Fixed-to-Floating Rate Discount Factor”), or (y)                  basis points in the case of the 20         fixed-to-floating rate notes (the “20         Fixed-to-Floating Rate Discount Factor”), together with, in either case of (i) or (ii) above, accrued but unpaid interest, if any, on the principal amount of the fixed-to-floating rate notes to be redeemed to (but excluding) the redemption date (the “Make-Whole Redemption”) and/or (B) each series the fixed to floating rate notes and/or floating rate notes then outstanding, in whole but not in part of such series, on                 , 20        , for the 20         fixed-to-floating rate notes,                 , 20        , for the 20         fixed-to-floating rate notes and                 , 20         , for the floating rate notes, at an amount equal to 100% of their principal amount together with, accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the respective redemption date (the “Par Redemption”).

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated “H.15”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity most closely corresponding to the Fixed-to-Floating Rate Par Redemption Date of the notes being redeemed (if no maturity is within three months before or after the Fixed-to-Floating Rate Par Redemption Date of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week immediately prior to the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date; provided that, if the period from the redemption date to the applicable Fixed-to-Floating Rate Par Redemption Date is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

The Treasury Rate shall be calculated by the Determination Agent (as defined below) on the third Business Day preceding the redemption date.

In determining the Treasury Rate, the below terms will have the following meaning:

“Comparable Treasury Issue” means, with respect to any redemption date, the U.S. Treasury security selected by the Determination Agent as having an actual or interpolated maturity comparable with the remaining term to the Fixed-to-Floating Rate Par Redemption Date of the relevant notes, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and of comparable maturity to the remaining term to the Fixed-to-Floating Rate Par Redemption Date of the relevant notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date (calculated on the third Business Day preceding such redemption date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Determination Agent by a Reference Treasury Dealer. “Determination Agent” means an investment bank or financial institution of international standing selected by the Issuer and which may be an affiliate of the Issuer.

“Reference Treasury Dealer” means each of up to five banks selected by the Issuer (following, where practicable, consultation with the Determination Agent, if applicable), or the affiliates of such banks, which are (i) primary U.S. government securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Determination Agent, of the bid and offered prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) at 11:00 a.m., New York time, on the third Business Day preceding such redemption date.

Unless we default on payment of the redemption price, interest will cease to accrue on the redemption date on the notes or portions thereof called for redemption.

Tax Redemption

We may, at our option, at any time, redeem the notes of a series, in whole but not in part, if (A) we are required to issue definitive certificated notes in the events described under the section entitled “Description of Certain Provisions relating to Debt Securities and Contingent Convertible Securities—Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus and, as a result, we are or would be required to pay Debt Security Additional Amounts (as defined in the accompanying prospectus) with respect to the notes; or (B) we determine that as a result of a change in, or amendment to, the laws or regulations of a Taxing Jurisdiction (as defined below), including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the Issue Date (and, in the case of a successor entity, which becomes effective on or after the date of such entity’s assumption of our obligations),

(i)	we will or would be required to pay holders Debt Security Additional Amounts;

(ii)	we would not be entitled to claim a deduction in respect of any payments in respect of the notes in computing our taxation liabilities or the value of the deduction would be materially reduced; or

(iii)	we would not, as a result of the notes being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the Issue Date or any similar system or systems having like effect as may from time to time exist),

(each such change in tax law or regulation or the official application thereof, a “Tax Event”),

in each of cases (A) and (B) above, at an amount equal to 100% of the principal amount of the notes being redeemed together with accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the date fixed for redemption; provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us.

In each of cases (A) and (B) above, before we give a notice of redemption pursuant to the provisions described herein under “—Tax Redemption,” we shall be required to deliver to the Trustee a written legal opinion of independent counsel of recognized standing, chosen by us, confirming that we are entitled to exercise our right of redemption pursuant to the provisions described herein under “—Tax Redemption.” Any redemption of notes pursuant to the provisions described herein under “—Tax Redemption” will also be subject to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below.

Loss Absorption Disqualification Event Redemption

If a Loss Absorption Regulations Event occurs on or after the Issue Date that does, or would be likely to (in the opinion of the Issuer, the PRA or any other relevant national or European authority), result in a Loss Absorption Disqualification Event in respect of a series, we may, at our option, at any time, redeem the notes of such series, in whole but not in part, at an amount equal to 100% of the principal amount of the notes being redeemed together with accrued but unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the date fixed for redemption, provided that such Loss Absorption Disqualification Event cannot be avoided by the Issuer exercising its option to cause an Events of Default Substitution (as defined below), in accordance with the provisions described under “—Events of Default Substitution” below.

“Loss Absorption Disqualification Event” means the whole or any part of the outstanding aggregate principal amount of the notes at any time being excluded from or ceasing to count towards the Issuer’s and/or the Group’s own funds and eligible liabilities and/or loss absorbing capacity, in each case for the purposes of, and in accordance with, the relevant Capital Regulations, provided that a Loss Absorption Disqualification Event shall not occur if such whole or part of the outstanding principal amount of the notes is excluded from, or ceases to count towards, such own funds and eligible liabilities and/or loss absorbing capacity due to the remaining maturity of the notes being less than the period prescribed by the relevant Capital Regulations.

“Loss Absorption Regulations Event” means that (i) any Capital Regulations become effective with respect to the Issuer and/or the Group or (ii) there is an amendment to, or change in, any Capital Regulations, or any change in the official application of any Capital Regulations which becomes effective with respect to the Issuer and/or the Group.

Any redemption of notes upon the occurrence of a Loss Absorption Disqualification Event will also be subject to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below.

Notice of Redemption

Any redemption of the notes shall be subject to our giving not less than fifteen (15) days’, nor more than sixty (60) days’, prior notice to the holders of such notes via DTC or the relevant clearing system(s) (or, if the notes are held in definitive form, to the holders at their addresses shown on the register for the notes) (such notice being irrevocable except in the limited circumstances described in the following paragraph) specifying our election to redeem the notes and the date fixed for such redemption. Notice by DTC to participating institutions and by these participants to street name holders of beneficial interests in the relevant notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

If we have elected to redeem the notes but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority (as defined in the accompanying prospectus) exercises its U.K. Bail-in Power (as defined in the accompanying prospectus) in respect of the notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Condition to Redemption

Notwithstanding any other provision, we may redeem the notes (and give notice thereof to the holders of the notes) only if we have obtained the prior consent of the PRA and/or any other relevant national or European authority (in either case, if such consent is then required by the Capital Regulations) for the redemption of the notes.

Condition to Repurchase

We or any member of the Group may purchase or otherwise acquire any outstanding notes at any price in the open market or otherwise in accordance with the Capital Regulations applicable to the Group in force at the relevant time, and subject to the prior consent of the PRA and/or any other relevant national or European authority (in either case, if such consent is then required by the Capital Regulations).

Description of Certain CRD IV Provisions Relating to Redemption and Repurchase of Notes

On November 23, 2016, the European Commission published, among other proposals, a proposal to amend the CRD IV Regulation. Such proposal includes certain requirements in respect of eligible liabilities, including a requirement for prior consent from the competent authority to an early redemption or purchase thereof. If the proposal is adopted, the granting of permission by the PRA (or any other relevant authority) to a request by us to redeem or repurchase the relevant notes could be subject to conditions similar to those currently set out in Article 77 and 78 of the CRD IV Regulation, to the extent applicable to the relevant notes.

General

Book-entry interests in the notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in the City of London is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the notes in fully registered form. The notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the notes through DTC and its participants, including Euroclear and Clearstream Luxembourg. The underwriters expect to deliver the notes through the facilities of DTC on                 , 2018. Indirect holders trading their beneficial interests in the notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. See “Clearance and Settlement” in the accompanying prospectus for more information about these clearing systems.

Definitive certificated notes will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus.

Payment of principal of and interest on the notes, so long as the notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, Maturity Date, redemption terms and other terms as the notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the notes of the same series offered by this prospectus supplement, will constitute a single series of securities under the Indenture, between Barclays and the Trustee. There is no limitation on the amount of notes or other debt securities that we may issue under such Indenture.

See “Description of Debt Securities—Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Senior Events of Default” and “Description of Debt Securities—Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Limitation on Suits” in the accompanying prospectus for descriptions of certain provisions applicable to the holders of the notes.

Events of Default Substitution

If the inclusion of any of the Senior Events of Default (as defined in the accompanying prospectus) in the terms of the notes of a series does, or would be likely to (in the opinion of the Issuer, the PRA or any other relevant national or European authority), result in a Loss Absorption Disqualification Event following a Loss Absorption Regulations Event that occurs on or after the Issue Date, then we may, at our option, without the need for us to obtain any consent from any holder of the notes of such series, determine that the terms of the notes described under “Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Senior Events of Default” in the accompanying prospectus shall cease to apply to the notes of such series and shall be replaced in their entirety by the enforcement events and remedies described under “—Enforcement Events and Remedies Following an Events of Default Substitution” below (such replacement, an “Events of Default Substitution”).

Any Events of Default Substitution will also be subject to the provisions described under “—Notice of Events of Default Substitution” and “—Events of Default Substitution Certificate” below.

Enforcement Events and Remedies Following an Events of Default Substitution

Winding-up

If a Senior Winding-up Event occurs, the outstanding principal amount of the notes together with any accrued but unpaid interest thereon will become immediately due and payable.

A “Senior Winding-up Event” with respect to the notes shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within thirty (30) days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment

If we fail to pay any amount that has become due and payable under the notes of a series and such failure continues for fourteen (14) days, the Trustee may give us notice of such failure. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Non-Payment Event”), the Trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the Trustee may, without further notice, institute such proceedings against us as the Trustee may deem fit to enforce any term, obligation or condition binding on us under the notes or the Indenture (other than any payment obligation of the Issuer under or arising from the notes or the Indenture, including, without limitation, payment of any principal or interest, including Debt Security Additional Amounts) (such obligation, a “Performance Obligation”); provided always that the Trustee (acting on behalf of the holders of the notes) and the holders of the notes may not enforce, and may not be entitled to enforce or otherwise claim, against us any judgment or other award given in such proceedings that requires the payment of money by us, whether by way of damages or otherwise (a “Monetary Judgment”), except by proving such Monetary Judgment in our winding-up and/or by claiming such Monetary Judgment in our administration.

By its acquisition of the notes, each holder of the notes acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the Trustee (acting on behalf of the holders of the notes) to enforce or otherwise claim, a Monetary Judgment against us in connection with our breach of a Performance Obligation, except by proving such Monetary Judgment in our winding-up and/or by claiming such Monetary Judgment in our administration.

No other remedies

Other than the limited remedies specified herein under “—Enforcement Events and Remedies Following an Events of Default Substitution” and subject to “—Trust Indenture Act remedies” below, following an Events of Default Substitution no remedy against us will be available to the Trustee (acting on behalf of the holders of the notes) or the holders of the notes whether for the recovery of amounts owing in respect of such notes or under the Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such notes or under the Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the Trustee (including fees and expenses of Trustee’s counsel).

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “—Enforcement Events and Remedies Following an Events of Default Substitution,” (1) the Trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the notes under the provisions of the Indenture and (2) nothing shall impair the right of a holder of the notes under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the notes. No holder of notes shall be entitled to proceed directly against us except as described herein in “—Limitation on Suits” below.

Notice of Events of Default Substitution

Any Events of Default Substitution shall be subject to our giving prior notice to the Trustee and to holders of the notes via DTC (or, if the notes are held in definitive form, to the holders at their addresses shown on the register for the notes) (such notice being irrevocable) specifying our election to cause an Events of Default Substitution and the effective date of such Events of Default Substitution. Following receipt of such notice by DTC, pursuant to its applicable rules and operating procedures then in effect, DTC shall transmit such notice to the direct participants of DTC holding the notes at such time in accordance with such rules and procedures.

Events of Default Substitution Certificate

Prior to giving the notice described under “—Notice of Events of Default Substitution” above, we shall deliver to the Trustee an officer’s certificate executed in accordance with the Indenture stating that we are entitled to elect to cause an Events of Default Substitution, as described under “—Events of Default Substitution” above. Such officer’s certificate shall be treated by the Issuer, the Trustee, the noteholders and all other interested parties as correct and sufficient evidence thereof.

Applicability of the Term “Senior Event of Default” Following an Events of Default Substitution

Following an Events of Default Substitution, the term “Senior Event of Default” as used (a) under “Description of Debt Securities—General,” “Description of Debt Securities—Modification and Waiver” and “Description of Debt Securities—Limitation of Suits” in the accompanying prospectus shall mean “Senior Enforcement Event” (as such term is defined herein) and (b) under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus shall mean “Senior Winding-Up Event” (as such term is defined herein).

Agreement with Respect to Enforcement Events and Remedies Following an Events of Default Substitution

By its acquisition of the notes, each holder and beneficial owner of the notes acknowledges, accepts, agrees to be bound by, and consents to, the substitution of the events of default applicable to the notes with more limited enforcement events and remedies on the occurrence of an Events of Default Substitution, at our option, without the need for us to obtain any consent from such noteholder. For more information, see the sections entitled “—Events of Default Substitution” and “—Enforcement Events and Remedies Following an Events of Default Substitution” above.

Trustee’s Duties Following an Events of Default Substitution

In case of a Senior Enforcement Event, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “Senior Enforcement Event” shall occur (i) upon the occurrence of a Senior Winding-Up Event, (ii) upon the occurrence of a Non-Payment Event or (iii) upon a breach by us of a Performance Obligation with respect to the notes. Holders of a majority of the aggregate principal amount of the outstanding notes may waive any past Senior Enforcement Event specified in clause (iii) in the preceding sentence but may not waive any past Senior Enforcement Event specified in clauses (i) and (ii) in the preceding sentence.

If a Senior Enforcement Event occurs and is continuing with respect to the notes of a series, the Trustee will have no obligation to take any action at the direction of any holders of the notes of such series, unless they have offered the Trustee security or indemnity satisfactory to the Trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such notes. However, this direction (a) must not be in conflict with any rule of law or the Indenture and (b) must not be unjustly prejudicial to the holder(s) of such notes not taking part in the direction, in the case of either (a) or (b) as determined by the Trustee in its sole discretion. The Trustee may also take any other action, consistent with the direction, that it deems proper.

The Trustee will, within ninety (90) days of a Senior Enforcement Event with respect to the notes, give to each affected holder of the notes notice of any Senior Enforcement Event known to the Trustee, unless the Senior Enforcement Event has been cured or waived. However, the Trustee will be entitled to withhold notice if a trust committee of responsible officers of the Trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the Trustee annually a statement as to our compliance with all conditions and covenants under the Indenture.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the notes, by acquiring the notes, each holder and beneficial owner of the notes acknowledges, accepts, agrees to be bound by, and consents to, the exercise of any U.K. Bail-in Power (as defined in the accompanying prospectus) by the Relevant U.K. Resolution Authority (as defined in the accompanying prospectus) that may result in: (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the notes; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder or beneficial owner of the notes of such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the notes, or amendment of the amount of interest due on the notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the notes solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. For more information, see the section entitled “Description of Debt Securities—Agreement with Respect to Exercise of U.K. Bail-in Power” in the accompanying prospectus.

No repayment of the principal amount of the notes or payment of interest on the notes shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

Subsequent Holders’ Agreement

Holders of the notes that acquire the notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of the notes that acquire the notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the notes, including in relation to the U.K. Bail-in Power, the waiver of set-off provisions referred to under “—No Set-off” and, following an Events of Default Substitution, the limitation of remedies under “—Enforcement Events and Remedies Following an Events of Default Substitution.”

Payment of Debt Security Additional Amounts

The notes are subject to the provisions set forth in the accompanying prospectus under “Description of Debt Securities—Payment of Debt Security Additional Amounts.”

Trustee

The Trustee under the Indenture will be The Bank of New York Mellon, London Branch (which is referred to as The Bank of New York Mellon acting through its London Branch in the accompanying prospectus). See “Description of Debt Securities—Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Senior Events of Default” in the accompanying prospectus for a description of the Trustee’s procedures and remedies available in the event of a default and “—Trustee’s Duties following an Events of Default Substitution” above for a description of the Trustee’s procedures and remedies available in the event of a Senior Enforcement Event following an Events of Default Substitution.

Governing Law

The Indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York, except that, as specified in the Indenture, the provisions relating to waiver of set-off in the Indenture will be governed by and construed in accordance with English law.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Although the matter is not free from doubt, it is the opinion of Sullivan & Cromwell LLP that the notes should be treated as debt for U.S. federal income tax purposes. For a summary of the U.S. tax considerations at the date hereof with respect to the acquisition, ownership and disposition of debt instruments, please review the section entitled “Tax Considerations—U.S. Taxation of Debt Securities” in the accompanying prospectus.

UNITED KINGDOM TAX CONSIDERATIONS

For a summary of the U.K. withholding and other tax considerations at the date hereof with respect to the acquisition, ownership and disposition of the notes, please review the section entitled “Tax Considerations—United Kingdom Taxation of Senior Debt Securities” in the accompanying prospectus.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The Issuer, the Calculation Agent, the registrar and paying agent and/or any of their respective affiliates may be considered a party in interest or disqualified person with respect to many Plans or entities whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”). The acquisition and holding of the notes by a Plan or a Plan Asset Entity with respect to which the Issuer, the Calculation Agent, the registrar and paying agent or any of their respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the notes, provided that neither the Issuer nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase and holding of the notes or any interest therein that it either (1) is not a Plan, Plan Asset Entity or Non-ERISA Arrangement and is not purchasing the notes on behalf of, or with the assets of, any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws. Additionally, each purchaser of the notes that is a Plan (including, for purposes of the below representations, a Plan Asset Entity) and that acquires the notes in connection with this offering will be deemed to represent by its purchase and holding of the notes that a fiduciary (the “Fiduciary”) independent of the Issuer, the underwriters, or any of their respective affiliates (the “Transaction Parties”) acting on the Plan’s behalf is responsible for the Plan’s decision to acquire the notes and that such Fiduciary:

(1)	is either a U.S. bank, a U.S. insurance carrier, a U.S. registered investment adviser, a U.S. registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, in each case under the requirements specified in the U.S. Code of Federal Regulations, 29 C.F.R. Section 2510.3-21(c)(1)(i), as amended from time to time;

(2)	in the case of a Plan that is an IRA, is not the IRA owner, beneficiary of the IRA or relative of the IRA owner or beneficiary;

(3)	is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in the notes;

(4)	is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire the notes;

(5)	has exercised independent judgment in evaluating whether to invest the assets of the Plan in the notes;

(6)	understands and has been fairly informed of the existence and the nature of the financial interests of the Transaction Parties in connection with the Plan’s acquisition of the notes;

(7)	understands that the Transaction Parties are not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity to the Plan, in connection with the Plan’s acquisition of the notes; and

(8)	confirms that no fee or other compensation will be paid directly to any of the Transaction Parties by the Plan, or any fiduciary, participant or beneficiary of the Plan, for the provision of investment advice (as opposed to other services) in connection with the Plan’s acquisition of the notes.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the notes have exclusive responsibility for ensuring that their purchase and holding of the notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement—Standard Provisions, dated                 , 2018, incorporated in the pricing agreement dated                 , 2018, between us and the underwriters named below, we have agreed to issue to the underwriters, and each underwriter has severally undertaken to purchase, the principal amount of notes set forth opposite its name below:

The 20         Fixed-to-Floating Rate Notes

Underwriters	Principal Amount of the 20 Fixed-to-Floating Rate Notes
Barclays Capital Inc.	$
$

Total	$

The 20         Fixed-to-Floating Rate Notes

Underwriters	Principal Amount of the 20 Fixed-to-Floating Rate Notes
Barclays Capital Inc.	$
$

Total	$

The Floating Rate Notes

Underwriters	Principal Amount of the Floating Rate Notes
Barclays Capital Inc.	$
$

Total	$

The underwriting agreement and the pricing agreement provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have undertaken to purchase all the notes offered by this prospectus supplement if any of these notes are purchased.

The underwriters propose to offer the notes directly to the public at the price to public set forth on the cover of this prospectus supplement and may offer the notes to certain dealers at the applicable price to public less a concession not in excess of         % for the 20         fixed-to-floating rate notes,         % for the 20         fixed-to-floating rate notes and         % for the floating rate notes. The underwriters may allow, and such dealers may re-allow, a concession not in excess of         % for the fixed-to-floating rate notes,         % for the fixed-to-floating rate notes and         % for the floating rate notes to other dealers and brokers with respect to the notes. After the initial offering of the notes, the price to public and other selling terms may be varied by Barclays Capital Inc.

We estimate that our total expenses for the offering, excluding underwriting commissions, will be approximately $            .

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The notes are new issue securities with no established trading market. We will apply to list the notes on the NYSE under symbols “            ” for the 20         fixed-to-floating rate notes, “            ” for the 20         fixed-to-floating rate notes and “                ” for the floating rate notes.

The notes will settle through the facilities of DTC and its participants (including Euroclear and Clearstream, Luxembourg).

The CUSIP, ISIN and Common Code for each series of notes is:

	CUSIP	ISIN	Common Code
20 Fixed-to-floating rate notes
20 Fixed-to-floating rate notes
Floating rate notes

Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of FINRA.

Certain of the underwriters and their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may from time to time engage in transactions with and perform services for us in the ordinary course of business.

It is expected that delivery of the notes will be made, against payment of the notes, on or about                 , 2018, which will be the fifth business day in the United States following the date of pricing of the notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of securities in the secondary market generally are required to settle within two business days (T+2), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes on the date of this prospectus supplement or the next two succeeding business days, will be required, because the notes initially will settle within five business days (T+5) in the United States, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade on the date of this prospectus supplement or the next two succeeding business days should consult their own legal advisors.

Conflicts of Interest

Barclays Capital Inc. is an affiliate of the Issuer and, as such, has a “conflict of interest” in this offering within the meaning of Rule 5121 (or any successor rule thereto). Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Barclays Capital Inc. is not permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Stabilization Transactions and Short Sales

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. The underwriters may close a short position by purchasing notes in the open market. Stabilizing transactions consist of various bids for, or purchases of, the notes made by the underwriters in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

Market-Making Resales

This prospectus supplement and the accompanying prospectus may be used by an affiliate of Barclays in connection with offers and sales of the notes in market-making transactions. In a market-making transaction, such affiliate may resell the notes it acquires from other holders, after the original offering and sale of the notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The Price to Public specified on the cover of this prospectus supplement relates to the initial offering of the notes. This amount does not relate to securities sold in market-making transactions.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom

Each underwriter has represented, warranted and agreed that, in connection with the distribution of the notes, directly or indirectly, it (i) has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Barclays; and (ii) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Prohibition of Sales to EEA Retail Investors

Each underwriter has represented, warranted and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

VALIDITY OF NOTES

Sullivan & Cromwell LLP, our United States counsel, will pass upon the validity of the notes under New York law. Clifford Chance LLP, our English solicitors, will pass on the validity of the notes under English law. Linklaters LLP, United States counsel for the underwriters, will pass upon certain matters of New York law for the underwriters.

PROSPECTUS

BARCLAYS PLC

Debt Securities

Contingent Convertible Securities

Ordinary Shares

This prospectus describes some of the general terms that may apply to the securities described herein (the “securities”) and the general manner in which they may be offered.

We will give you the specific terms of the securities, and the manner in which they are offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. We may offer and sell these securities to or through one or more underwriters, dealers and agents, including our subsidiary Barclays Capital Inc., or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

We may use this prospectus to offer and sell from time to time senior and dated subordinated debt securities, contingent convertible securities and ordinary shares (including the ordinary shares into which the contingent convertible securities may under certain circumstances convert). In addition, Barclays Capital Inc. or another of our affiliates may use this prospectus in market-making transactions in certain of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in market-making transactions.

Our ordinary shares are admitted to trading on the London Stock Exchange under the symbol “BARC”. Our American depositary shares, each currently representing four of our ordinary shares, are listed on the New York Stock Exchange under the trading symbol “BCS”.

The securities are not deposit liabilities of Barclays PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Each holder or beneficial owner of senior debt securities, dated subordinated debt securities or contingent convertible securities acknowledges and agrees that the rights of the holders or beneficial owners of such securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power (as defined herein) by the Relevant U.K. Resolution Authority (as defined herein). For more information, see the sections entitled “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” and “Description of Contingent Convertible Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in this prospectus.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 6, 2018

FORWARD-LOOKING STATEMENTS

This prospectus and certain documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the Group (as defined below). We caution readers that no forward-looking statement is a guarantee of future performance and that actual results or other financial condition or performance measures could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “projected,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements or guidance regarding or relating to the Group’s future financial position, income growth, assets, impairment charges, provisions, business strategy, structural reform, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios and expected payment strategies), projected levels of growth in the banking and financial markets, projected costs or savings, any commitments and targets and the impact of any regulatory deconsolidation resulting from the sell down of the Group’s interest in Barclays Africa Group Limited, estimates of capital expenditures and plans and objectives for future operations, projected employee numbers, IFRS 9 impacts, and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards (“IFRS”) including the implementation of IFRS 9, evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; United Kingdom (“U.K.”), United States, Africa, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market-related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of any entities within the Group or any securities issued by such entities; the potential for one or more countries exiting the Eurozone; the implications of the exercise by the U.K. of Article 50 of the Treaty of Lisbon and the disruption that may result in the U.K. and globally from the withdrawal of the U.K. from the European Union; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Group’s control. As a result, the Group’s actual future results, dividend payments and capital and leverage ratios may differ materially from the plans, goals, expectations and guidance set forth in the Group’s forward-looking statements. Additional risks and factors which may impact the Group’s future financial condition and performance are identified in our filings with the SEC (including, without limitation, our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed with the SEC on February 22, 2018 (the “2017 Form 20-F”)), which are available on the SEC’s website at www.sec.gov.

Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the PRA (as defined below), the Financial Conduct Authority (the “FCA”), the London Stock Exchange plc (the “LSE”) or applicable law, Barclays expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein or in the documents incorporated by reference herein to reflect any change in Barclays’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that Barclays has made or may make in documents it has published or may publish via the Regulatory News Service of the LSE and/or has filed or may file with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference into this prospectus is an important part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and omits some of the information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in, and exhibits to, the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement at the public reference facilities located at the SEC Headquarters in Washington, D.C., as well as through the SEC’s internet site, as described under “Where You Can Find More Information” in this prospectus.

We filed the 2017 Form 20-F with the SEC on February 22, 2018. We are incorporating the 2017 Form 20-F by reference into this prospectus. We are also incorporating the Form 6-K filed by Barclays with the SEC on March 29, 2018 (Film No. 18722225).

In addition, we incorporate by reference into this prospectus any future documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the offering contemplated in this prospectus is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Barclays Treasury, Barclays PLC, 1 Churchill Place, London E14 5HP, United Kingdom (telephone: 011-44-20-7116-1000).

CERTAIN DEFINITIONS

For purposes of this prospectus:

•	“we,” “us,” “our,” “Barclays” and the “Issuer” refer to Barclays PLC (or any successor entity), unless the context requires otherwise;

•	“Barclays Bank” refers to Barclays Bank PLC (or any successor entity);

•	“Group” refers to Barclays PLC (or any successor entity) and its consolidated subsidiaries;

•	“The Depository Trust Company” or “DTC” shall include any successor clearing system;

•	“PRA” shall mean the Prudential Regulation Authority of the United Kingdom or such other governmental authority in the United Kingdom (or if Barclays PLC becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of Barclays PLC;

•	“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy and/or minimum requirement for own funds and eligible liabilities and/or loss absorbing capacity of credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which the Issuer may be organized or domiciled) and applicable to the Group including, as at the date hereof, CRD IV and related technical standards;

•	“CRD IV” means the legislative package consisting of Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as the same may be amended or replaced from time to time, and the CRD IV Regulation;

•	“CRD IV Regulation” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of June 26, 2013, as the same may be amended or replaced from time to time;

•	“Tier 1 Capital” means Tier 1 Capital for the purposes of the Capital Regulations;

•	“Tier 2 Capital” means Tier 2 Capital for the purposes of the Capital Regulations;

•	“£” and “sterling” shall refer to the lawful currency for the time being of the United Kingdom; and

•	“US$,” “$” and “U.S. dollars” shall refer to the lawful currency for the time being of the United States.

THE BARCLAYS GROUP

The Group is a transatlantic consumer and wholesale bank with global reach offering products and services across personal, corporate and investment banking, credit cards and wealth management, with a strong presence in the Group’s two home markets of the U.K. and the U.S. The Group is focused on two core divisions – Barclays UK and Barclays International.

Both Barclays UK and Barclays International have historically operated within the legal entity Barclays Bank PLC. However, on April 1, 2018, the Barclays UK division formally separated into a new legal entity - Barclays Bank UK PLC (the “UK Ring-fenced Bank”), which is the Group’s U.K. ring-fenced bank. The UK Ring-fenced Bank offers everyday products and services to retail and consumer customers and small to medium sized enterprises based in the U.K. Products and services designed for the Group’s larger corporate, wholesale and international banking clients will continue to be offered by Barclays International from within Barclays Bank PLC. The UK Ring-fenced Bank will operate alongside, but have the ability to take decisions independently from, Barclays Bank PLC as part of the Group under the Issuer.

The Issuer is the ultimate holding company of the Group.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the offering of the securities will be used for general corporate purposes of the Issuer and its subsidiaries and/or the Group and may be used to strengthen further the capital base of the Issuer and its subsidiaries and/or the Group.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities (as defined below). It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our dated subordinated obligations (the “Dated Subordinated Debt Securities” and, together with the Senior Debt Securities, the “debt securities”). Neither the Senior Debt Securities nor the Dated Subordinated Debt Securities will be secured by any assets or property of Barclays PLC or any of its subsidiaries or affiliates (including Barclays Bank PLC, its subsidiary).

We will issue Senior Debt Securities and Dated Subordinated Debt Securities, respectively, under the Senior Debt Securities Indenture dated as of January 17, 2018, between us and The Bank of New York Mellon, London Branch, as trustee (the “Senior Debt Securities Indenture”) and the Dated Subordinated Debt Securities Indenture dated as of May 9, 2017, between us and The Bank of New York Mellon, London Branch, as trustee (the “Dated Subordinated Debt Securities Indenture”). The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those terms made part of the relevant indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior Debt Securities Indenture and Dated Subordinated Debt Securities Indenture and any supplements thereto are sometimes referred to in this section of the prospectus individually as an “indenture” and collectively as the “indentures.” We have filed the forms of each indenture as exhibits to the registration statement of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and the form of the instrument representing each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

References to “you” and “holder” in the subsections to this section “Description of Debt Securities,” entitled “—Ranking,” “—No Set-Off,” “—Dated Subordinated Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment),” “—Dated Subordinated Enforcement Events and Remedies—No other remedies,” “—Agreement with Respect to the Exercise of U.K. Bail-in Power,” “—Subsequent Holders’ Agreement” and “—Payment of Debt Security Additional Amounts” below, include beneficial owners of the debt securities.

General

The debt securities are not deposit liabilities of Barclays PLC and are not insured by any regulatory body of the United States or the United Kingdom.

Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of debt securities:

•	the issue date;

•	the maturity date;

•	the specific designation and aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount of the debt securities that may be authenticated or delivered;

•	the person to whom any interest on a debt security may be payable, if other than the holder on the relevant record date;

•	the prices at which we will issue the debt securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	whether we will issue the Senior Debt Securities as Discount Senior Debt Securities, as explained in this section below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of debt securities of any series;

•	any condition applicable to payment of any principal, premium or interest on debt securities of any series;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the debt securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption;

•	the denominations in which the debt securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•	the amount, or how to calculate the amount, that we will pay to the debt security holder, if the debt security is redeemed before its stated maturity or accelerated, or for which the trustee shall be entitled to file and prove a claim;

•	whether and how the debt securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the debt securities are denominated, and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	what conditions must be satisfied before we will issue the debt securities in definitive form (“definitive debt securities”);

•	any reference asset we will use to determine the amount of any payments on the debt securities;

•	any other or different Senior Events of Default, in the case of Senior Debt Securities, or any other or different Dated Subordinated Enforcement Events, in the case of Dated Subordinated Debt Securities, or category of defaults or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the Senior Debt Securities Indenture or the Dated Subordinated Debt Securities Indenture, as applicable;

•	in the case of Dated Subordinated Debt Securities, any other applicable subordination provisions if different from the subordination provisions in the Dated Subordinated Debt Securities Indenture;

•	any restrictions applicable to the offer, sale and delivery of the debt securities;

•	whether we will pay Debt Security Additional Amounts, as defined below, on the debt securities;

•	whether we will issue the debt securities in registered form (“registered debt securities”) or in bearer form (“bearer debt securities”) or both;

•	for registered debt securities, the record date for any payment of principal, interest or premium;

•	any listing of the debt securities on a securities exchange;

•	the extent to which holders of the debt securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the debt securities, if different from the waiver of set-off provisions in the Senior Debt Securities Indenture or the Dated Subordinated Debt Securities Indenture, as applicable;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, calculation agents, transfer agents or registrars of any series;

•	any applicable additional or alternative provision or provisions related to the U.K. Bail-in Power (as defined below);

•	any other or different terms of the debt securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

If we issue debt securities in bearer form, the special restrictions and considerations relating to such bearer debt securities, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

Debt securities may bear interest at a fixed rate or a floating rate or we may sell debt securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or we may sell Senior Debt Securities at a discount to their stated principal amount (“Discount Senior Debt Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Senior Debt Securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of debt securities have no voting rights except as explained in this section below under “—Modification and Waiver” and “—Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits.”

If we issue Senior Debt Securities designed to count towards any minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity for the purposes of the Capital Regulations, the terms (including the events of default and redemption provisions) of such Senior Debt Securities may differ from those described in this prospectus and will be set out in the accompanying prospectus supplement.

If we issue Dated Subordinated Debt Securities that qualify as Tier 2 Capital or other capital for the purposes of the Capital Regulations, the terms may vary from those described in this prospectus and will be set forth in the accompanying prospectus supplement.

Market-Making Transactions. If you purchase your debt security in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular debt security occurs after the original issuance and sale of the debt security.

Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, the date for payments of principal and any premium, on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Ranking

Senior Debt Securities. Senior Debt Securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of our winding-up or administration, the Senior Debt Securities will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Dated Subordinated Debt Securities. Dated Subordinated Debt Securities constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves.

Unless the applicable prospectus supplement provides otherwise, in the event of our winding-up or administration, the claims of the trustee (on behalf of the holders of the Dated Subordinated Debt Securities but not the rights and claims of the trustee in its personal capacity under the Dated Subordinated Debt Securities Indenture) and the holders of the Dated Subordinated Debt Securities against us, in respect of such Dated Subordinated Debt Securities (including any damages or other amounts (if payable)) shall:

(i) be subordinated to the claims of all Senior Creditors;

(ii) rank at least pari passu with the claims in respect of Parity Obligations and with the claims of all other subordinated creditors of the Issuer which in each case by law rank, or by their terms are expressed to rank, pari passu with the Dated Subordinated Debt Securities; and

(iii) rank senior to the Issuer’s ordinary shares, preference shares and any junior subordinated obligations (including Junior Obligations) or other securities which in each case either by law rank, or by their terms are expressed to rank, junior to the Dated Subordinated Debt Securities.

“Senior Creditors” with respect to a particular series of Dated Subordinated Debt Securities, means creditors of the Issuer (i) who are unsubordinated creditors; or (ii) who are subordinated creditors (whether in the event of a winding-up or administration of the Issuer or otherwise) other than (x) those whose claims by law rank, or by their terms are expressed to rank, pari passu with or junior to the claims of the holders of the Dated Subordinated Debt Securities or (y) those whose claims are in respect of Parity Obligations or Junior Obligations.

“Parity Obligations” with respect to a particular series of Dated Subordinated Debt Securities, shall have the meaning set forth in the applicable prospectus supplement.

“Junior Obligations” with respect to a particular series of Dated Subordinated Debt Securities, shall have the meaning set forth in the applicable prospectus supplement.

In the event of our winding-up or liquidation, if any amount in respect of the Dated Subordinated Debt Securities is paid to the holders of such Dated Subordinated Debt Securities or to the trustee (including any damages or other amounts (if payable)) before the claims of Senior Creditors, then such payment or distribution shall be held by such holders or the trustee upon trust to be applied in the following order: (i) to the amounts due to the trustee in connection with the Dated Subordinated Debt Securities Indenture, the Dated Subordinated Debt Securities and the acceptance or administration of the trust or trusts under the Dated Subordinated Debt Securities Indenture; (ii) in payment of all claims of Senior Creditors outstanding at the commencement of, or arising solely by virtue of, a winding up of the Issuer to the extent that such claims shall be admitted in the winding up and shall not be satisfied out of the Issuer’s other resources; and (iii) in payment of Dated Subordinated Debt Securities issued under the Dated Subordinated Debt Securities Indenture. By accepting the Dated Subordinated Debt Securities, each holder agrees to be bound by the Dated Subordinated Debt Securities Indenture’s subordination provisions and irrevocably authorizes the Issuer’s liquidator to perform on behalf of the holder the above subordination trust.

No Set-off

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, no holder of debt securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the debt securities and the Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture, as applicable, and each holder of debt securities shall, by virtue of its holding of any debt security, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any holder of the debt securities by us in respect of, or arising under, the debt securities or the relevant indenture are discharged by set-off, such holder shall, subject to applicable law and unless the applicable prospectus supplement provide otherwise, immediately pay to us an amount equal to the amount of such discharge (or, in the event of our winding-up or administration, our liquidator or administrator, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for us (or our liquidator or administrator, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of debt securities, each holder agrees to be bound by these provisions relating to waiver of set-off. No holder of debt securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements or understandings between the Issuer and any holder of debt securities, by acquiring debt securities, each holder of debt securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the debt securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the debt securities into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder of the debt securities of such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the debt securities, or amendment of the amount of interest due on the debt securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the debt securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. Each holder further acknowledges and agrees that the rights of the holders of the debt securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the debt securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the Relevant U.K. Resolution Authority in breach of laws applicable in England.

For the purposes of the debt securities, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking

Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise, the “Banking Act”), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

No repayment of the principal amount of the debt securities or payment of interest on the debt securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

By its acquisition of the debt securities, each holder of debt securities, to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities.

Upon the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities, the Issuer shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying holders of such occurrence. The Issuer shall also deliver a copy of such notice to the trustee for information purposes.

By its acquisition of the debt securities, each holder of debt securities acknowledges and agrees that the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to a particular series of debt securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

The Issuer’s obligations to indemnify the trustee in accordance with the indentures shall survive the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities.

By its acquisition of the debt securities, each holder of debt securities acknowledges and agrees that, upon the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities, (a) the trustee shall not be required to take any further directions from holders of the debt securities under Section 5.12 (Control by Holders) of the Senior Debt Securities Indenture or Section 5.13 (Control by Holders) of the Dated Subordinated Debt Securities Indenture, as applicable, which sections authorize holders of a majority in aggregate principal amount of the outstanding debt securities of the relevant series of Senior Debt Securities or Dated Subordinated Debt Securities to direct certain actions relating to the relevant debt securities and (b) the Senior Debt Securities Indenture and the Dated Subordinated Debt Securities Indenture, as applicable, shall impose no duties upon the trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority in respect of the debt securities, the debt securities remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of the debt securities), then the trustee’s duties under the Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture shall remain applicable with respect to the debt securities following such completion to the extent that the Issuer and the trustee shall agree pursuant to a supplemental indenture to the Senior Debt Securities Indenture or the Dated Subordinated Debt Securities Indenture, as applicable, or an amendment thereto.

By its acquisition of the debt securities, each holder of debt securities shall be deemed to have (a) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the debt securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such debt securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the debt securities as it may be imposed, without any further action or direction on the part of such holder or the trustee.

The exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the debt securities shall not constitute a Senior Event of Default or a Dated Subordinated Enforcement Event, as applicable.

The relevant prospectus supplement may describe additional or alternative related provisions with respect to the U.K. Bail-in Power, including certain waivers by the holders of debt securities of certain claims against the trustee, to the extent permitted by the Trust Indenture Act.

Subsequent Holders’ Agreement

Holders of debt securities that acquire debt securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein and in the applicable prospectus supplement to the same extent as the holders of the debt securities that acquire the debt securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the debt securities, including in relation to the U.K. Bail-in Power, the waiver of set-off provisions described under “—No Set-off” and, for the Dated Subordinated Debt Securities, the subordination provisions described under “—Ranking”, and the limitations on remedies specified in “—Dated Subordinated Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment).”

Payment of Debt Security Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein that has the power to tax (each, a “Taxing Jurisdiction”), unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, if at any time a Taxing Jurisdiction requires us to deduct or withhold Taxes, we will pay the additional amounts of, or in respect of, the principal of, premium, if any, and any interest on, the debt securities (“Debt Security Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Debt Security Additional Amounts for Taxes that are payable because:

•	the holder of the debt securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a Taxing Jurisdiction requiring that deduction or withholding, or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of the debt security, or the collection of any payment of, or in respect of, principal of, any premium, or any interest on, any debt securities of the relevant series;

•	except in the case of our winding-up in England, the relevant debt security is presented for payment in the United Kingdom;

•	the relevant debt security is presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Debt Security Additional Amounts on presenting the debt security for payment at the close of such 30-day period;

•

the holder of the relevant debt securities or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or any interest on debt securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a condition to relief or exemption from such Taxes; or

•	if the Taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the debt securities had been the holder of the debt securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of, or any interest on (and premium, if any), or in respect of, any debt securities of any series, we mean to include the payment of Debt Security Additional Amounts to the extent that, in context, Debt Security Additional Amounts are, were or would be payable.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us or any paying agent on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and neither we nor any paying agent will be required to pay Debt Security Additional Amounts on account of any FATCA Withholding Tax.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the debt securities and the relevant indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this paragraph will be treated as paid to the holder of a debt security, and we will not pay Debt Security Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “—Payment of Debt Security Additional Amounts” explicitly provide otherwise.

Redemption

Redemption for Tax Reasons. Unless the relevant prospectus supplement provides otherwise, we may, at our option, at any time, redeem the debt securities of any series, in whole but not in part, upon not less than thirty (30) nor more than sixty (60) days’ notice (or the shorter or longer notice period specified in the relevant prospectus supplement) to the holders at any time, if (A) in the case of the Senior Debt Securities, we are required to issue definitive debt securities (see “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Special Situations When a Global Security Will Be Terminated”) and, as a result, we are or would be required to pay Debt Security Additional Amounts with respect to the Senior Debt Securities; or (B) we determine that as a result of a change in or amendment to the laws or regulations of a Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the issue date of the relevant series of debt securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations),

(i)	we will or would be required to pay holders Debt Security Additional Amounts;

(ii)	we would not be entitled to claim a deduction in respect of any payments in respect of the relevant series of debt securities in computing our taxation liabilities or the value of the deduction would be materially reduced; or

(iii)	we would not, as a result of the relevant series of debt securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the issue date of the relevant series of debt securities or any similar system or systems having like effect as may from time to time exist),

(each such change in tax law or regulation or the official application thereof, a “Tax Event”),

in each of cases (A) and (B) above, at an amount equal to 100% of the principal amount of the debt securities being redeemed together with accrued but unpaid interest, if any, on the principal amount of the debt securities to be redeemed to (but excluding) the date fixed for redemption; or, in the case of Discount Senior Debt Securities, such portion of the principal amount of such Discount Senior Debt Securities as may be specified by their terms, provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us.

In each case and unless the relevant prospectus supplement provides otherwise, before we give a notice of redemption (which notice shall be irrevocable), we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, confirming that we are entitled to exercise our right of redemption. Any redemption of debt securities as a result of a Tax Event will also be subject to the provisions described under “—Notice of Redemption of Debt Securities” and “—Condition to Redemption of Debt Securities” below.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any additional circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•	that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the debt securities.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate.

Any optional redemption of debt securities will also be subject to the provisions described under “—Notice of Redemption of Debt Securities” and “—Condition to Redemption of Debt Securities” below.

Notice of Redemption of Debt Securities

Unless the relevant prospectus supplement provides otherwise, any redemption of the debt securities shall be subject to our giving not less than thirty (30) days’, nor more than sixty (60) days’, prior notice to the holders of such debt securities (unless a shorter or longer period is specified in the applicable prospectus supplement) via DTC or the relevant clearing system(s) (or, if the debt securities are held in definitive form, to the holders at their addresses shown on the register for the debt securities) (such notice being irrevocable except in the limited circumstances described in the following paragraph and as may be specified in the relevant prospectus supplement) specifying our election to redeem the relevant series of debt securities and the date fixed for such redemption. Notice by DTC to participating institutions and by these participants to street name holders of beneficial interests in the relevant series of debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

If we have elected to redeem a particular series of debt securities but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power in respect of such series of debt securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Condition to Redemption of Debt Securities

Notwithstanding any other provision, and unless otherwise specified in the applicable prospectus supplement, we may redeem the debt securities (and give notice thereof to the holders of the debt securities) only if we have obtained the prior consent of the PRA and/or any other relevant national or European authority (in either case, if such consent is then required by the Capital Regulations) for the redemption of the debt securities.

Condition to Repurchase of Debt Securities

Unless the applicable prospectus supplement provides otherwise, we or any member of the Group may purchase or otherwise acquire any outstanding debt securities of any series at any price in the open market or otherwise in accordance with the Capital Regulations applicable to the Group in force at the relevant time, and subject to the prior consent of the PRA and/or any other relevant national or European authority (in either case, if such consent is then required by the Capital Regulations).

We will treat as cancelled and no longer issued and outstanding any debt securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities. Unless otherwise specified in the applicable prospectus supplement, you have no right to require us to repurchase the debt securities. Such debt securities will stop bearing interest on the redemption date, even if you do not collect your money.

Description of Certain CRD IV Provisions Relating to Redemption and Repurchase of Debt Securities

Senior Debt Securities

On November 23, 2016, the European Commission published, among other proposals, a proposal to amend the CRD IV Regulation. Such proposal includes certain requirements in respect of eligible liabilities, including a requirement for prior consent from the competent authority to an early redemption or purchase thereof. If the proposal is adopted, the granting of permission by the PRA (or any other relevant authority) to a request by us to redeem or repurchase a particular series of Senior Debt Securities could be subject to conditions similar to those currently set out in Article 77 and 78 of the CRD IV Regulation, to the extent applicable to the Senior Debt Securities.

Dated Subordinated Debt Securities

The rules under CRD IV prescribe certain conditions for the granting of permission by the PRA to a request by us to redeem or repurchase a particular series of Dated Subordinated Debt Securities. In this respect, the CRD IV Regulation provides that the competent authority (the PRA in our case) shall grant permission to a redemption or repurchase of a particular series of Dated Subordinated Debt Securities provided that either of the following conditions is met, as applicable to such Dated Subordinated Debt Securities:

(1) on or before such redemption or repurchase of the Dated Subordinated Debt Securities, we replace such Dated Subordinated Debt Securities with “own funds instruments” (as defined below) of an equal or higher quality on terms that are sustainable for our income capacity; or

(2) we have demonstrated to the satisfaction of the PRA that our “own funds” (as defined below) would, following such redemption or repurchase, exceed the capital ratios required under CRD IV by a margin that the PRA may consider necessary on the basis set out in CRD IV for it to determine the appropriate level of capital of an institution.

In addition, the rules under CRD IV provide that the PRA may only permit us to redeem the Dated Subordinated Debt Securities before five years after the date of issuance of the relevant Dated Subordinated Debt Securities if:

(a) the conditions listed in paragraphs (1) or (2) above are met; and

(b) in the case of redemption due to the occurrence of a change in the regulatory classification of the relevant Dated Subordinated Debt Securities that would be likely to result in their exclusion from own funds or reclassification as a lower quality form of own funds, (i) the PRA considers such change to be sufficiently certain and (ii) we demonstrate to the satisfaction of the PRA that such regulatory reclassification was not reasonably foreseeable at the time of the issuance of the relevant Dated Subordinated Debt Securities; or

(c) in the case of redemption due to the occurrence of a Tax Event, we demonstrate to the satisfaction of the PRA that such Tax Event is material and was not reasonably foreseeable at the time of issuance of the relevant Dated Subordinated Debt Securities.

The rules under CRD IV may be modified from time to time after the date of issuance of the relevant Dated Subordinated Debt Securities.

“own funds” has the meaning given to such term in the CRD IV Regulation as interpreted and applied in accordance with the Capital Regulations then applicable to the Issuer. Under the CRD IV Regulation, as at the date hereof, “own funds” means the sum of Tier 1 Capital and Tier 2 Capital.

“own funds instruments” has the meaning given to such term in the CRD IV Regulation as interpreted and applied in accordance with the Capital Regulations then applicable to the Issuer. Under the CRD IV Regulation, as at the date hereof, “own funds instruments” means capital instruments issued by the institution that qualify as Common Equity Tier 1, Additional Tier 1 or Tier 2 instruments.

“Common Equity Tier 1, Additional Tier 1 or Tier 2 instruments” means Common Equity Tier 1, Additional Tier 1 or Tier 2 instruments, respectively, for purposes of the Capital Regulations.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than, in the case of the Senior Debt Securities, a majority of or, in the case of the Dated Subordinated Debt Securities, 66 2⁄3% in aggregate principal amount of the debt securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:

•	change the terms of any debt security to change the stated maturity date of its principal amount;

•	change the principal amount of, or any premium, or rate of interest, with respect to any debt security;

•	reduce the amount of principal on a Discount Senior Debt Security that would be due and payable upon an acceleration of the maturity date of any series of debt securities;

•	change our obligation, or any successor’s, to pay Debt Security Additional Amounts;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any past Senior Event of Default or Dated Subordinated Enforcement Event (in each case as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the relevant indenture;

•	modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities, in either case in a manner adverse to the holders; or

•	modify the foregoing requirements or the provisions of the relevant indenture relating to the waiver of any past Senior Event of Default, Dated Subordinated Enforcement Event or covenants, except as otherwise specified.

Unless the relevant prospectus supplement provides otherwise, in addition, any variations in the terms and conditions of Dated Subordinated Debt Securities of any series, including modifications relating to the subordination or redemption provisions of such Dated Subordinated Debt Securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits

Senior Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Event of Default” with respect to any series of Senior Debt Securities shall result if:

•	we do not pay any principal or interest on any Senior Debt Securities of that series within fourteen (14) days from the due date for payment and the principal or interest has not been duly paid within a further fourteen (14) days following written notice from the trustee or from holders of 25% in principal amount of the Senior Debt Securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Event of Default if during the fourteen (14) days after the notice such sums (“Withheld Amounts”) were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Event of Default if we act on the advice given to us during the 14-day period by independent legal advisers chosen by us and approved by the trustee; or

•	we breach any covenant or warranty of the Senior Debt Securities Indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within twenty-one (21) days of receipt of a written notice from the trustee requiring the breach to be remedied or from holders of at least 25% in principal amount of the Senior Debt Securities of that series requiring the breach to be remedied; or

•	either an English court of competent jurisdiction issues an order which is not successfully appealed within thirty (30) days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

Under the terms of the Senior Debt Securities Indenture, the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Senior Debt Securities is not a Senior Event of Default.

If a Senior Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Senior Debt Securities of that series may declare the Senior Debt Securities of that series to be due and repayable immediately (and the Senior Debt Securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable against us to enforce payment. Subject to the Senior Debt Securities Indenture provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the Senior Debt Securities Indenture, and must not be unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction, as determined by the trustee in its sole discretion. The trustee may also take any other action, not inconsistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Senior Debt Securities Indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of Senior Debt Securities or holders of coupons or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amount together with interest accrued on it. For the purposes of such payment, this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders, but in the case of payment of any Withheld Amount, without prejudice to the provisions described under “—Payment of Debt Security Additional Amounts.” Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted and we shall not be obliged to pay any Debt Security Additional Amount in respect of any such withholding or deduction.

The holders of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may waive any past Senior Event of Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium or interest on, any Senior Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Senior Debt Securities of the series.

Subject to exceptions, the trustee may (but is not obligated to), without the consent of the holders, waive or authorize a Senior Event of Default if, in the opinion of the trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.

The trustee will, within ninety (90) days of a default with respect to the Senior Debt Securities of any series, give to each affected holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the Senior Debt Securities, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Senior Debt Securities Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a Senior Event of Default, as described below in “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Legal Ownership; Form of Securities.”

Dated Subordinated Enforcement Events and Remedies

Winding-up

Unless the relevant prospectus supplement provides otherwise, if a Dated Subordinated Winding-up Event occurs, the outstanding principal amount of the Dated Subordinated Debt Securities together with any accrued but unpaid interest thereon will become immediately due and payable, subject to the subordination provisions described above under “—Ranking”.

A “Dated Subordinated Winding-up Event” with respect to the Dated Subordinated Debt Securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within thirty (30) days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment

If we fail to pay any amount that has become due and payable under the relevant Dated Subordinated Debt Securities and such failure continues for fourteen (14) days, the trustee may give us notice of such failure. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Dated Subordinated Non-Payment Event”), the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the trustee may, without further notice, institute such proceedings against us as the trustee may deem fit to enforce any term, obligation or condition binding on us under the relevant Dated Subordinated Debt Securities or the Dated Subordinated Debt Securities Indenture (other than any payment obligation of the Issuer under or arising from such Dated Subordinated Debt Securities or the Dated Subordinated Debt Securities Indenture, including, without limitation, payment of any principal or interest, including Debt Security Additional Amounts) (such obligation, a “Dated Subordinated Performance Obligation”); provided always that the trustee (acting on behalf of the holders of such Dated Subordinated Debt Securities) and the holders of such Dated Subordinated Debt Securities may not enforce, and may not be entitled to enforce or otherwise claim, against us any judgment or other award given in such proceedings that requires the payment of money by us, whether by way of damages or otherwise (a “Dated Subordinated Monetary Judgment”), except by proving such Dated Subordinated Monetary Judgment in our winding-up and/or by claiming such Dated Subordinated Monetary Judgment in our administration.

By its acquisition of the Dated Subordinated Debt Securities, each holder of the Dated Subordinated Debt Securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of the Dated Subordinated Debt Securities) to enforce or otherwise claim, a Dated Subordinated Monetary Judgment against us in connection with our breach of a Dated Subordinated Performance Obligation, except by proving such Dated Subordinated Monetary Judgment in our winding-up and/or by claiming such Dated Subordinated Monetary Judgment in our administration.

No other remedies

Other than the limited remedies specified herein under “Dated Subordinated Enforcement Events and Remedies” above and subject to “Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the Dated Subordinated Debt Securities) or the holders of the Dated Subordinated Debt Securities whether for the recovery of amounts owing in respect of such Dated Subordinated Debt Securities or under the Dated Subordinated Debt Securities Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such Dated Subordinated Debt Securities or under the Dated Subordinated Debt Securities Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Dated Subordinated Debt Securities Indenture and any subordination provision in any supplemental indenture thereto.

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “Dated Subordinated Enforcement Events and Remedies” above, (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the Dated Subordinated Debt Securities under the provisions of the Dated Subordinated Debt Securities Indenture and (2) nothing shall impair the right of a holder of the Dated Subordinated Debt Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the relevant Dated Subordinated Debt Securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the Dated Subordinated Debt Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Dated Subordinated Debt Securities, are subject to the subordination provisions set forth in the Dated Subordinated Debt Securities Indenture and any subordination provisions in any supplemental indenture thereto.

Under the terms of the Dated Subordinated Debt Securities Indenture, the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Dated Subordinated Debt Securities is not a Dated Subordinated Enforcement Event.

Trustee’s Duties—Dated Subordinated Debt Securities

In case of a Dated Subordinated Enforcement Event under any series of the Dated Subordinated Debt Securities, the trustee shall exercise such of the rights and powers vested in it by the Dated Subordinated Debt Securities Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “Dated Subordinated Enforcement Event” shall occur (i) upon the occurrence of Dated Subordinated Winding-Up Event, (ii) upon the occurrence of a Dated Subordinated Non-Payment Event or (iii) upon a breach by us of a Dated Subordinated Performance Obligation with respect to the relevant series of the Dated Subordinated Debt Securities. Holders of a majority of the aggregate principal amount of the outstanding Dated Subordinated Debt Securities of a series may waive any past Dated Subordinated Enforcement Event specified in clause (iii) in the preceding sentence but may not waive any past Dated Subordinated Enforcement Event specified in clauses (i) and (ii) in the preceding sentence.

If a Dated Subordinated Enforcement Event occurs and is continuing with respect to any series of the Dated Subordinated Debt Securities, the trustee will have no obligation to take any action at the direction of any holders of such series of the Dated Subordinated Debt Securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of a series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the Dated Subordinated Debt Securities. However, this direction (a) must not be in conflict with any rule of law or the Dated Subordinated Debt Securities Indenture and (b) must not be unjustly prejudicial to the holder(s) of such series of the Dated Subordinated Debt Securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within ninety (90) days of a Dated Subordinated Enforcement Event with respect to the Dated Subordinated Debt Securities of any series, give to each affected holder of the Dated Subordinated Debt Securities of the affected series notice of any default known to the trustee, unless the default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Dated Subordinated Debt Securities Indenture.

Limitation on Suits

Before a holder of debt securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	The holder must give the trustee written notice that a Senior Debt Event of Default or a Dated Subordinated Enforcement Event, as applicable, has occurred and remains uncured, specifying such default and stating that such notice is a “Notice of Default” under the Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture, as applicable.

•	The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer to the trustee indemnity or security satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the debt securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Senior Debt Event of Default or Dated Subordinated Enforcement Event, as applicable, as described below in “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Legal Ownership; Form of Securities.”

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable indenture. However, any successor person formed by any consolidation, amalgamation or merger, or any transferee or lessee of our assets, must assume our obligations on the debt securities and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation (and in respect of the Dated Subordinated Debt Securities, including, if and to the extent required by the Capital Regulations at such time, the prior consent of the PRA and/or any other relevant national or European authority), any of our wholly owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking—Dated Subordinated Debt Securities” above, in the case of Dated Subordinated Debt Securities) the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Debt Security Additional Amounts under the debt securities of the series will be payable in respect of Taxes imposed by the jurisdiction in which the successor entity is organized, rather than Taxes imposed by a U.K. Taxing Jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Debt Security Additional Amounts in respect of Taxes imposed by a U.K. Taxing Jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Debt Security Additional Amounts related to taxes (subject to the exceptions set forth in “—Payment of Debt Security Additional Amounts” above) imposed by a U.K. Taxing Jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the official application of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations.

The U.S. Internal Revenue Service (the “IRS”) might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

Unless the applicable prospectus supplement provides otherwise, the debt securities, the Senior Debt Securities Indenture and the Dated Subordinated Debt Securities Indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the relevant indenture, any applicable subordination provisions of each series of Dated Subordinated Debt Securities and any applicable provisions relating to waiver of set-off of each series of debt securities and the related provisions in the relevant indenture will be governed by and construed in accordance with English law.

Notices

Notices regarding the debt securities will be valid:

•	with respect to global debt securities if given in accordance with the applicable procedures of the depositary for such global debt securities; or

•	if registered debt securities are affected, if given in writing and mailed to each registered holder as provided in the applicable Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture, as applicable.

With respect to a global debt security representing any series of debt securities, a copy of all notices with respect to such series will be delivered to the depositary for such global debt security.

The Trustee

The Bank of New York Mellon acting through its London Branch, will be the trustee under the indentures. The trustee has two principal functions:

•	first, it can enforce a holder’s rights against us if we default on debt securities issued under the relevant indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The indentures provide that we irrevocably designate Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the Senior Debt Securities Indenture or Dated Subordinated Debt Securities Indenture, as applicable, or debt securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF CONTINGENT CONVERTIBLE SECURITIES

The following is a summary of the general terms of the contingent convertible securities (as defined below). It sets forth possible terms and provisions for each series of contingent convertible securities. Each time that we offer contingent convertible securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those contingent convertible securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

As used in this prospectus, “contingent convertible securities” means the subordinated securities of Barclays PLC convertible into ordinary shares of Barclays PLC that the trustee authenticates and delivers under the applicable indenture. The contingent convertible securities will not be secured by any assets or property of Barclays PLC or any of its subsidiaries or affiliates (including Barclays Bank PLC, its subsidiary).

Contingent convertible securities will be issued in one or more series under an indenture (the “Contingent Convertible Securities Indenture”) to be entered into between us and The Bank of New York Mellon acting through its London Branch, as trustee. The terms of the contingent convertible securities include those stated in the indenture and any supplements thereto, and those terms made part of the Contingent Convertible Securities Indenture by reference to the Trust Indenture Act. We have filed the form of Contingent Convertible Securities Indenture as an exhibit to the registration statement of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the contingent convertible securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the Contingent Convertible Securities Indenture, any supplement to the Contingent Convertible Securities Indenture and the form of the instrument representing each series of contingent convertible securities. Certain terms, unless otherwise defined here, have the meaning given to them in the Contingent Convertible Securities Indenture.

References to “you” and “holder” in the subsections to this section “Description of Contingent Convertible Securities,” entitled “—Interest Cancellation,” “—Ranking of Contingent Convertible Securities,” “— No Set-off,” “—Agreement with Respect to the Exercise of U.K. Bail-in Power,” “—Payment of Contingent Convertible Additional Amounts,” “—Contingent Convertible Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment),” “—Contingent Convertible Enforcement Events and Remedies—No other remedies” and “—Subsequent Holders’ Agreement” below, include beneficial owners of the contingent convertible securities.

General

The contingent convertible securities are not deposit liabilities of Barclays PLC and are not insured by any regulatory body of the United States or the United Kingdom.

Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The Contingent Convertible Securities Indenture does not limit the amount of contingent convertible securities that we may issue. We may issue the contingent convertible securities in one or more series, or as units comprised of two or more related series. A series of contingent convertible securities will be perpetual

(i.e., without a maturity date). The prospectus supplement will indicate for each series or of two or more related series of contingent convertible securities:

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the contingent convertible securities;

•	any limit on the aggregate principal amount of the contingent convertible securities that may be authenticated or delivered;

•	the person to whom any interest on any contingent convertible security may be payable, if other than the holder on the relevant record date;

•	whether the contingent convertible securities are intended to qualify as capital for capital adequacy purposes;

•	the ranking of the contingent convertible securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner, if different from the relevant provisions in the Contingent Convertible Securities Indenture;

•	the prices at which we will issue the contingent convertible securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances, if different from the interest cancellation provisions and restrictions on interest payments set forth in the Contingent Convertible Securities Indenture;

•	limitations, if any, on our ability to pay principal or interest in respect of the contingent convertible securities, including situations whereby we may be prohibited from making such payments;

•	provisions, if any, for the discharge and defeasance of contingent convertible securities of any series;

•	any condition applicable to payment of any principal, premium or interest on contingent convertible securities of any series;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the contingent convertible securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

•	any additional terms on which the contingent convertible securities may or will be converted at our option or otherwise into ordinary shares or other securities of Barclays PLC (“Conversion Securities”), and, if so, the nature and terms of the Conversion Securities into which such contingent convertible securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the contingent convertible securities may be converted;

•	the terms of any repurchase of the contingent convertible securities;

•	the denominations in which the contingent convertible securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•	the amount, or how to calculate the amount, that we will pay to the contingent convertible security holder, if the contingent convertible security is redeemed before its stated maturity, if any, or accelerated, or for which the trustee shall be entitled to file and prove a claim to the extent so permitted;

•	whether and how the contingent convertible securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the contingent convertible securities are denominated, and in which we make any payments;

•	whether we will issue the contingent convertible securities wholly or partially as one or more global contingent convertible securities;

•	what conditions must be satisfied before we will issue the contingent convertible securities in definitive form (“definitive contingent convertible securities”);

•	any reference asset we will use to determine the amount of any payments on the contingent convertible securities;

•	any other or different Contingent Convertible Enforcement Event, other categories of default or covenants applicable to any of the contingent convertible securities, and the relevant terms if they are different from the terms in the Contingent Convertible Securities Indenture;

•	any restrictions applicable to the offer, sale and delivery of the contingent convertible securities;

•	whether we will pay Contingent Convertible Additional Amounts, as defined below, on the contingent convertible securities;

•	whether we will issue the contingent convertible securities in registered form (“registered contingent convertible securities”) or in bearer form (“bearer contingent convertible securities”) or both;

•	for registered contingent convertible securities, the record date for any payment of principal, interest or premium;

•	any listing of the contingent convertible securities on a securities exchange;

•	the extent to which holders of the contingent convertible securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the securities, if different from the waiver of set-off provisions in the Contingent Convertible Securities Indenture;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, calculation agents, transfer agents or registrars of any series;

•	any applicable additional or alternative provision or provisions related to the U.K. Bail-in Power;

•	any other or different terms of the contingent convertible securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

The prospectus supplement relating to any series of contingent convertible securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

If we issue contingent convertible securities in bearer form, the special restrictions and considerations relating to such bearer contingent convertible securities, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

Contingent convertible securities may bear interest at a fixed rate or a floating rate or we may issue contingent convertible securities that bear no interest or that bear interest at a rate below the prevailing market interest rate. The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to contingent convertible securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of contingent convertible securities have no voting rights except as explained in this section below under “—Modification and Waiver,” “—Contingent Convertible Enforcement Events and Remedies,” “—Trustee’s Duties” and “Limitation on Suits.”

If we issue contingent convertible securities that qualify as Tier 1 Capital or other regulatory capital securities for the purposes of the Capital Regulations, the terms may vary from those described in this prospectus and will be set forth in the accompanying prospectus supplement.

Market-Making Transactions. If you purchase your contingent convertible security in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular contingent convertible security occurs after the original issuance and sale of the contingent convertible security.

Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, the date, if any, for payments of principal and any premium, if any, on any particular series of contingent convertible securities.

Interest Cancellation

Interest Payments Discretionary

Unless the relevant prospectus supplement provides otherwise, interest on the contingent convertible securities will be due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. If the Issuer does not make an interest payment on the relevant interest payment date (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable. If the Issuer provides notice to cancel a portion, but not all, of an interest payment and the Issuer subsequently does not make a payment of the remaining portion of such interest payment on the relevant interest payment date, such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such remaining portion of the interest payment, and accordingly such remaining portion of the interest payment shall also not be due and payable.

Because the contingent convertible securities are intended to qualify as additional tier 1 capital under CRD IV, the Issuer may cancel (in whole or in part) any interest payment at its discretion and may pay dividends on its ordinary or preference shares notwithstanding such cancellation. In addition, the Issuer may use such cancelled payments without restriction to meet its obligations as they fall due.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Restriction on Interest Payments

Unless the relevant prospectus supplement provides otherwise, subject to the extent permitted in the following paragraph in respect of partial interest payments, the Issuer shall not make an interest payment on the relevant series of contingent convertible securities on any interest payment date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such interest payment date) if:

(a) the Issuer has an amount of Distributable Items on such interest payment date that is less than the sum of (i) all distributions or interest payments made or declared by the Issuer since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Securities, the relevant series of contingent convertible securities and any Junior Securities and (ii) all distributions or interest payments payable by the Issuer (and not cancelled or deemed cancelled) on such interest payment date (x) on the relevant series of contingent convertible securities and (y) on or in respect of any Parity Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(b) the Solvency Condition (as defined under “—Ranking” below) is not satisfied in respect of such interest payment.

The Issuer may, in its sole discretion, elect to make a partial interest payment on the relevant series of contingent convertible securities on any interest payment date, only to the extent that such partial interest payment may be made without breaching the restriction in the preceding paragraph.

The Issuer will be responsible for determining compliance with this restriction on interest payments and neither the trustee nor any agent shall be required to monitor such compliance or to perform any calculations in connection therewith.

“Distributable Items” shall have the meaning assigned to such term in the Capital Regulations then applicable to the Issuer, but amended so that for so long as there is any reference therein to “before distributions to holders of own funds instruments” it shall be read as a reference to “before distributions to holders of Parity Securities, the contingent convertible securities or any Junior Securities.” Under CRD IV, as at the date hereof, “distributable items” means the amount of the profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of own funds instruments less any losses brought forward, profits which are non-distributable pursuant to provisions in legislation or the institution’s by-laws and sums placed to non-distributable reserves in accordance with applicable national law or the statutes of the institution, those losses and reserves being determined on the basis of the individual accounts of the institution and not on the basis of the consolidated accounts.

“Junior Securities” means any ordinary shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, junior to the relevant series of contingent convertible securities in a winding-up or administration of the Issuer.

“Parity Securities” means any preference shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, pari passu with the relevant series of contingent convertible securities in a winding-up or administration of the Issuer.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Agreement to Interest Cancellation

By subscribing for, purchasing or otherwise acquiring the contingent convertible securities, holders of the contingent convertible securities acknowledge and agree that:

(a) interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by the Issuer at its sole discretion and/or (y) deemed cancelled (in whole or in part) as a result of us having insufficient Distributable Items or failing to satisfy the Solvency Condition; and

(b) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Contingent Convertible Securities Indenture shall not constitute a default in payment or otherwise under the terms of the contingent convertible securities.

Interest will only be due and payable on an interest payment date to the extent it is not cancelled or deemed cancelled in accordance with the provisions described under “—Interest Payments Discretionary” and “—Restriction on Interest Payments” above. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the contingent convertible securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. The Issuer may use such cancelled payments without restriction to meet its obligations as they fall due.

Notice of Interest Cancellation

If practicable, we shall provide notice of any cancellation or deemed cancellation of interest (in whole or in part) to the holders of the contingent convertible securities through DTC (or, if the contingent convertible securities are held in definitive form, to the holders at their addresses shown on the register for the relevant series of contingent convertible securities and as may be specified in the relevant prospectus supplement) and to the trustee directly on or prior to the relevant interest payment date. If practicable, we shall endeavor to provide such notice at least five (5) business days prior to the relevant interest payment date. Failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, or give holders of the contingent convertible securities any rights as a result of such failure.

Automatic Conversion upon a Capital Adequacy Trigger Event

The applicable prospectus supplement may provide that, upon the occurrence of a Capital Adequacy Trigger Event, an Automatic Conversion (as defined below) will occur on the relevant Conversion Date (as defined below). A “Capital Adequacy Trigger Event” will occur with respect to a particular series of contingent convertible securities if the specified capital ratio, calculated in accordance with the Capital Regulations then applicable to the Issuer or as otherwise specified in the applicable prospectus supplement, falls below a pre-determined threshold specified for such series in the applicable prospectus supplement. Whether a Capital Adequacy Trigger Event has occurred at any time shall be determined by the Issuer and such determination will be binding on the trustee and holders of the contingent convertible securities. The applicable prospectus supplement will also specify a rate of conversion, conversion price or other conversion formula for the number of ordinary shares to be issued upon an Automatic Conversion. “Automatic Conversion” means, in respect of any series of contingent convertible securities, the irrevocable and automatic release of all of the Issuer’s obligations under such series of contingent convertible securities in consideration of the Issuer’s issuance of the Conversion Shares in accordance with the terms of such contingent convertible securities. “Conversion Shares” means the ordinary shares of the Issuer to be issued following an Automatic Conversion.

Unless otherwise specified in the applicable prospectus supplement, following an Automatic Conversion the Issuer may, in its sole and absolute discretion, elect to cause all or some of the Conversion Shares to be offered to all or some of the Issuer’s ordinary shareholders at a cash price per Conversion Share that will be specified (or determined in accordance with a formula set forth) in the applicable prospectus supplement. The applicable prospectus supplement will also include the procedures relating to any such offer of Conversion Shares. Any such offer of Conversion Shares will be made subject to applicable laws and regulations (including the Securities Act) in effect at the relevant time and shall be conducted, if at all, only to the extent that the Issuer, in its sole and absolute discretion, determines that the offer of Conversion Shares is practicable.

Ranking of Contingent Convertible Securities

Contingent convertible securities will constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves.

Unless the applicable prospectus supplement provides otherwise, in the event of our winding up or administration, the rights and claims of the holders of any series of contingent convertible securities in respect of, or arising from, the contingent convertible securities (including any damages (if payable)) shall be subordinated to the claims of Senior Creditors.

If:

(a) an order is made, or an effective resolution is passed, for the winding-up of the Issuer (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation); or

(b) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend,

then, (1) if such events specified in (a) or (b) above occur before the date on which a Capital Adequacy Trigger Event occurs, there shall be payable by the Issuer in respect of each such contingent convertible security (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to a holder of contingent convertible securities if, on the day prior to the commencement of such winding-up or administration and thereafter, such holder of contingent convertible securities were the holder of the most senior class of preference shares in the capital of the Issuer, having an equal right to a return of assets in such winding-up or administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by the Issuer that has a preferential right to a return of assets in such winding-up or administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in the capital of the Issuer, but ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such holder of contingent convertible securities was entitled to receive in respect of such preference shares, on a return of assets in such winding-up or administration, was an amount equal to the principal amount of the relevant contingent convertible security together with any damages (if payable) and (2) if such events specified in (a) or (b) above occur on or after the date on which a Capital Adequacy Trigger Event occurs but before the Conversion Date, then for purposes of determining the claim of a holder of contingent convertible securities in such winding-up or administration, the Conversion Date in respect of an Automatic Conversion shall be deemed to have occurred immediately before the occurrence of such events specified in (a) or (b) above.

Furthermore, other than in the event of a winding-up or administration of the Issuer specified in (a) or (b) above, payments in respect of or arising from the contingent convertible securities are conditional upon the Issuer being solvent at the time of payment by the Issuer and in that no sum in respect of or arising from the contingent convertible securities may fall due and be paid except to the extent that the Issuer could make such payment and still be solvent immediately thereafter (such condition referred to herein as the “Solvency Condition”). For purposes of determining whether the Solvency Condition is met, the Issuer shall be considered to be solvent at a particular point in time if (i) it is able to pay its debts owed to Senior Creditors as they fall due and (ii) the Balance Sheet Condition has been met.

An officer’s certificate executed in accordance with the Contingent Convertible Securities Indenture as to the Issuer’s solvency at any particular point in time shall be treated by the Issuer, the trustee, the holders and all other interested parties as correct and sufficient evidence thereof.

Any payment of interest not due by reason of these provisions relating to ranking shall be deemed cancelled as provided under “—Interest Cancellation” above.

“Senior Creditors” with respect to a particular series of contingent convertible securities, means creditors of the Issuer (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated (whether only in the event of the winding-up or administration of the Issuer or otherwise) to the claims of unsubordinated creditors of the Issuer but not further or otherwise; or (iii) whose claims are, or are expressed to be, junior to the claims of other creditors of the Issuer, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the holders of the contingent convertible securities.

The “Balance Sheet Condition” shall be satisfied in relation to the Issuer if the value of its assets is at least equal to the value of its liabilities (taking into account its contingent and prospective liabilities), according to the criteria that would be applied by the High Court of Justice of England and Wales (or the relevant authority of such other jurisdiction in which the Issuer may be organized) in determining whether the Issuer is “unable to pay its debts” under section 123(2) of the U.K. Insolvency Act 1986 or any amendment or re-enactment thereof (or in accordance with the corresponding provisions of the applicable laws of such other jurisdiction in which the Issuer may be organized).

Any payment of interest not due by reason of the provisions described in this subsection “—Ranking” shall be deemed cancelled pursuant to provision described under “—Interest Cancellation—Restrictions on Interest Payments” above.

“Conversion Date” with respect to a particular series of contingent convertible securities, shall have the meaning set forth in the applicable prospectus supplement.

No Set-off

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, no holder of contingent convertible securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the contingent convertible securities and the Contingent Convertible Securities Indenture and each holder of contingent convertible securities shall, by virtue of its holding of any contingent convertible security, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any holder of the contingent convertible securities by us in respect of, or arising under, the contingent convertible securities or the Contingent Convertible Securities Indenture are discharged by set-off, such holder shall, subject to applicable law and unless the applicable prospectus supplement provide otherwise, immediately pay to us an amount equal to the amount of such discharge (or, in the event of our winding-up or administration, our liquidator or administrator, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for us (or our liquidator or administrator, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of contingent convertible securities, each holder agrees to be bound by these provisions relating to waiver of set-off. No holder of contingent convertible securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between the Issuer and any holder of contingent convertible securities, by acquiring contingent convertible securities, each holder of contingent convertible securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the contingent convertible securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the contingent convertible securities into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder of the contingent convertible securities of such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity, if any, of the contingent convertible securities, or amendment of the amount of interest due on the contingent convertible securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the contingent convertible securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. Each holder further acknowledges and agrees that the rights of the holders of the contingent convertible securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. Any issuance of ordinary shares or other securities pursuant to such exercise of the U.K. Bail-in Power would be separate and distinct from the issuance of ordinary shares resulting from an Automatic

Conversion. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the contingent convertible securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the Relevant U.K. Resolution Authority in breach of laws applicable in England.

For the purposes of the contingent convertible securities, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the Banking Act pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

No repayment of the principal amount of the contingent convertible securities or payment of interest on the contingent convertible securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

By its acquisition of the contingent convertible securities, each holder of contingent convertible securities, to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the contingent convertible securities.

Upon the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the contingent convertible securities, the Issuer shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying holders of such occurrence. The Issuer shall also deliver a copy of such notice to the trustee for information purposes.

By its acquisition of the contingent convertible securities, each holder of contingent convertible securities acknowledges and agrees that the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to a particular series of contingent convertible securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

The Issuer’s obligations to indemnify the trustee in accordance with the indentures shall survive the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the contingent convertible securities.

By its acquisition of the contingent convertible securities, each holder of contingent convertible securities acknowledges and agrees that, upon the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority, (a) the trustee shall not be required to take any further directions from holders of the contingent convertible securities under Section 5.13 (Control by Holders) of the Contingent Convertible Securities Indenture, which section authorizes holders of a majority in aggregate principal amount of outstanding contingent convertible securities of the relevant series of contingent convertible securities to direct certain actions relating to the contingent convertible securities and (b) the Contingent Convertible Securities Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority, the contingent convertible securities remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of the contingent convertible securities), then the trustee’s duties under the Contingent Convertible Securities Indenture shall remain applicable with respect to the contingent convertible securities following such completion to the extent that the Issuer and the trustee shall agree pursuant to a supplemental indenture to the Contingent Convertible Securities Indenture or an amendment thereto.

By its acquisition of the contingent convertible securities, each holder of contingent convertible securities shall be deemed to have (a) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the contingent convertible securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such contingent convertible securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the contingent convertible securities as it may be imposed, without any further action or direction on the part of such holder or the trustee.

The exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the contingent convertible securities shall not constitute a Contingent Convertible Enforcement Event.

The relevant prospectus supplement may describe additional or alternative related provisions with respect to the U.K. Bail-in Power, including certain waivers by the holders of contingent convertible securities of certain claims against the trustee, to the extent permitted by the Trust Indenture Act.

Subsequent Holders’ Agreement

Holders of contingent convertible securities that acquire contingent convertible securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein and in the applicable prospectus supplement to the same extent as the holders of contingent convertible securities that acquire contingent convertible securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by, and consent to, the terms of the contingent convertible securities, including in relation to the U.K. Bail-in Power, the provisions described under “—Interest Cancellation,” the subordination provisions described under “—Ranking of Contingent Convertible Securities”, the waiver of set-off provisions described under “—No Set-off” and the limitations on remedies specified in “—Contingent Convertible Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment)” in this section “Description of Contingent Convertible Securities.”

Payment of Contingent Convertible Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of contingent convertible securities without deduction or withholding for, or on account of, any and all present or future Taxes now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of any Taxing Jurisdiction, unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, if at any time a Taxing Jurisdiction requires us to deduct or withhold Taxes, we will pay the additional amounts of, or in respect of, the principal of, premium, if any, and any interest on, the contingent convertible securities (“Contingent Convertible Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Contingent Convertible Additional Amounts for Taxes that are payable because:

•

the holder of the contingent convertible securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a Taxing Jurisdiction requiring that deduction or withholding, or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of the contingent convertible security, or the collection of any payment of, or in respect of, principal of, any premium, or any interest on, the contingent convertible securities of the relevant series;

•	except in the case of our winding-up in England, the relevant contingent convertible security is presented for payment in the United Kingdom;

•	the relevant contingent convertible security is presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the holder of the relevant contingent convertible security would have been entitled to the Contingent Convertible Additional Amounts on presenting the contingent convertible security for payment at the close of such 30-day period;

•	the holder of the relevant contingent convertible securities or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or any interest on contingent convertible securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a condition to relief or exemption from such Taxes; or

•	if the Taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the contingent convertible securities had been the holder of the contingent convertible securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of, or any interest on (and premium, if any) or in respect of, any contingent convertible securities of any series, we mean to include the payment of Contingent Convertible Additional Amounts to the extent that, in context, Contingent Convertible Additional Amounts are, were or would be payable. However, for the avoidance of doubt, any limitations and restrictions on interest payments described under “—Interest Cancellation” shall apply to any Contingent Convertible Additional Amounts mutatis mutandis.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us or any paying agent on the contingent convertible securities will be paid net of any FATCA Withholding Tax, and neither we nor any paying agent will be required to pay Contingent Convertible Additional Amounts on account of any FATCA Withholding Tax.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the contingent convertible securities and the Contingent Convertible Securities Indenture for or on account of any Applicable Law. In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this paragraph will be treated as paid to the holder of a contingent convertible security, and we will not pay Contingent Convertible Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “—Payment of Contingent Convertible Additional Amounts” explicitly provide otherwise.

Redemption

Any terms of the redemption of any series of contingent convertible securities, whether at our option or upon the occurrence of certain circumstances (including, but shall not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the contingent convertible securities. Any notice of redemption of contingent convertible securities will state:

•	the date fixed for redemption;

•	the amount of contingent convertible securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•	that on the date fixed for redemption the redemption price will become due and payable on each contingent convertible security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the contingent convertible securities.

In the case of a partial redemption, the trustee shall select the contingent convertible securities that we will redeem in any manner it deems fair and appropriate.

Any optional redemption of contingent convertible securities will also be subject to the provisions described under “—Notice of Redemption of Contingent Convertible Securities” and “—Condition to Redemption of Contingent Convertible Securities” below.

Notice of Redemption of Contingent Convertible Securities

Unless the relevant prospectus supplement provides otherwise, any redemption of the contingent convertible securities shall be subject to our giving not less than thirty (30) days’, nor more than sixty (60) days’, prior notice to the holders of such contingent convertible securities (unless a shorter or longer period is specified in the applicable prospectus supplement) via DTC or the relevant clearing system(s) (or, if the contingent convertible securities are held in definitive form, to the holders at their addresses shown on the register for the contingent convertible securities) (such notice being irrevocable except in the limited circumstances described in the following paragraphs and as may be specified in the relevant prospectus supplement) specifying our election to redeem the relevant series of contingent convertible securities and the date fixed for such redemption. Notice by DTC to participating institutions and by these participants to street name holders of beneficial interests in the relevant series of contingent convertible securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Unless the relevant prospectus supplement provides otherwise, if we have elected to redeem a particular series of contingent convertible securities but the Solvency Condition with respect to such series is not satisfied in respect of the relevant redemption payment on the applicable redemption date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect and no payment of the redemption amount will be due and payable. We will notify the holders of the relevant contingent convertible securities and the trustee of any such rescission as soon as practicable prior to, or, as the case may be, following, the applicable redemption date, provided however that failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such rescission. In addition, if we have elected to redeem the contingent convertible securities but prior to the payment of the redemption amount with respect to such redemption a Capital Adequacy Trigger Event occurs with respect to the relevant series of contingent convertible securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, no payment of the redemption amount will be due and payable and an Automatic Conversion shall occur with respect to the relevant series of contingent convertible securities.

If we have elected to redeem a particular series of contingent convertible securities but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its

U.K. Bail-in Power in respect of such series of contingent convertible securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Condition to Redemption of Contingent Convertible Securities

Notwithstanding any other provision, and unless otherwise specified in the applicable prospectus supplement, we may redeem the contingent convertible securities (and give notice thereof to the holders of the contingent convertible securities) only if we have obtained the prior consent of the PRA and/or any other relevant national or European authority (in either case, if such consent is then required by the Capital Regulations) for the redemption of the contingent convertible securities.

Condition to Repurchase of Contingent Convertible Securities

Unless the applicable prospectus supplement provides otherwise, we or any member of the Group may purchase or otherwise acquire any outstanding contingent convertible securities of any series at any price in the open market or otherwise in accordance with the Capital Regulations applicable to the Group in force at the relevant time, and subject to the prior consent of the PRA and/or any other relevant national or European authority (in either case, if such consent is then required by the Capital Regulations) and to applicable law and regulations.

We will treat as cancelled and no longer issued and outstanding any contingent convertible securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities. Unless otherwise specified in the applicable prospectus supplement, you have no right to require us to repurchase the contingent convertible securities. Such contingent convertible securities will stop bearing interest on the redemption date, even if you do not collect your money.

Description of Certain CRD IV Provisions Relating to Redemption and Repurchase of Contingent Convertible Securities

The rules under CRD IV prescribe certain conditions for the granting of permission by the PRA to a request by us to redeem or repurchase a particular series of contingent convertible securities. In this respect, the CRD IV Regulation provides that the competent authority (the PRA in our case) shall grant permission to a redemption or repurchase of a particular series of contingent convertible securities provided that either of the following conditions is met, as applicable to such contingent convertible securities:

1)	on or before such redemption or repurchase of the contingent convertible securities, we replace such contingent convertible securities with “own funds instruments” of an equal or higher quality on terms that are sustainable for our income capacity; or

2)	we have demonstrated to the satisfaction of the PRA that our “own funds” would, following such redemption or repurchase, exceed the capital ratios required under CRD IV by a margin that the PRA may consider necessary on the basis set out in CRD IV for it to determine the appropriate level of capital of an institution.

In addition, the rules under CRD IV provide that the PRA may only permit us to redeem the contingent convertible securities before five years after the date of issuance of the relevant contingent convertible securities if:

a)	the conditions listed in paragraphs 1) or 2) above are met; and

b)

in the case of redemption due to the occurrence of a change in the regulatory classification of the relevant contingent convertible securities that would be likely to result in their exclusion from own funds or reclassification as a lower quality form of own funds, (i) the PRA considers such change to be sufficiently certain and (ii) we demonstrate to the satisfaction of the PRA that such regulatory reclassification was not reasonably foreseeable at the time of the issuance of the contingent convertible securities; or

c)	in the case of redemption due to the occurrence of a change in the applicable tax treatment of the relevant contingent convertible securities, we demonstrate to the satisfaction of the PRA that such change is material and was not reasonably foreseeable at the time of issuance of the relevant contingent convertible securities.

The rules under CRD IV may be modified from time to time after the date of issuance of the relevant series of contingent convertible securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the Contingent Convertible Securities Indenture applicable to each series of contingent convertible securities without the consent of the holders of the contingent convertible securities. We may make other modifications and amendments with the consent of the holder(s) of not less than 66 2/3% in aggregate principal amount of the contingent convertible securities of the series outstanding under the Contingent Convertible Securities Indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected contingent convertible security that would:

•	change the principal amount of, or any premium or rate of interest, with respect to any contingent convertible security;

•	change our obligation, or any successor’s, to pay Contingent Convertible Additional Amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable, to the extent that such right exists;

•	reduce the percentage in aggregate principal amount of outstanding contingent convertible securities of the series necessary to modify or amend the Contingent Convertible Securities Indenture or to waive compliance with certain provisions of the Contingent Convertible Securities Indenture and any past Contingent Convertible Enforcement Event (as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the Contingent Convertible Securities Indenture;

•	modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the contingent convertible securities, in either case in a manner adverse to the holders; or

•	modify the foregoing requirements or the provisions of the Contingent Convertible Securities Indenture relating to the waiver of any past Contingent Convertible Enforcement Event or covenants, except as otherwise specified.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the contingent convertible securities of any series, including modifications relating to the subordination or redemption provisions of such contingent convertible securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Contingent Convertible Enforcement Events and Remedies

Winding-up

Unless the relevant prospectus supplement provides otherwise, if a Contingent Convertible Winding-up Event occurs before the occurrence of a Capital Adequacy Trigger Event, the outstanding principal amount of the contingent convertible securities will become immediately due and payable, subject to the subordination provisions described above under “—Ranking of Contingent Convertible Securities” without the need of any further action on the part of the trustee, the holders of the relevant contingent convertible securities or any other person.

For the avoidance of doubt, as the principal amount of the contingent convertible securities will become immediately due and payable upon a Contingent Convertible Winding-up Event that occurs before the occurrence of a Capital Adequacy Trigger Event, neither the trustee nor the holders of the relevant contingent convertible securities are required to declare such principal amount to be due and payable.

A “Contingent Convertible Winding-up Event” with respect to the contingent convertible securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within thirty (30) days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend. For the avoidance of doubt, no interest will be due and payable if such interest has been cancelled or is deemed cancelled (in each case, in whole or in part) as described under “—Interest Cancellation” above.

Non-payment

If we fail to pay any amount that has become due and payable under the relevant contingent convertible securities and such failure continues for fourteen (14) days, the trustee may give us written notice of such failure. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Contingent Convertible Non-Payment Event”), the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. For the avoidance of doubt, no interest with respect to any series of contingent convertible securities will be due and payable if such interest on such series of contingent convertible securities has been cancelled or is deemed cancelled (in each case, in whole or in part) as described under “—Interest Cancellation” above. Accordingly, no default in payment under such contingent convertible securities will have occurred or be deemed to have occurred in such circumstances.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the trustee may, without further notice, institute such proceedings against us as the trustee may deem fit to enforce any term, obligation or condition binding on us under the relevant contingent convertible securities or the Contingent Convertible Securities Indenture (other than any payment obligation of the Issuer under or arising from such contingent convertible securities or the Contingent Convertible Securities Indenture, including, without limitation, payment of any principal or interest, including Contingent Convertible Additional Amounts) (such obligation, a “Contingent Convertible Performance Obligation”); provided always that the trustee (acting on behalf of the holders of such contingent convertible securities) and the holders of such contingent convertible securities may not enforce, and may not be entitled to enforce or otherwise claim, against us any judgment or other award given in such proceedings that requires the payment of money by us, whether by way of damages or otherwise (a “Contingent Convertible Monetary Judgment”), except by proving such Contingent Convertible Monetary Judgment in our winding-up and/or by claiming such Contingent Convertible Monetary Judgment in our administration.

By its acquisition of the contingent convertible securities, each holder of the contingent convertible securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of the contingent convertible securities) to enforce or otherwise claim, a Contingent Convertible Monetary Judgment against us in connection with our breach of a Contingent Convertible Performance Obligation, except by proving such Contingent Convertible Monetary Judgment in our winding-up and/or by claiming such Contingent Convertible Monetary Judgment in our administration.

No other remedies

Other than the limited remedies specified herein under “Contingent Convertible Enforcement Events and Remedies” above and subject to “Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the contingent convertible securities) or the holders of the contingent convertible securities whether for the recovery of amounts owing in respect of the contingent convertible securities or under the Contingent Convertible Securities Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of the contingent convertible securities or under the Contingent Convertible Securities Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Contingent Convertible Securities Indenture and any subordination provisions in any supplemental indenture thereto.

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “Contingent Convertible Enforcement Events and Remedies” above, (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the contingent convertible securities under the provisions of the Contingent Convertible Securities Indenture and (2) nothing shall impair the right of a holder of the contingent convertible securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the relevant contingent convertible securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the contingent convertible securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the contingent convertible securities, are subject to the subordination provisions set forth in the Contingent Convertible Securities Indenture and any subordination provisions in any supplemental indenture thereto.

Under the terms of the Contingent Convertible Securities Indenture, an Automatic Conversion or the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the contingent convertible securities is not a Contingent Convertible Enforcement Event.

Trustee’s Duties

In case of a Contingent Convertible Enforcement Event under any series of the contingent convertible securities, the trustee shall exercise such of the rights and powers vested in it by the Contingent Convertible Securities Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “Contingent Convertible Enforcement Event” shall occur (i) upon the occurrence of a Contingent Convertible Winding-Up Event that occurs before any applicable Conversion Date, (ii) upon the occurrence of a Contingent Convertible Non-Payment Event or (iii) upon a breach by us of a Contingent Convertible Performance Obligation with respect to the relevant series of the contingent convertible securities. Holders of a majority of the aggregate principal amount of the outstanding contingent convertible securities of a series may waive any past Contingent Convertible Enforcement Event specified in clause (iii) in the preceding sentence but may not waive any past Contingent Convertible Enforcement Event specified in clauses (i) and (ii) in the preceding sentence.

If a Contingent Convertible Enforcement Event occurs and is continuing with respect to any series of the contingent convertible securities, the trustee will have no obligation to take any action at the direction of any holders of such series of the contingent convertible securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding contingent convertible securities of a series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the contingent convertible securities. However, this direction (a) must not be in conflict with any rule of law or the Contingent Convertible Securities Indenture and (b) must not be unjustly prejudicial to the holder(s) of such series of the contingent convertible securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within ninety (90) days of a Contingent Convertible Enforcement Event with respect to the contingent convertible securities of any series, give to each affected holder of the contingent convertible securities of the affected series notice of any Contingent Convertible Enforcement Event known to the trustee, unless the Contingent Convertible Enforcement Event has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Contingent Convertible Securities Indenture.

Limitation on Suits

Before a holder of the contingent convertible securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible securities, the following must occur:

•	The holder must give the trustee written notice that a Contingent Convertible Enforcement Event has occurred and remains uncured, specifying such default and stating that such notice is a “Notice of Default” under the Contingent Convertible Securities Indenture.

•	The holders of 25% in principal amount of all outstanding contingent convertible securities of the relevant series must make a written request that the trustee take action because of the Contingent Convertible Enforcement Event, and the holder must offer to the trustee indemnity or security satisfactory to the trustee in its sole discretion against the costs, expenses and other liabilities to be incurred in compliance with such request.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent convertible securities of the relevant series during that period.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Contingent Convertible Enforcement Event, as described below in “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Legal Ownership; Form of Securities.”

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the contingent convertible securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable Contingent Convertible Securities Indenture. However, any successor person formed by any consolidation, amalgamation or merger, or any transferee or lessee of our assets, must assume our obligations on the contingent convertible securities and the Contingent Convertible Securities Indenture, if any, and a number of other conditions must be met.

Subject to applicable law and regulation, any of our wholly owned subsidiaries may assume our obligations, if any, under the contingent convertible securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking of Contingent Convertible Securities” above) the obligations of the subsidiary under the contingent convertible securities of that series. If we do, all of our direct obligations under the contingent convertible securities of the series and the applicable Contingent Convertible Securities Indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Contingent Convertible Additional Amounts under the contingent convertible securities of the series will be payable in respect of Taxes imposed by the jurisdiction in which the successor entity is organized, rather than Taxes imposed by a U.K. Taxing Jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Contingent Convertible Additional Amounts in respect of Taxes imposed by a U.K. Taxing Jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Contingent Convertible Additional Amounts related to Taxes (subject to the exceptions set forth in “—Payment of Contingent Convertible Additional Amounts” above) imposed by a U.K. Taxing Jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the contingent convertible securities of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the official application of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations. Such substitution can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

The IRS might deem an assumption of our obligations as described above to be an exchange of the existing contingent convertible securities for new contingent convertible securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

Unless the applicable prospectus supplement provides otherwise, the contingent convertible securities and Contingent Convertible Securities Indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the Contingent Convertible Securities Indenture, the subordination provisions and any applicable provisions relating to waiver of set-off of each series of contingent convertible securities and the related provisions in the Contingent Convertible Securities Indenture will be governed by and construed in accordance with English law.

Notices

Notices regarding the contingent convertible securities will be valid:

•	with respect to global contingent convertible securities if given in accordance with the applicable procedures of the depositary for such global contingent convertible securities; or

•	if registered contingent convertible securities are affected, if given in writing and mailed to each registered holder as provided in the applicable Contingent Convertible Securities Indenture.

With respect to a global contingent convertible security representing any series of contingent convertible securities, a copy of all notices with respect to such series will be delivered to the depositary for such global contingent convertible security.

The Trustee

The Bank of New York Mellon acting through its London Branch, will be the trustee under the Contingent Convertible Securities Indenture. The trustee has two principal functions:

•	first, it can enforce a holder’s rights against us if there is a Contingent Convertible Enforcement Event under the Contingent Convertible Securities Indenture; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring contingent convertible securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The Contingent Convertible Securities Indenture provides that we irrevocably designate Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the Contingent Convertible Securities Indenture or contingent convertible securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF ORDINARY SHARES

Barclays PLC only has ordinary shares in issue which are governed by the laws of England and Wales. The shareholders of Barclays PLC passed an ordinary resolution on May 10, 2017 to increase its share capital by the creation of new shares of up to £825,000,000 in relation to any issue of securities that automatically convert into or are exchanged for ordinary shares of Barclays PLC, which authorization expires the earlier of the end of Barclays PLC’s Annual General Meeting to be held in 2018 and the close of business on June 30, 2018, unless otherwise renewed or passed pursuant to a separate resolution.

Our Articles of Association (the “Articles”) contain provisions to the following effect:

Dividends

Subject to the provisions of the Articles and applicable legislation, Barclays PLC at any general meeting may declare dividends on the ordinary shares by ordinary resolution, but such dividends may not exceed the amount recommended by the Board. The Board may also pay interim or final dividends if it appears they are justified by our financial position.

All unclaimed dividends payable in respect of any share may be invested or otherwise made use of by the Board for the benefit of Barclays PLC until claimed. If a dividend is not claimed after 12 years of it becoming payable, it is forfeited and reverts to us.

Barclays PLC operates a Scrip Dividend Programme which enables eligible shareholders to elect to receive new ordinary shares issued by Barclays PLC instead of a cash dividend.

Voting

Every member who is present in person or by proxy or represented at any general meeting of Barclays PLC, and who is entitled to vote, has one vote on a show of hands. Every proxy present has one vote, except that the proxy will have one vote for and one vote against a resolution if he/she has been instructed to vote for and against the resolution by different members or in one direction by a member while another member has permitted the proxy discretion as to how to vote. On a poll, every member who is present or represented and who is entitled to vote has one vote for every share held. In the case of joint holders, only the vote of the senior holder (as determined by order in the share register) or his proxy may be counted. If any sum payable remains unpaid in relation to a member’s shareholding, that member is not entitled to vote that share or exercise any other right in relation to a meeting of Barclays PLC unless the Board otherwise determine.

If any member, or any other person appearing to be interested in any of our ordinary shares, is served with a notice under Section 793 of the Companies Act and does not supply us with the information required in the notice, then (unless the Board otherwise decides, and subject to applicable law) (i) that member shall not be entitled to attend or vote at any meeting of Barclays PLC, and (ii) if the shares of the defaulting member represent 0.25% or more of the issued shares of the relevant class, dividends or other monies payable on those shares shall be retained by us and no transfer of those shares shall be registered (other than certain specified “excepted transfers”). These sanctions cease to have effect seven days after we have received the information requested, or when we are notified that an “excepted transfer” of all of the relevant shares to a third party has occurred, or as the Board otherwise determines.

Transfers

Ordinary shares may be held in either certificated or uncertificated form. Certificated ordinary shares shall be transferred in writing in any usual or other form approved by the Board and executed by or on behalf of the transferor. Transfers of uncertificated ordinary shares shall be made in accordance with the Companies Act and Uncertificated Securities Regulations 2001, as amended.

The Board is not bound to register a transfer of partly paid ordinary shares, or fully paid shares in exceptional circumstances approved by the United Kingdom Listing Authority. The Board may also decline to register an instrument of transfer of certificated ordinary shares unless it is duly stamped and deposited at the prescribed place and accompanied by the share certificate(s) and such other evidence as reasonably required by the Board to evidence right to transfer, it is in respect of one class of shares only, and it is in favor of a single transferee or not more than four transferees (except in the case of executors or trustees of a member).

Redemption and Purchase

Subject to applicable legislation and the rights of the other shareholders, any share may be issued on terms that it is, at our option or the holder of such share, redeemable. The directors are authorized to determine the terms, conditions and manner of redemption of any such shares under the Articles.

Calls on capital

The directors may make calls upon the members in respect of any monies unpaid on their shares. A person upon whom a call is made remains liable even if the shares in respect of which the call is made have been transferred. Interest will be chargeable on any unpaid amount called at a rate determined by the Board (of not more than 20% per annum).

If a member fails to pay any call in full (following notice from the Board that such failure will result in forfeiture of the relevant shares), such shares (including any dividends declared but not paid) may be forfeited by a resolution of the Board, and will become the property of Barclays PLC. Forfeiture shall not absolve a previous member for amounts payable by him/her (which may continue to accrue interest).

Barclays PLC also has a lien over all of our partly paid shares for all monies payable or called on that share and over the debts and liabilities of a member to Barclays PLC. If any monies which are the subject of the lien remain unpaid after a notice from the Board demanding payment, we may sell such shares.

Variation of Rights

The rights attached to any class of shares may be varied either with the consent in writing of the holders of at least 75% in nominal value of the issued shares of that class or with the sanction of special resolution passed at a separate meeting of the holders of the shares of that class.

The rights of shares shall not (unless expressly provided by the rights attached to such shares) be deemed varied by the creation of further shares ranking equally with them.

Winding Up

In the winding up of Barclays PLC (whether the liquidation is voluntary or by the court) the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of Barclays PLC, whether or not the assets consist of property of one kind or of different kinds, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, with the like sanction, shall determine. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND CONTINGENT CONVERTIBLE SECURITIES

In this section of the prospectus, the term “securities” refers to Senior Debt Securities, Dated Subordinated Debt Securities and contingent convertible securities.

Legal Ownership; Form of Securities

Street Name and Other Indirect Holders. Investors who hold securities in accounts at banks or brokers will generally not be recognized by us as legal holders of securities. This is called holding in “street name.”

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. An investor who holds securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s securities registered in the investor’s own name so the investor can be a registered holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Registered Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders.” If we issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select or in the name of a nominee for such financial institution. In addition, we require that the securities included in the global security not be transferred to the name of any other registered holder unless the special circumstances described in the section “—Special Situations When a Global Security Will Be Terminated” occur. The financial institution that acts (either directly or through its nominee) as the sole registered holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of securities will be issued only in the form of global securities.

In the remainder of this section, “holders” means registered holders and not street name or other indirect holders of securities. Indirect holders should read the subsection entitled “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders.”

Payment and Paying Agents. We will pay interest (if any) to registered holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the registered holder no longer owns the security on the interest due date. That particular day, usually about one business day in advance of the interest due date, is called the regular record date and is stated in the applicable prospectus supplement.

Unless the relevant prospectus supplement provides otherwise, we will pay interest (if any), principal and any other money due on the securities at the corporate trust office of the trustee in New York City. Holders of securities must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of securities.

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

Investors in securities that are issued only in the form of global securities should be aware that:

•	they cannot get securities registered in their own name;

•	they cannot receive physical certificates for their interests in securities;

•	they will be a street name holder and must look to their own bank or broker for payments on the securities and protection of their legal rights relating to the securities, as explained earlier under “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders”;

•	they may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in a global security transferred to their own name so that they will be registered holders. The rights of street name investors and registered holders in the securities have been described above in the sections entitled “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders; Registered Holders.”

The special situations for termination of a global security are:

•	when (x) the depositary has notified us that it is unwilling or unable to continue as depositary or (y) has ceased to be a clearing agency registered under the Exchange Act;

•	when a Senior Event of Default, a Dated Subordinated Winding-Up Event or a Contingent Convertible Winding-Up Event, as applicable, with respect to relevant global security, has occurred and is continuing; or

•	when we at our option and in our sole discretion determine that the global securities of a particular series of debt securities and/or contingent convertible securities should be exchanged for definitive Senior Debt Securities, definitive Dated Subordinated Securities and/or definitive contingent convertible securities of that series in registered form.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial registered holders.

CLEARANCE AND SETTLEMENT

The securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC, in the United States, Clearstream Banking, S.A. (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank S.A./N.V. (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•	Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•	Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•	Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•	Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•	Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

•	Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants and between Euroclear participants and participants of certain other securities settlement systems through electronic book-entry changes in accounts of such participants or through other securities intermediaries.

•	Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Certain of the managers or underwriters for an offering of securities, or other financial entities involved in such offering, may be Euroclear participants.

•	Non-participants in the Euroclear system may hold and transfer book-entry interests in the securities through accounts with a participant in the Euroclear system or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

•	Although Euroclear has agreed to the procedures provided below in order to facilitate transfers of securities among participants in the Euroclear system, and between Euroclear participants and participants of other securities settlement systems, it is under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time.

•	Investors electing to acquire any securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Securities to be acquired against payment through an account with Euroclear will be credited to the securities clearance accounts of the respective Euroclear participants in the securities processing cycle for the business day following the settlement date for value as of the settlement date, if against payment. For more information, reference should be made to the New Issues Distribution Guide.

•	Investors electing to acquire, hold or transfer securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions in securities. Euroclear will not monitor or enforce any transfer restrictions with respect to the securities offered.

•	Investors who are participants in the Euroclear system may acquire, hold or transfer interests in the securities by book-entry to accounts with Euroclear. Investors who are not participants in the Euroclear system may acquire, hold or transfer interests in the securities by book-entry to accounts with a securities intermediary who holds a book-entry interest in the securities through accounts with Euroclear.

•	Investors that acquire, hold and transfer interests in the securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the individual securities.

•

Under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit.

•	Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAX CONSIDERATIONS

U.S. Taxation of Debt Securities

This section describes the material U.S. federal income tax consequences of owning debt securities. It is the opinion of Sullivan & Cromwell LLP, our U.S. tax counsel. It applies to you only if you acquire your debt securities in an offering and you hold your debt securities as capital assets for tax purposes.

This section does not describe the material U.S. federal income tax consequences of owning contingent convertible securities and ordinary shares. The material U.S. federal income tax consequences of owning contingent convertible securities and ordinary shares will be described in the relevant prospectus supplement.

This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	a life insurance company;

•	a person that holds debt securities as part of a straddle or a hedging or conversion transaction for tax purposes;

•	a person that purchases or sells debt securities as part of a wash sale for tax purposes;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;

•	a bank; or

•	a person liable for alternative minimum tax.

This section is based on the Code, as amended, its legislative history, existing and proposed regulations, under the Code, published rulings and court decisions, all as in effect as of the date hereof, as well as on the income tax convention between the United States of America and the United Kingdom (the “Treaty”). These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes holding the debt securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the debt securities.

This section deals only with debt securities denominated in U.S. dollars that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are denominated in a currency other than the U.S. dollar (or the interest payments that are determined by reference to a currency other than the U.S. dollar) as well as the U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their issue date will be discussed in an applicable prospectus supplement. In addition, this section does not address the U.S. federal income tax consequences of owning convertible or exchangeable debt securities; the U.S. federal income tax consequences of owning convertible or exchangeable debt securities will be addressed in the applicable prospectus supplement. This section also does not address the U.S. federal income tax consequences of owning bearer securities. U.S. holders of certain bearer securities may be subject to additional, adverse U.S. federal income tax rules. Dated Subordinated Debt Securities may be subject to additional U.S. federal income tax rules which will be discussed in the relevant prospectus supplement.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of debt securities in your particular circumstances.

U.S. Holders

This subsection describes the material U.S. federal income tax consequences to a U.S. holder of owning debt securities. You are a U.S. holder if you are a beneficial owner of debt securities and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. holder, this subsection does not apply to you, and you should refer to “— Taxation of U.S. Alien Holders” below.

Under recently enacted legislation, U.S. holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt securities issued with original issue discount, for tax years beginning after December 31, 2018. U.S. holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General,” you will be taxed on any interest on your debt securities as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by us on the debt securities and original issue discount (or “OID”), if any, accrued with respect to the debt securities (as described below under “Original Issue Discount”) is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a U.S. holder. Under the foreign tax credit rules, interest and OID will generally be “passive” income for purposes of computing the foreign tax credit.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “— Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis OID if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its issue date, you must include OID in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General,” the excess over the adjusted issue price is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security;

divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies, Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. If applicable, these rules will be discussed in the relevant prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or a combination of options in the manner that minimizes the yield on your debt security; and,

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or a combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	1.5% of the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

2.	15% of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates;

2.	a single fixed rate and one or more qualified floating rates;

3.	a single objective rate; or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•	the value of any variable rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

1.	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35; or

2.	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate; and

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period you generally will determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, the interest and OID accruals are generally determined by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Market Discount

You would be treated as if you purchased your debt security, other than a short-term debt security, at a market discount and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount—General”; and

•	the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1% of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount debt security and do not make this election, you would generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount debt security would accrue on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it would apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also “Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be your cost of your debt security adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent described above under “Original Issue Discount—Short-Term Debt Securities” or “Market Discount”.

Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the holder has a holding period of greater than one year. The deductibility of capital losses is subject to limitations. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Other Debt Securities

The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any reference asset, debt securities that are denominated in a currency other than the U.S. dollar, debt securities that are convertible into ordinary shares of Barclays PLC and other debt securities that are subject to the rules governing contingent payment obligations. Any prospectus supplement discussing the U.S. federal income tax rules with respect to debt securities that are convertible into ordinary shares of Barclays PLC will also discuss the U.S. federal income tax rules with respect to such ordinary shares.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

U.S. Alien Holders

This subsection describes the tax consequences to a U.S. alien holder of owning and disposing of debt securities. You are a U.S. alien holder if you are a beneficial owner of a debt security and you are, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a debt security.

If you are a U.S. holder, this subsection does not apply to you.

Interest on Debt Securities. If you are a U.S. alien holder, subject to the discussion of backup withholding below, interest paid to you with respect to debt securities will not be subject to U.S. federal income tax unless the interest is “effectively connected” with your conduct of a trade or business within the United States (or is treated as such), and, if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, the interest is attributable to a permanent establishment that you maintain in the United States. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate U.S. alien holder, “effectively connected” interest may, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30% or a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of the Debt Securities. If you are a U.S. alien holder, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of your debt security unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, is attributable to a permanent establishment that you maintain in the United States; or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

If you are a corporate U.S. alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. The debt securities may be subject to these rules. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the debt securities.

Foreign Account Tax Compliance Withholding

A 30% withholding tax may be imposed on all or some of the payments on the debt securities after December 31, 2018 to holders and non-U.S. financial institutions receiving payments on behalf of holders that, in each case, fail to comply with information reporting, certification and related requirements. Under current guidance, the amount to be withheld is not defined, and it is not yet clear whether or to what extent payments on the debt securities may be subject to this withholding tax. This withholding tax, if it applies, could apply to any payment made with respect to the debt securities, including payments of both principal and interest. Moreover, withholding may be imposed at any point in a chain of payments if a non-U.S. payee fails to comply with U.S. information reporting, certification and related requirements. Accordingly, debt securities held through a non-compliant institution may be subject to withholding even if the holder otherwise would not be subject to withholding.

Unless otherwise specified in the relevant prospectus supplement, such withholding will not apply to debt securities with an issue date on or before six months after the date when final regulations defining “foreign passthru payments” are published by the U.S. Treasury Department.

If such withholding is required, Barclays PLC will not be required to pay any additional amounts with respect to any such amounts withheld. A beneficial owner of debt securities that is not a foreign financial institution generally will be entitled to a refund of any such amounts withheld, but this may entail significant administrative burden. U.S. holders and U.S. alien holders are urged to consult their tax advisers regarding the application of such withholding tax to their ownership of the debt securities.

Information Reporting and Backup Withholding

If you are a noncorporate U.S. holder, information reporting requirements, on IRS Form 1099, generally would apply to payments of principal and interest, and the accrual of OID on a debt security within the United States, and the payment of proceeds to you from the sale of a debt security effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a U.S. alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-U.S. payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a debt security effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

United Kingdom Taxation of Senior Debt Securities

Introduction

The following is a summary of the United Kingdom withholding and other tax considerations at the date hereof with respect to the acquisition, ownership and disposition of the Senior Debt Securities by persons who are the absolute beneficial owners of their Senior Debt Securities and who are neither (a) resident in the United Kingdom for United Kingdom tax purposes nor (b) hold the Securities in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. This summary relates only to the position of persons who are absolute beneficial owners of the Senior Debt Securities and may not apply to certain classes of persons, such as dealers in securities.

The summary is based on current law and the practice of Her Majesty’s Revenue and Customs (“HMRC”) which may be subject to change, sometimes with retrospective effect.

The following is a general guide for information purposes and should be treated with appropriate caution. It is not intended as tax advice and it does not purport to describe all of the tax considerations that may be relevant to a prospective purchaser. If you are in any doubt as to your tax position you should consult professional advisers. You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of the Senior Debt Securities in your particular circumstances, including the applicability and effect of the Treaty. You should be aware that the particular terms of any particular series of Senior Debt Securities as specified in the applicable prospectus supplement may affect the tax treatment of those Senior Debt Securities.

This summary assumes that the Senior Debt Securities will not be issued or transferred to any depositary receipt system.

Payments of Interest

Where interest on the Senior Debt Securities has a United Kingdom source for United Kingdom tax purposes, Senior Debt Securities that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the Income Tax Act 2007 (the “ITA”), provided they are and continue to be listed on a “recognized stock exchange” within the meaning of Section 1005 of the ITA. The NYSE is a “recognized stock exchange” for these purposes and accordingly the Senior Debt Securities will constitute quoted Eurobonds provided that they are and continue to be listed officially in the United States and are admitted to trading on the main market of the NYSE. Accordingly, payments of interest on the Senior Debt Securities made by us or any paying agent (or received by any collecting agent) may be made (or received, as the case may be) without withholding or deduction for or on account of United Kingdom income tax provided the Senior Debt Securities are listed on a “recognized stock exchange” at the time the interest is paid.

In all cases falling outside the above exemption, interest on the Senior Debt Securities may fall to be paid under deduction of United Kingdom income tax at the basic rate (currently 20%). However, such withholding or deduction will not apply if the relevant interest is paid on Senior Debt Securities with a maturity of less than one year from the date of issuance and which are not issued under a scheme of arrangements the effect or intention of which is, to render such Senior Debt Securities part of a borrowing with a total term of a year or more.

Where interest has been paid under deduction of United Kingdom income tax, holders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

Payments made in respect of the Senior Debt Securities may be subject to United Kingdom tax by direct assessment even where such payments are paid without withholding or deduction. However, as regards a holder of Senior Debt Securities who is not resident in the United Kingdom for United Kingdom tax purposes, payments made in respect of the Senior Debt Securities without withholding or deduction will generally not be subject to United Kingdom tax provided that the relevant holder does not carry on a trade, profession or vocation in the United Kingdom through a branch or agency or (in the case of a company) carry on a trade or business in the United Kingdom through any permanent establishment in the United Kingdom in each case in connection with which the interest is received or to which the Senior Debt Securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) United Kingdom tax may be levied on the United Kingdom branch or agency, or permanent establishment.

The references to “interest” above mean “interest” as understood in United Kingdom tax law. The statements above do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the Senior Debt Securities or any related documentation. Holders should seek their own professional advice as regards the withholding tax treatment of any payment on the Senior Debt Securities which does not constitute “interest” or “principal” as those terms are understood in United Kingdom tax law. Where a payment on a security does not constitute (or is not treated as) interest for United Kingdom tax purposes, and the payment has a United Kingdom source, it would potentially be subject to United Kingdom withholding tax if, for example, it constitutes (or is treated as) an annual payment or a manufactured payment for United Kingdom tax purposes (which will be determined by, amongst other things, the terms and conditions specified by the particular terms of a particular series of Senior Debt Securities). In such a case, the payment may fall to be made under deduction of United Kingdom tax (the rate of withholding depending on the nature of the payment), subject to such relief as may be available.

Where Senior Debt Securities are issued at an issue price of less than 100 per cent of their principal amount, any discount element on any such Senior Debt Securities will not generally be subject to any United Kingdom withholding tax pursuant to the provisions mentioned above.

The above description of the United Kingdom withholding tax position assumes that there will be no substitution of an issuer and does not consider the tax consequences of any such substitution.

Disposal (Including Redemption)

A holder of Senior Debt Securities who is not resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of the Senior Debt Securities, any gain accrued in respect of the Senior Debt Securities or any change in the value of the Senior Debt Securities unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the Senior Debt Securities were used in or for the purposes of this trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment.

Where Senior Debt Securities are to be, or may fall to be, redeemed at a premium, as opposed to being issued at a discount, then any such element of premium may constitute a payment of interest. Payments of interest are subject to United Kingdom withholding tax as outlined above.

Inheritance tax

Where the Senior Debt Securities are not situate in the United Kingdom, beneficial owners of such Senior Debt Securities who are individuals not domiciled in the United Kingdom will not be subject to United Kingdom inheritance tax in respect of the Senior Debt Securities. “Domicile” usually has an extended meaning in respect of United Kingdom inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for a certain period of time will be regarded as domiciled in the United Kingdom.

Where the Senior Debt Securities are situate in the United Kingdom, beneficial owners of such Senior Debt Securities who are individuals may be subject to United Kingdom inheritance tax in respect of such Senior Debt Securities on the death of the individual or, in some circumstances, if the Senior Debt Securities are the subject of a gift, including a transfer at less than full market value, by that individual. United Kingdom inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor. Subject to limited exclusions, gifts to settlements (which would include, very broadly, private trust arrangements) or to companies may give rise to an immediate United Kingdom inheritance tax charge. Senior Debt Securities held in settlements may also be subject to United Kingdom inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for United Kingdom inheritance tax purposes.

Exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the double tax convention between the United Kingdom and the U.S. on taxes on estates, gifts and inheritance (the “Estate Tax Treaty”) made between the United Kingdom and the United States.

Generally under United Kingdom domestic law a registered security is situate where it is registered and a bearer security is situate where the bearer security is located. However, this is subject to provisions of any applicable double tax treaty. You should consult professional advisers if you are in any doubt as to your liability to United Kingdom inheritance tax.

Stamp Duty

Issue of securities

No United Kingdom stamp duty will generally be payable on the issue of Senior Debt Securities provided that, in the case of bearer Senior Debt Securities, a statutory exemption applies, such as the exemption for the Senior Debt Securities which constitute “loan capital” for the purposes of section 78(7) of the Finance Act 1986 (see below) or which are denominated in a currency other than sterling.

Transfers of securities

No liability for United Kingdom stamp duty will arise on a transfer of, or an agreement to transfer, full legal and beneficial ownership of the Senior Debt Securities, provided that the Senior Debt Securities constitute “exempt loan capital.” Broadly, “exempt loan capital” is “loan capital” for the purposes of section 78(7) of the Finance Act 1986 which does not carry or (in the case of (ii), (iii) and (iv) below) has not at any time prior to the relevant transfer or agreement carried any of the following rights:

(i) a right of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description;

(ii) a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital;

(iii) a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property; or

(iv) a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the FCA.

Even if a security does not constitute exempt loan capital (a “Non-Exempt Security”), no United Kingdom stamp duty will arise on transfer of the security if the security is held within a clearing system and the transfer is effected by electronic means, without executing any written transfer of, or written agreement to transfer, the security.

Where a Non-Exempt Security is transferred by means of a written instrument, or a written agreement is entered into to transfer an interest in the security where such interest falls short of full legal and beneficial ownership of the security, the relevant instrument or agreement may be liable to United Kingdom stamp duty (at the rate of 0.5% of the consideration, rounded up if necessary to the nearest multiple of £5). If the relevant instrument or agreement is executed and retained outside the United Kingdom at all times, no United Kingdom stamp duty should, in practice, need to be paid on such document.

However, in the event that the relevant document is executed in or brought into the United Kingdom for any purpose, then United Kingdom stamp duty may be payable. Interest may also be payable on the amount of such stamp duty, unless the document is duly stamped within thirty (30) days after the day on which it was executed. Penalties for late stamping may also be payable on the stamping of such document (in addition to interest) unless the document is duly stamped within thirty (30) days after the day on which it was executed or, if the instrument was executed outside the United Kingdom, within thirty (30) days of it first being brought into the United Kingdom.

However, no United Kingdom stamp duty will be payable on any such written transfer, or written agreement to transfer, if the amount or value of the consideration for the transfer is £1,000 or under, and the document contains a statement that the transfer does not form part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds £1,000.

In addition to the above, if a Non-Exempt Security is in registered form, and the security is transferred, or agreed to be transferred, to a clearance service provider or its nominee, United Kingdom stamp duty may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant security, rounded up if necessary to the nearest multiple of £5) on any document effecting, or containing an agreement to effect, such a transfer (although see below, under “—Court of Justice of the European Union Decision”).

If a document is subject to stamp duty, it may not be produced in civil proceedings in the United Kingdom, and may not be available for any other purpose in the United Kingdom, until the United Kingdom stamp duty (and any interest and penalties for late stamping) have been paid.

Redemption of securities

No United Kingdom stamp duty will generally be payable on the redemption of the Senior Debt Securities, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

Stamp Duty Reserve Tax

Issue of securities

No United Kingdom stamp duty reserve tax will be payable on the issue of the Senior Debt Securities unless the Senior Debt Securities are issued directly to the provider of a clearance service or its nominee. In that case, United Kingdom stamp duty reserve tax may be chargeable at the rate of 1.5% of the issue price of the Senior Debt Securities (although see below, under “—Court of Justice of the European Union Decision”). This charge may arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the Senior Debt Securities. A statutory exemption from the charge will be available:

(i) if the securities constitute “exempt loan capital”; or

(ii) for certain bearer securities provided certain conditions are satisfied.

If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Transfers of securities

No United Kingdom stamp duty reserve tax will be chargeable on the transfer of, or on an agreement to transfer, full legal and beneficial ownership of a security which constitutes “exempt loan capital.”

If a Senior Debt Security is a “Non-Exempt Security,” United Kingdom stamp duty reserve tax (at the rate of 0.5% of the consideration) may be chargeable on an unconditional agreement to transfer the Senior Debt. An exemption from the charge is available for certain securities in bearer form, provided certain conditions are satisfied. In addition, an exemption from the charge will be available if the Senior Debt Securities are held within a clearance service, provided the clearance service has not made an election pursuant to section 97A of the Finance Act 1986 which applies to the relevant Senior Debt Securities.

Any liability to United Kingdom stamp duty reserve tax which arises on such an agreement may be removed if a transfer is executed pursuant to the agreement and either no United Kingdom stamp duty is chargeable on that transfer or the transfer is duly stamped within the prescribed time limits. Where United Kingdom stamp duty reserve tax arises, subject to certain exceptions, it is normally the liability of the purchaser or transferee of the Senior Debt Securities. In addition to the above, stamp duty reserve tax may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant security) on the transfer of a

Non-Exempt Security to the provider of a clearance service or its nominee (although see below, under “—Court of Justice of the European Union Decision”). This charge will arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant Senior Debt Securities. If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Redemption of securities

No United Kingdom stamp duty reserve tax will generally be payable on the redemption of the Senior Debt Securities, provided no issuance or transfer of shares or other securities is effected upon or in connection with such redemption.

Court of Justice of the European Union Decision

The Court of Justice of the European Union (“CJEU”) gave its decision in the case of HSBC Holdings plc, Vidacos Nominees Ltd v. The Commissioners of Her Majesty’s Revenue & Customs (Case C – 596/07) on October 1, 2009. In summary, it stated that the 1.5% charge to United Kingdom stamp duty reserve tax on the issuance of shares to a clearance service is incompatible with the Council Directive 69/335/EEC(the “EC Capital Duty Directive”).

On April 27, 2012, following the decision of the First Tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v. The Commissioners for Her Majesty’s Revenue & Customs [2012] UKFTT 163 (TC), HMRC announced that the 1.5% stamp duty reserve tax charge is no longer applicable to the issuance of United Kingdom shares and securities to clearance services or depositary receipt systems anywhere in the world.

The CJEU made no express comment with respect to the compatibility with EC law of the 1.5% United Kingdom stamp duty reserve tax charge on the transfer of existing securities to (as opposed to issuance of new securities into) a clearance system. The position, in this regard, is therefore unclear, although HMRC’s view is that both the 1.5% United Kingdom stamp duty and depositary receipt systems charges continue to apply to the transfer of shares and securities to clearance services that are not an integral part of an issuance of share capital.

HMRC have also stated in an earlier press release that the U.K. Government’s policy position remains that transactions involving United Kingdom shares should bear their fair share of tax and that they are considering further changes to the United Kingdom stamp duty reserve tax regime in the light of this decision. Such changes may affect any aspects of the stamp duty and stamp duty reserve tax regimes but the 1.5% charges to United Kingdom stamp duty and stamp duty reserve tax referred to in this disclosure would seem particularly likely to be affected.

On November 22, 2017 the U.K. Government in the Autumn Budget announced that it does not propose to reintroduce the 1.5% charge following the U.K.’s exit from the EU; accordingly any changes to the stamp duty reserve tax regime described here in relation to the 1.5% seem unlikely.

Specific professional advice should be sought before paying the 1.5% United Kingdom stamp duty reserve tax charge in any circumstances.

United Kingdom Taxation of Dated Subordinated Debt Securities

Introduction

The following is a summary of the United Kingdom withholding and other tax considerations at the date hereof with respect to the acquisition, ownership and disposition of the Dated Subordinated Debt Securities by persons who are the absolute beneficial owners of their Dated Subordinated Debt Securities and who are neither (a) resident in the United Kingdom for United Kingdom tax purposes nor (b) hold the Dated Subordinated Debt Securities in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. This summary relates only to the position of persons who are absolute beneficial owners of the Dated Subordinated Debt Securities and may not apply to certain classes of persons, such as dealers in securities.

The summary is based on current law and the practice of HMRC which may be subject to change, sometimes with retrospective effect.

The following is a general guide for information purposes and should be treated with appropriate caution. It is not intended as tax advice and it does not purport to describe all of the tax considerations that may be relevant to a prospective purchaser. If you are in any doubt as to your tax position you should consult professional advisers. You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of the Dated Subordinated Debt Securities in your particular circumstances, including the applicability and effect of the Treaty. You should be aware that the particular terms of any particular series of Dated Subordinated Debt Securities as specified in the applicable prospectus supplement may affect the tax treatment of those Dated Subordinated Debt Securities.

This summary assumes that the Dated Subordinated Debt Securities will not be issued or transferred to any depositary receipt system.

Payments of Interest

Where interest on the Dated Subordinated Debt Securities has a United Kingdom source for United Kingdom tax purposes, Dated Subordinated Debt Securities that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the ITA, provided they are and continue to be listed on a “recognized stock exchange” within the meaning of Section 1005 of the ITA. The NYSE is a “recognized stock exchange” for these purposes. The Dated Subordinated Debt Securities will be treated as listed on the NYSE if they are officially listed in the United States in accordance with the provisions corresponding to those generally applicable in the European Economic Area (“EEA”) states and are admitted to trading on the main market of the NYSE. Accordingly, payments of interest on the Dated Subordinated Debt Securities made by us or any paying agent (or received by any collecting agent) may be made (or received, as the case may be) without withholding or deduction for or on account of United Kingdom income tax provided the relevant Dated Subordinated Debt Securities are listed on a “recognized stock exchange” at the time the interest is paid.

Interest on the Dated Subordinated Debt Securities may be paid without withholding or deduction for or on account of United Kingdom income tax if the relevant Dated Subordinated Debt Securities constitute “regulatory capital securities” for the purposes of the Taxation of Regulatory Capital Securities Regulations 2013 (SI 2013/3209) (the “2013 Regulations”) and there are no arrangements, the main purpose, or one of the main purposes, of which is to obtain a tax advantage for any person as a result of the application of the 2013 Regulations in respect of the relevant Dated Subordinated Debt Securities. A Dated Subordinated Debt Security will constitute “regulatory capital security” for the purposes of the 2013 Regulations if the relevant security qualifies, or has qualified, as a Tier 2 instrument under Article 63 of the Commission Regulation (EU) No. 575/2013 and forms, or formed, a component of Tier 2 capital for the purposes of Commission Regulation (EU) No 575/2013.

In all cases falling outside the exemptions described above, interest on the Dated Subordinated Debt Securities may fall to be paid under deduction of United Kingdom income tax at the basic rate (currently 20%).

Where interest has been paid under deduction of United Kingdom income tax, holders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

Payments made in respect of the Dated Subordinated Debt Securities may be subject to United Kingdom tax by direct assessment even where such payments are paid without withholding or deduction. However, as regards a holder of Dated Subordinated Debt Securities who is not resident in the United Kingdom for United Kingdom tax purposes, payments made in respect of the Dated Subordinated Debt Securities without withholding or deduction will generally not be subject to United Kingdom tax provided that the relevant holder does not carry on a trade, profession or vocation in the United Kingdom through a branch or agency or (in the case of a company) carry on a trade or business in the United Kingdom through any permanent establishment in the United Kingdom in each case in connection with which the interest is received or to which the relevant Dated Subordinated Debt Securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) United Kingdom tax may be levied on the United Kingdom branch or agency, or permanent establishment.

The references to “interest” above mean “interest” as understood in United Kingdom tax law. The statements above do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the Dated Subordinated Debt Securities or any related documentation. Holders should seek their own professional advice as regards the withholding tax treatment of any payment on the Dated Subordinated Debt Securities which does not constitute “interest” or “principal” as those terms are understood in United Kingdom tax law. Where a payment on a security does not constitute (or is not treated as) interest for United Kingdom tax purposes, and the payment has a United Kingdom source, it would potentially be subject to United Kingdom withholding tax if, for example, it constitutes (or is treated as) an annual payment or a manufactured payment for United Kingdom tax purposes (which will be determined by, amongst other things, the terms and conditions specified by the particular terms of the particular series of Dated Subordinated Debt Securities). In such a case, the payment may fall to be made under deduction of United Kingdom tax (the rate of withholding depending on the nature of the payment), subject to such relief as may be available.

Where Dated Subordinated Debt Securities are issued at an issue price of less than 100% of their principal amount, any discount element on any such Dated Subordinated Debt Securities will not generally be subject to any United Kingdom withholding tax pursuant to the provisions mentioned above.

The above description of the United Kingdom withholding tax position assumes that there will be no substitution of an issuer and does not consider the tax consequences of any such substitution.

Disposal (Including Redemption)

A holder of Dated Subordinated Debt Securities who is not resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of the Dated Subordinated Debt Securities, any gain accrued in respect of the Dated Subordinated Debt Securities or any change in the value of the Dated Subordinated Debt Securities unless the holder carries on a trade, profession or vocation in the United

Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the Dated Subordinated Debt Securities were used in or for the purposes of this trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment.

Where Dated Subordinated Debt Securities are to be, or may fall to be, redeemed at a premium, as opposed to being issued at a discount, then any such element of premium may constitute a payment of interest. Payments of interest are subject to United Kingdom withholding tax as outlined above.

Inheritance tax

Where the Dated Subordinated Debt Securities are not situated in the United Kingdom, beneficial owners of such Dated Subordinated Debt Securities who are individuals not domiciled in the United Kingdom will not be subject to United Kingdom inheritance tax in respect of the relevant Dated Subordinated Debt Securities. “Domicile” usually has an extended meaning in respect of United Kingdom inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for a certain period of time will be regarded as domiciled in the United Kingdom.

Where the Dated Subordinated Debt Securities are situate in the United Kingdom, beneficial owners of such Dated Subordinated Debt Securities who are individuals may be subject to United Kingdom inheritance tax in respect of such Dated Subordinated Debt Securities on the death of the individual or, in some circumstances, if the Dated Subordinated Debt Securities are the subject of a gift, including a transfer at less than full market value, by that individual. United Kingdom inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor. Subject to limited exclusions, gifts to settlements (which would include, very broadly, private trust arrangements) or to companies may give rise to an immediate United Kingdom inheritance tax charge. Dated Subordinated Debt Securities held in settlements may also be subject to United Kingdom inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for United Kingdom inheritance tax purposes.

Exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the Estate Tax Treaty made between the United Kingdom and the United States.

Generally under United Kingdom domestic law a registered security is situate where it is registered and a bearer security is situate where the bearer security is located. However, this is subject to provisions of any applicable double tax treaty. You should consult professional advisers if you are in any doubt as to your liability to United Kingdom inheritance tax.

Stamp Duty and Stamp Duty Reserve Tax

Issue and transfer of securities

No liability to United Kingdom stamp duty or stamp duty reserve tax will arise on the issue or transfer of Dated Subordinated Debt Securities provided that the relevant Dated Subordinated Debt Securities are “regulatory capital securities” for the purposes of the 2013 Regulations and there are no arrangements, the main purpose, or one of the main purposes, of which is to obtain a tax advantage as a result of the application of the 2013 Regulations in respect of the relevant Dated Subordinated Debt Securities.

Redemption of securities

No United Kingdom stamp duty will generally be payable on the redemption of the Dated Subordinated Debt Securities, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

Court of Justice of the European Union Decision

The CJEU gave its decision in the case of HSBC Holdings plc, Vidacos Nominees Ltd v. The Commissioners of Her Majesty’s Revenue & Customs (Case C – 596/07) on October 1, 2009. In summary, it stated that the 1.5% charge to United Kingdom stamp duty reserve tax on the issuance of shares to a clearance service is incompatible with the EC Capital Duty Directive.

On April 27, 2012, following the decision of the First Tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v. The Commissioners for Her Majesty’s Revenue & Customs [2012] UKFTT 163 (TC), HMRC announced that the 1.5% stamp duty reserve tax charge is no longer applicable to the issuance of United Kingdom shares and securities to clearance services or depositary receipt systems anywhere in the world.

The CJEU made no express comment with respect to the compatibility with EC law of the 1.5% United Kingdom stamp duty reserve tax charge on the transfer of existing securities to (as opposed to issuance of new securities into) a clearance system. The position, in this regard, is therefore unclear, although HMRC’s view is that both the 1.5% United Kingdom stamp duty and depositary receipt systems charges continue to apply to the transfer of shares and securities to clearance services that are not an integral part of an issuance of share capital.

HMRC have also stated in an earlier press release that the U.K. Government’s policy position remains that transactions involving United Kingdom shares should bear their fair share of tax and that they are considering further changes to the United Kingdom stamp duty reserve tax regime in the light of this decision. Such changes may affect any aspects of the stamp duty and stamp duty reserve tax regimes but the 1.5% charges to United Kingdom stamp duty and stamp duty reserve tax referred to in this disclosure would seem particularly likely to be affected.

On November 22, 2017 the U.K. Government in the Autumn Budget announced that it does not propose to reintroduce the 1.5% charge following the U.K.’s exit from the EU; accordingly any changes to the stamp duty reserve tax regime described here in relation to the 1.5% seem unlikely.

Specific professional advice should be sought before paying the 1.5% United Kingdom stamp duty reserve tax charge in any circumstances.

United Kingdom Taxation of Contingent Convertible Securities

Certain United Kingdom taxation considerations with respect to contingent convertible securities will be described in the relevant prospectus supplement.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

Each fiduciary of a pension, profit-sharing or other employee benefit plan (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans subject to Section 4975 of the Code (also “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless relief is available under an applicable statutory or administrative exemption. Employee benefit plans and arrangements that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other regulations, rules or laws (“Similar Laws”).

Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. and certain of their affiliates, among others, may each be considered a party in interest or a disqualified person with respect to many Plans. The acquisition or holding of the securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. or certain of their affiliates is or becomes a party in interest or disqualified person may constitute or result in prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired and held pursuant to an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are:

(1)	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

(2)	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

(3)	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

(4)	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

(5)	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the acquisition and disposition of the securities, provided that neither Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. nor any of their affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any of the above exemptions (or any other exemption) will be satisfied.

Because of the foregoing, the securities should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding of the securities that it either (i) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing those securities on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (ii) any such purchase or holding, will not result in a non-exempt prohibited transaction under the rules described above or a violation of any applicable Similar Laws. Further, any person acquiring or holding the securities on behalf of any Plan or with any plan assets shall be deemed to represent on behalf of itself and such Plan that (x) the Plan is paying no more than, and is receiving no less than, adequate consideration within the meaning of Section 408(b)(17) of ERISA in connection with the transaction or any redemption of the securities, (y) neither Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. or any placement agent, nor any of their affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice or otherwise acts in a fiduciary capacity with respect to the assets of the Plan within the meaning of ERISA and (z) in making the foregoing representations and warranties, such person has applied sound business principles in determining whether fair market value will be paid, and has made such determination acting in good faith.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption, or any other applicable exemption, or the potential consequences of any purchase or holding under applicable Similar Laws.

Purchasers of the securities have exclusive responsibility for ensuring that their acquisition and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any security to a Plan or a Non-ERISA Arrangement is in no respect a representation by Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. or any of their affiliates that the investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that the investment is appropriate for a Plan or a Non-ERISA Arrangement generally or any particular Plan or Non-ERISA Arrangement.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

The applicable prospectus supplement and pricing supplement may contain a further discussion of ERISA and Similar Laws.

PLAN OF DISTRIBUTION

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, on terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable prospectus supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the amount of securities any underwriters will subscribe for;

•	any applicable underwriting commissions or discounts, which shall be no more than 3% of the proceeds from the offering; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement provides otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied, the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable prospectus supplement provides otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable prospectus supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription for particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, or be affiliates of Barclays PLC in the ordinary course of business.

Barclays Capital Inc. is an affiliate of Barclays PLC and may participate in one or more offerings of our securities. Rule 5121 of the consolidated rulebook of the Financial Industry Regulatory Authority (“FINRA”) (or any successor rule thereto) (“Rule 5121”) imposes certain requirements when a FINRA member, such as Barclays Capital Inc., distributes an affiliated company’s securities, such as our securities, thus being in “conflict of interest” within the meaning of Rule 5121. Barclays Capital Inc. has advised us that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 5121. Pursuant to Rule 5121, Barclays Capital Inc. is not permitted to confirm initial issues to accounts over which it exercises discretionary authority without the prior written approval of the account holder.

Selling Restrictions

Selling Restrictions Addressing United Kingdom Securities Laws

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will confirm and agree that:

•	in relation to any debt securities having a maturity of less than one year:

(i)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and

(ii)	it has not offered or sold and will not offer or sell any debt securities other than to persons:

(A)	whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or

(B)	who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses,

where the issue of the debt securities would otherwise constitute a contravention of Section 19 of the FSMA by us;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities or any investments representing securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities, or any investments representing securities in, from or otherwise involving the United Kingdom.

Prohibition of Sales to EEA Retail Investors

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will represent, warrant and agree that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available any securities to any retail investor in the European Economic Area. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

•	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

•	a customer within the meaning of Directive 2002/92/EC (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

•	not a qualified investor as defined in the Prospectus Directive (as defined below); and

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Public Offer Selling Restriction Under The Prospectus Directive

If the relevant agreement between us and the underwriters, dealers and/or agents in connection with an offering of securities or any investments representing securities of any series specifies that the restriction set out under “Prohibition of Sales to EEA Retail Investors” above does not apply, and unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities of any series and subject to the terms specified in the agreement, in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will represent, warrant and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “relevant implementation date”) it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the prospectus supplement in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the relevant implementation date, make an offer of the securities to the public in that Relevant Member State:

•	Qualified investors: at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	Fewer than 150 offerees: at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by Barclays PLC for any such offer; or

•	Other exempt offers: at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in the bullet points above shall require us or any underwriter, dealer and/or agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

The expression “an offer of any securities or any investments representing securities to the public” in relation to such securities or investments in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe the securities or investments, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Market-Making Resales

This prospectus may be used by an affiliate of Barclays PLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, such affiliate may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The indeterminate aggregate initial offering price relates to the initial offering of the securities described in the prospectus supplement. This amount does not relate to securities sold in market-making transactions.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are an English public limited company. A majority of our directors and executive officers and a number of the experts named in this document are non-residents of the United States. All or a substantial portion of the assets of those persons are located outside the United States. Most of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon those persons or to enforce against them judgments of U.S. courts based upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Clifford Chance LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file, jointly with Barclays Bank PLC, reports and other information with the SEC.

The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. You may also inspect and copy reports and other information that we file with the SEC at the public reference facilities maintained at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. In addition, you may inspect and copy that material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed.

We will furnish to the trustee referred to under “Description of Debt Securities” and “Description of Contingent Convertible Securities” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS. We will also furnish to the trustee interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. We will furnish to the trustee all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

FURTHER INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. You can access the registration statement together with exhibits on the internet site maintained by the SEC at http://www.sec.gov or inspect these documents at the offices of the SEC in order to obtain that additional information about us and about the securities offered with this prospectus.

VALIDITY OF SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities or contingent convertible securities, the validity of such securities under New York law may be passed upon for us by our U.S. counsel, Sullivan & Cromwell LLP. If stated in the prospectus supplement applicable to a specific issuance of debt securities, contingent convertible securities or ordinary shares (including the ordinary shares into which such contingent convertible securities may under certain circumstances convert), the validity of such securities under English law may be passed upon by our English solicitors, Clifford Chance LLP. Sullivan & Cromwell LLP may rely on the opinion of Clifford Chance LLP as to all matters of English law and Clifford Chance LLP may rely on the opinion of Sullivan & Cromwell LLP as to all matters of New York law. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities, contingent convertible securities or ordinary shares (including the ordinary shares into which such contingent convertible securities may under certain circumstances convert) may be passed upon for the underwriters by United States and English counsel for the underwriters specified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Barclays PLC for the year ended December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Barclays PLC, incorporated in this Prospectus by reference to the joint Annual Report on Form 20-F of Barclays PLC and Barclays Bank PLC for the year ended December 31, 2017, have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Barclays PLC as of December 31, 2016 and for the years ended December 31, 2016 and December 31, 2015, incorporated in this Prospectus by reference to the joint Annual Report on Form 20-F of Barclays PLC and Barclays Bank PLC for the year ended December 31, 2017 filed with the SEC on February 22, 2018, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of $1,000,000,000 of securities registered under this registration statement:

Securities and Exchange Commission registration fee	$124,500
Printing expenses	15,000
Legal fees and expenses	120,000
Accountants’ fees and expenses	95,000
Trustee fees and expenses	15,000
Miscellaneous	15,000

Total	$384,500

$                     % Fixed-to-Floating Rate Senior Notes due 20

$                     % Fixed-to-Floating Rate Senior Notes due 20

$             Floating Rate Senior Notes due 20

Barclays PLC

Prospectus Supplement

                , 2018

(to Prospectus dated April 6, 2018)

Global Coordinator

Barclays